EXHIBIT 4.1









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                   MID-STATE CAPITAL CORPORATION 2004-1 TRUST

                                     Issuer

                                       and

                              THE BANK OF NEW YORK

                                Indenture Trustee

                                    INDENTURE

                               Dated July 15, 2004

                                   Relating to

                 $180,251,000 6.005% Asset-Backed Notes, Class A

                $48,282,000 6.497% Asset-Backed Notes, Class M-1

                $34,602,000 8.114% Asset-Backed Notes, Class M-2

                 $31,383,000 8.900% Asset-Backed Notes, Class B

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                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01   General Definitions.........................................

                                   ARTICLE II

                                    THE NOTES

SECTION 2.01   Forms Generally.............................................
SECTION 2.02   Forms of Notes and Certificate of Authentication............
SECTION 2.03   Notes; General Provisions with Respect to Principal and
                  Interest Payments........................................
SECTION 2.04   Denominations...............................................
SECTION 2.05   Execution, Authentication, Delivery and Dating..............
SECTION 2.06   Temporary Notes.............................................
SECTION 2.07   Registration, Registration of Transfer and Exchange.........
SECTION 2.08   Mutilated, Destroyed, Lost or Stolen Notes..................
SECTION 2.09   Payments of Principal and Interest..........................
SECTION 2.10   Persons Deemed Owners.......................................
SECTION 2.11   Cancellation................................................
SECTION 2.12   Authentication and Delivery of Notes........................
SECTION 2.13   Tax Treatment...............................................

                                   ARTICLE III

                    COVENANTS; REPRESENTATIONS AND WARRANTIES

SECTION 3.01   Payment of Notes............................................
SECTION 3.02   Maintenance of Office or Agency.............................
SECTION 3.03   Money for Note Payments to Be Held in Trust.................
SECTION 3.04   Existence of Issuer.........................................
SECTION 3.05   Protection of Trust Estate..................................
SECTION 3.06   Opinions as to Trust Estate.................................
SECTION 3.07   Performance of Obligations; Servicing Agreement.............
SECTION 3.08   Negative Covenants..........................................
SECTION 3.09   Annual Statement as to Compliance...........................
SECTION 3.10   Recording of Assignments....................................
SECTION 3.11   Representations and Warranties Concerning the Mortgage
                  Assets...................................................
SECTION 3.12   Review of Mortgage Asset Documents..........................
SECTION 3.13   Trust Estate; Mortgage Asset Documents......................
SECTION 3.14   Amendments to Servicing Agreement...........................
SECTION 3.15   Servicer as Agent and Bailee of Indenture Trustee...........
SECTION 3.16   Investment Company Act......................................
SECTION 3.17   Business Activity...........................................
SECTION 3.18   Liability of Owner Trustee..................................
SECTION 3.19   Exculpation of the Indenture Trustee........................
SECTION 3.20   Owner Trustee Agrees Not to File for Bankruptcy of the
                  Issuer...................................................
SECTION 3.21   Reports to the Commission...................................
SECTION 3.22   Representations and Warranties Regarding the Trust
                  Estate...................................................

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 4.01   Satisfaction and Discharge of Indenture.....................
SECTION 4.02   Application of Trust Money..................................

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

SECTION 5.01   Event of Default............................................
SECTION 5.02   Acceleration of Maturity; Rescission and Annulment..........
SECTION 5.03   Collection of Indebtedness and Suits for Enforcement by
                  Indenture Trustee........................................
SECTION 5.04   Remedies....................................................
SECTION 5.05   Optional Preservation of Trust Estate.......................
SECTION 5.06   Indenture Trustee May File Proofs of Claim..................
SECTION 5.07   Indenture Trustee May Enforce Claims Without Possession
                  of Notes.................................................
SECTION 5.08   Application of Money Collected..............................
SECTION 5.09   Limitation on Suits.........................................
SECTION 5.10   Unconditional Rights of Noteholders to Receive Principal
                  and Interest.............................................
SECTION 5.11   Restoration of Rights and Remedies..........................
SECTION 5.12   Rights and Remedies Cumulative..............................
SECTION 5.13   Delay or Omission Not Waiver................................
SECTION 5.14   Control by the Noteholders..................................
SECTION 5.15   Waiver of Past Defaults.....................................
SECTION 5.16   Undertaking for Costs.......................................
SECTION 5.17   Waiver of Stay or Extension Laws............................
SECTION 5.18   Sale of Trust Estate........................................
SECTION 5.19   Action on Notes.............................................
SECTION 5.20   Allocation of Realized Loss Amount..........................

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

SECTION 6.01   Duties of Indenture Trustee.................................
SECTION 6.02   Notice of Default...........................................
SECTION 6.03   Rights of Indenture Trustee.................................
SECTION 6.04   Not Responsible for Recitals or Issuance of Notes...........
SECTION 6.05   May Hold Notes..............................................
SECTION 6.06   Money Held in Trust.........................................
SECTION 6.07   Compensation and Reimbursement..............................
SECTION 6.08   Eligibility; Disqualification...............................
SECTION 6.09   Indenture Trustee's Capital and Surplus.....................
SECTION 6.10   Resignation and Removal; Appointment of Successor...........
SECTION 6.11   Acceptance of Appointment by Successor......................
SECTION 6.12   Merger, Conversion, Consolidation or Succession to
                  Business of Indenture Trustee............................
SECTION 6.13   Preferential Collection of Claims Against Issuer............
SECTION 6.14   Co-trustees and Separate Indenture Trustees.................
SECTION 6.15   Authenticating Agents.......................................
SECTION 6.16   Document Custodian..........................................

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

SECTION 7.01   Issuer to Furnish Indenture Trustee Names and Addresses
                  of Noteholders...........................................
SECTION 7.02   Preservation of Information; Communications to
                  Noteholders..............................................
SECTION 7.03   Reports by Indenture Trustee................................
SECTION 7.04   Compliance by Issuer with TIA ss. 314(a)....................

                                  ARTICLE VIII

        MORTGAGE ASSETS, PAYMENTS OF INTEREST AND PRINCIPAL, RELEASES AND
                              SUBSEQUENT TRANSFERS

SECTION 8.01   Collection of Moneys........................................
SECTION 8.02   Collection Account..........................................
SECTION 8.03   Capitalized Interest Account; Interest Reserve Account
                  and Pre-Funding Account..................................
SECTION 8.04   General Provisions Regarding the Collection Account.........
SECTION 8.05   Reports by Indenture Trustee to Noteholders.................
SECTION 8.06   Reports by Indenture Trustee................................
SECTION 8.07   Reports by Independent Accountants..........................
SECTION 8.08   Reports by the Servicer.....................................
SECTION 8.09   Subsequent Transfers........................................

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

SECTION 9.01   Supplemental Indentures without Consent of Noteholders......
SECTION 9.02   Supplemental Indentures with Consent of Noteholders.........
SECTION 9.03   Execution of Supplemental Indentures........................
SECTION 9.04   Effect of Supplemental Indentures...........................
SECTION 9.05   Conformity with Trust Indenture Act.........................
SECTION 9.06   Reference in Notes to Supplemental Indentures...............

                                    ARTICLE X

                               REDEMPTION OF NOTES

SECTION 10.01  Optional Redemption of Notes................................
SECTION 10.02  Form of Redemption Notice...................................
SECTION 10.03  Notes Payable on Redemption Date............................

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01  Compliance Certificates and Opinions........................
SECTION 11.02  Form of Documents Delivered to Indenture Trustee............
SECTION 11.03  Acts of Noteholders.........................................
SECTION 11.04  Notices, etc., to Indenture Trustee and Issuer..............
SECTION 11.05  Notices and Reports to Noteholders; Waiver of Notices.......
SECTION 11.06  Rules by Indenture Trustee and Agents.......................
SECTION 11.07  Conflict with Trust Indenture Act...........................
SECTION 11.08  Effect of Headings and Table of Contents....................
SECTION 11.09  Successors and Assigns......................................
SECTION 11.10  Separability................................................
SECTION 11.11  Benefits of Indenture.......................................
SECTION 11.12  Governing Law...............................................
SECTION 11.13  Counterparts................................................
SECTION 11.14  Recording of Indenture......................................
SECTION 11.15  Issuer Obligations..........................................
SECTION 11.16  Inspection..................................................

EXHIBIT A              -    Form of Face of Class A Note
EXHIBIT B              -    Form of Face of Class M-1 Note
EXHIBIT C              -    Form of Face of Class M-2 Note
EXHIBIT D              -    Form of Face of Class B Note
EXHIBIT E              -    Form of Subsequent Transfer Agreement
EXHIBIT F              -    Form of Certification to be Provided with Form 10-K
EXHIBIT G              -    Form of Certification to be Provided by the
                            Indenture Trustee
EXHIBIT H              -    Form of Initial Certification
EXHIBIT I              -    Form of Final Certification
Schedule I             -    Schedule of Mortgage Assets

            INDENTURE, dated July 15, 2004 (herein, as amended or supplemented from time to time as permitted hereby, called this "Indenture"), between MID-STATE CAPITAL CORPORATION 2004-1 TRUST (the "Issuer"), a Delaware statutory trust and THE BANK OF NEW YORK, a New York banking corporation, as indenture trustee (herein, together with its permitted successors in the trusts hereunder, called the "Indenture Trustee").

                              PRELIMINARY STATEMENT

            The Issuer is a statutory trust created by a Trust Agreement, dated July 13, 2004, as amended, restated, supplemented or otherwise modified from time to time, between Wilmington Trust Company (in its capacity as Owner Trustee thereunder, the "Owner Trustee"), and Mid-State Capital Corporation, as Grantor. The Issuer will act at all times through the Owner Trustee. The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 6.005% Asset-Backed Notes, Class A (the "Class A Notes"), 6.497% Asset-Backed Notes, Class M-1 (the "Class M-1 Notes"), 8.114% Asset-Backed Notes, Class M-2 (the "Class M-2 Notes") and 8.900% Asset-Backed Notes, Class B (the "Class B Notes," and, together with the Class A Notes, Class M-1 Notes and Class M-2 Notes, the "Notes"), issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Notes and for the benefit and security of the Indenture Trustee, in its individual capacity, to the extent of its interest. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                                GRANTING CLAUSES

            The Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to (a) the Initial Mortgage Assets listed in the Schedule of Mortgage Assets delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, pursuant to this Indenture, all Subsequent Mortgage Assets added to the Schedule of Mortgage Assets as delivered from time to time to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, pursuant to this Indenture, all property acquired in respect of the Mortgage Assets, including the related Mortgage Asset Documents and all Monthly Payments that have not been received prior to the Cut-off Date, regardless of the Due Date for such Monthly Payment, (b) the Servicing Agreement (including the right to compel performance by the Sub-Servicer), (c) the Mortgage Asset Sale Agreement and the Purchase and Sale Agreement, (d) all cash, instruments or other property held in the Capitalized Interest Account, the Interest Reserve Account and the Pre-Funding Account, including all investments made with funds in each account and all income on such investments, (e) all cash, instruments or other property held or required to be deposited in the Collection Account and the Holding Account, including all investments made with funds in the Collection Account and the Holding Account and all income from investments made with funds in the Collection Account and the Holding Account,
(f) all new Mortgage Assets originated in connection with the sale of property acquired in respect of Mortgage Assets, (g) all "accounts," "general intangibles," "instruments," "chattel paper," "deposit accounts" and "investment property" (as such terms are defined in the Uniform Commercial Code) constituting or relating to the foregoing, and (h) all proceeds in any way derived from any of the foregoing, including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other assets, including, without limitation, all insurance proceeds and condemnation awards.

            Such Grants are made, however, in trust to secure the Notes equally and ratably without priority or discrimination, except as provided in this Indenture, between any Note and any other Note by reason of difference in time of issuance or otherwise, and to secure (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture. All terms used in the foregoing Granting Clauses that are defined in Section 1.01 are used with the meanings given in said Section.

            The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions of this Indenture and agrees to perform the duties herein required to the end that the interests of the Holders of the Notes as set forth herein may be adequately and effectively protected.



                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 General Definitions.

            Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. The term "including" shall mean "including without limitation." All other terms used herein that are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference herein, have the meanings assigned to them therein.

            "60+ Day Delinquent Mortgage Asset": Each Mortgage Asset (including each Mortgage Asset in foreclosure and each Mortgage Asset for which the Obligor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Asset relating to an REO Property. Any Mortgage Asset which, on a 3-month rolling average basis, has made its scheduled Monthly Payments will not be considered to be a 60+ Day Delinquent Mortgage Asset.

            "Account": Each (i) building contract or instalment sale contract together with the related Account Note and Mortgage and (ii) new Account with a related Account Note and Mortgage entered into in connection with the liquidation of the items specified in (i) and the sale of property acquired in respect thereof.

            "Account Note": The original promissory note or, with respect to Accounts originated in Texas, the retail instalment contract executed by an Obligor that evidences the indebtedness of such Obligor under an Account.

            "Accountant": A Person engaged in the practice of accounting who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

            "Accrual Date": The date upon which interest begins accruing on the Notes, which date is July 1, 2004.

            "Act": With respect to any Noteholder, as defined in Section
11.03(a).

            "Addition Notice": A written notice provided to the Indenture Trustee pursuant to Section 8.09(b)(i) hereof.

            "Affiliate": With respect to any Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": Any Note Registrar, Paying Agent or Authenticating Agent.

            "Aggregate Outstanding Principal Amount": As of any Payment Date, an amount equal to the sum of the Outstanding Principal Amounts as of such Payment Date.

            "Aggregate Principal Balance": With respect to the Mortgage Assets, the aggregate of the Principal Balances of all such Mortgage Assets at the time of determination.

            "Assignments": Collectively, (i) the original instrument of assignment of such Mortgage, Account Note or Mortgage Note, as applicable, and other documents made by or on behalf of the Grantor to the Issuer and (ii) the original instrument of assignment of such Mortgage, Account Note or Mortgage Note, as applicable, and other documents made by the Issuer to the Indenture Trustee (which in either case may to the extent permitted by the laws of the state in which the related Mortgaged Property is located be a blanket instrument of assignment covering other Mortgages and Account Notes or Mortgage Notes, as applicable, as well and which may also, to the extent permitted by the laws of the state in which the related Mortgaged Property is located, be an instrument of assignment running directly from the mortgagee of record under the related Mortgage to the Indenture Trustee).

            "Authenticating Agent": The Person, if any, appointed as Authenticating Agent by the Indenture Trustee at the request of the Issuer pursuant to Section 6.15, until any successor Authenticating Agent is named, and thereafter "Authenticating Agent" shall mean such successor.

            "Authorized Officer": In the case of the Owner Trustee, the President, any Vice-President, Financial Services Officer or Trust Officer or any other officer of the Owner Trustee who is authorized to act for the Owner Trustee in respect of the Issuer.

            "Available Funds": With respect to any Payment Date, an amount equal to (A) the sum of (i) the amount of collections on the Mortgage Assets on deposit in the Collection Account at the close of business on the last Business Day of the related Collection Period, (ii) net investment income earned on funds in the Collection Account from the date two Business Days prior to the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) to the date two Business Days prior to such Payment Date, (iii) net investment income on funds in the Holding Account during the related Collection Period,
(iv) any deposits made by the Indenture Trustee into the Collection Account on such Payment Date from the Capitalized Interest Account to cover any Capitalized Interest Shortfalls, (v) any interest or other investment earnings on amounts on deposit in the Interest Reserve Account and any Pre-Funding Earnings, (vi) with respect to the first Payment Date following the end of the Pre-Funding Period, any amounts deposited into the Collection Account from the Pre-Funding Account (exclusive of any Pre-Funding Earnings), (vii) the proceeds of any insurance policy relating to the Mortgage Assets and (viii) any Reimbursement Amount or Subsequent Recovery deposited to the Collection Account during the Collection Period immediately preceding such Payment Date minus (B) Issuer Expenses.

            "Available Funds Allocation": The allocation of Available Funds pursuant to Section 8.02(b) hereof.

            "Bank": Wilmington Trust Company, a Delaware banking corporation, in its individual capacity and not as Owner Trustee pursuant to the Trust Agreement, or any successor in its individual capacity.

            "Business Day": Any day that is not a Saturday, Sunday or a day on which banking institutions in New York City or in the city in which the Corporate Trust Office of the Indenture Trustee under this Indenture is located are authorized or obligated by law or executive order to be closed.

            "Capitalized Interest Account": The account established and maintained pursuant to Section 8.03(b).

            "Capitalized Interest Amount": The amount to be paid by the Issuer to the Indenture Trustee for deposit into the Capitalized Interest Account on the Closing Date pursuant to Section 8.03, which amount is $726,411.00.

            "Capitalized Interest Shortfall": With respect to a Payment Date through and including the Payment Date immediately following the end of the Pre-Funding Period, (A) the product of (a) a fraction, the numerator of which is the balance of the Pre-Funding Account as of such Payment Date and the denominator of which is the sum of (i) the aggregate Principal Balance of the Initial Mortgage Assets as of the Cut-off Date and (ii) the amount of any funds on deposit in the Pre-Funding Account on the Closing Date and (b) the aggregate Interest Accrual Amount for the Notes for the related Interest Accrual Period plus Issuer Expenses, minus (B) any Pre-Funding Earnings for such Collection Period.

            "Class": Any one of the classes of Notes issued pursuant to this Indenture.

            "Class A Initial Principal Amount": $180,251,000.

            "Class A Optimal Principal Amount": As to any Payment Date, the greater of (A) an amount which, when paid to the Holders of the Class A Notes, will result in the Current Class Percentage for the Class A Notes equaling the Original Class Percentage for the Class A Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class A Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class A Outstanding Principal Amount.

            "Class A Outstanding Principal Amount": As of any Payment Date, the Class A Initial Principal Amount reduced by (i) all payments, if any, on the Class A Notes in reduction of their principal amount made on all prior Payment Dates and (ii) all Class A Realized Loss Amounts allocated thereto with respect to prior Payment Dates and increased by any Subsequent Recoveries allocated to the Class A Notes with respect to prior Payment Dates.

            "Class A Realized Loss Amount": With respect to any Payment Date, an amount equal to the excess of (i) the Class A Outstanding Principal Amount as of such Payment Date (after taking into account any increase in the Class A Outstanding Principal as a result of Subsequent Recoveries and the application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the Aggregate Principal Balance of the Mortgage Assets and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class A Outstanding Principal Amount.

            "Class B Initial Principal Amount": $31,383,000.

            "Class B Optimal Principal Amount": As to any Payment Date, the greater of (A) an amount which, when paid to the holders of the Class B Notes, will result in the Current Class Percentage for the Class B Notes equaling the Original Class Percentage for the Class B Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class B Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class B Outstanding Principal Amount.

            "Class B Outstanding Principal Amount": As of any Payment Date, the Class B Initial Principal Amount reduced by (i) all payments, if any, on the Class B Notes in reduction of their principal amount made on all prior Payment Dates and (ii) all Class B Realized Loss Amounts with respect to prior Payment Dates and increased by any Subsequent Recoveries allocated to the Class B Notes with respect to prior Payment Dates.

            "Class B Realized Loss Amount": With respect to any Payment Date, an amount equal to the excess of (i) the sum of (a) the Class A Outstanding Principal Amount as of such Payment Date (after taking into account any increase in the Class A Outstanding Principal as a result of Subsequent Recoveries and the application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date), (b) the Class M-1 Outstanding Principal Amount as of such Payment Date (after taking into account any increase in the Class M-1 Outstanding Principal as a result of Subsequent Recoveries and the application of the Class M-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date), (c) the Class M-2 Outstanding Principal Amount as of such Payment Date (after taking into account any increase in the Class M-2 Outstanding Principal as a result of Subsequent Recoveries and the application of the Class M-2 Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (d) the Class B Outstanding Principal Amount as of such Payment Date (after taking into account any increase in the Class B Outstanding Principal as a result of Subsequent Recoveries and the application of the Class B Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the Aggregate Principal Balance of the Mortgage Assets and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class B Outstanding Principal Amount.

            "Class Interest Shortfall": With respect to a Class of Notes on any Payment Date, an amount equal to the excess, if any, of the Interest Accrual Amount for such Class of Notes over Available Funds (less any interest paid on such Payment Date on each Class of Notes senior to such Class of Notes); provided, however, that such amount shall not include interest due and payable with respect to unreimbursed Realized Loss Amounts.

            "Class M-1 Initial Principal Amount": $48,282,000.

            "Class M-1 Optimal Principal Amount": As to any Payment Date, the greater of (A) an amount which, when paid to the Holders of the Class M-1 Notes, will result in the Current Class Percentage for the Class M-1 Notes equaling the Original Class Percentage for the Class M-1 Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class M-1 Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class M-1 Outstanding Principal Amount.

            "Class M-1 Outstanding Principal Amount": As of any Payment Date, the Class M-1 Initial Principal Amount reduced by (i) all payments, if any, on the Class M-1 Notes in reduction of their principal amount made on all prior Payment Dates and (ii) all Class M-1 Realized Loss Amounts with respect to prior Payment Dates and increased by any Subsequent Recoveries allocated to the Class M-1 Notes with respect to prior Payment Dates.

            "Class M-1 Realized Loss Amount": With respect to any Payment Date, an amount equal to the excess of (i) the sum of (a) the Class A Outstanding Principal Amount as of such Payment Date (after taking into account any increase in the Class A Outstanding Principal as a result of Subsequent Recoveries and the application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (b) the Class M-1 Outstanding Principal Amount as of such Payment Date (after taking into account any increase in the Class M-1 Outstanding Principal as a result of Subsequent Recoveries and the application of the Class M-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the Aggregate Principal Balance of the Mortgage Assets and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class M-1 Outstanding Principal Amount.

            "Class M-2 Initial Principal Amount": $34,602,000.

            "Class M-2 Optimal Principal Amount": As to any Payment Date, the greater of (A) an amount which, when paid to the Holders of the Class M-2 Notes, will result in the Current Class Percentage for the Class M-2 Notes equaling the Original Class Percentage for the Class M-2 Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class M-2 Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class M-2 Outstanding Principal Amount.

            "Class M-2 Outstanding Principal Amount": As of any Payment Date, the Class M-2 Initial Principal Amount reduced by (i) all payments, if any, on the Class M-2 Notes in reduction of their principal amount made on all prior Payment Dates and (ii) all Class M-2 Realized Loss Amounts with respect to prior Payment Dates and increased by any Subsequent Recoveries allocated to the Class M-2 Notes with respect to prior Payment Dates.

            "Class M-2 Realized Loss Amount": With respect to any Payment Date, an amount equal to the excess of (i) the sum of (a) the Class A Outstanding Principal Amount as of such Payment Date (after taking into account any increase in the Class A Outstanding Principal as a result of Subsequent Recoveries and the application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date), (b) the Class M-1 Outstanding Principal Amount as of such Payment Date (after taking into account any increase in the Class M-1 Outstanding Principal as a result of Subsequent Recoveries and the application of the Class M-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (c) the Class M-2 Outstanding Principal Amount as of such Payment Date (after taking into account any increase in the Class A Outstanding Principal as a result of Subsequent Recoveries and the application of the Class M-2 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the Aggregate Principal Balance of the Mortgage Assets and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class M-2 Outstanding Principal Amount.

            "Closing Date": July 15, 2004.

            "Code": The Internal Revenue Code of 1986, as amended.

            "Collection Account": The trust account or accounts created and maintained pursuant to Section 8.02.

            "Collection Period": With respect to any Payment Date, the one-month period ending on the close of business on the last day of the month preceding the month in which the related Payment Date occurs.

            "Commission": The Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if at any time such Commission is not existing and performing the duties now assigned under the Trust Indenture Act, then the body performing such duties at such time under the Trust Indenture Act or similar legislation replacing the Trust Indenture Act.

            "Corporate Trust Office": The designated corporate trust office of the Indenture Trustee located at 101 Barclay Street - 8W, New York, New York 10286 or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee.

            "Coupon Rate": The per annum rate a which a Mortgage Asset accrues finance charges.

            "Cumulative Realized Losses": With respect to any Payment Date, the cumulative excess as of the end of the related Collection Period of (A) the Principal Balance of all Mortgage Assets that have been charged off, written off or otherwise reduced, in whole or in part (other than any REO Property that has not yet been liquidated), less (B) the Net Liquidation Proceeds, if any, of such Mortgage Assets, any new Mortgage Asset that is part of such Net Liquidation Proceeds being valued for this purpose at its Principal Balance, and the remaining Principal Balance of any Mortgage Asset that has been charged off, written off or reduced for any reason, in part but not in whole.

            "Current Class Percentage": With respect to any Class of Notes and any Payment Date (following the Available Funds Allocation and the allocation of any Realized Loss Amounts with respect to such Payment Date), the percentage produced by dividing such Class' Outstanding Principal Amount by the Aggregate Outstanding Principal Amount.

            "Custodial Agreement": Initially, the Custodial Agreement, dated July 15, 2004, among the Issuer, the Servicer, the Indenture Trustee and the Document Custodian and thereafter any custodial agreement entered in to pursuant to Section 6.16.

            "Cut-off Date": With respect to each Initial Mortgage Asset, the close of business on June 30, 2004. With respect to each Subsequent Mortgage Asset acquired during the Pre-Funding Period, the close of business on the last day of the month prior to the month in which such Subsequent Mortgage Asset was pledged to the Indenture Trustee pursuant to a Subsequent Transfer Agreement.

            "Debt Service Requirement Determination Date": The date prior to each Payment Date as of which the Indenture Trustee is required to compute the amount due and payable on the Notes on such Payment Date; such date is the third Business Day prior to a Payment Date.

            "Default": Any occurrence which is, or with notice or the lapse of time or both would become, an Event of Default.

            "Defective Mortgage Asset": As defined in Section 3.11(b) and
Section 3.12(b).

            "Deleted Mortgage Asset": As defined in Section 3.11(b) and Section 3.12(b).

            "Document Custodian": Initially, Wachovia Bank, National Association, and thereafter the Document Custodian, if any, hereafter appointed by the Indenture Trustee pursuant to Section 6.16. The Document Custodian may (but need not) be the Indenture Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Indenture Trustee. None of the Issuer, the Servicer or any Person directly or indirectly controlling or controlled by or under common control with the Issuer or the Servicer may be appointed Document Custodian.

            "Due Date": With respect to any Mortgage Asset, the date each month on which the Monthly Payment is payable.

            "Eligible Account": (a) A segregated account or accounts maintained with a depository institution or trust company whose long-term unsecured debt obligations are rated at least "AA-" by S&P and at least "A1" by Moody's at the time of any deposit therein or whose short-term unsecured debt obligations are rated the Highest Credit Rating by the Rating Agencies or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b).

            "Eligible Investments": Any one or more of the following obligations or securities:

            (a) (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America and (ii) direct obligations of, and obligations guaranteed as to timely payment by, Fannie Mae or Freddie Mac only if, at the time of investment, they are assigned the Highest Credit Rating by the Rating Agencies;

            (b) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America (including the Indenture Trustee or any agent of the Indenture Trustee acting in their respective commercial capacities) or any State and subject to supervision and examination by federal and/or State banking authorities; provided that (1) the commercial paper and/or the debt obligations of such depository institution (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment is assigned the Highest Credit Rating by the Rating Agencies or (2) the long-term debt securities of such depository institutions are rated the Highest Credit Rating by the Rating Agencies;

            (c) repurchase obligations pursuant to a written agreement with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with an entity whose debt obligations are assigned the Highest Credit Rating by the Rating Agencies (including, if applicable, the Indenture Trustee or any agent of the Indenture Trustee acting in their respective commercial capacities) and in each case where the Indenture Trustee has taken delivery of such security;

            (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State whose debt obligations are assigned the Highest Credit Rating by the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that such an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate for the Notes to exceed 10% of the Trust Estate for the Notes;

            (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which have been assigned the Highest Credit Rating by the Rating Agencies at the time of such investment;

            (f) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (a) above which are held by a custodian on behalf of the holders of such certificates or receipts; and

            (g) any other demand or time deposit, obligation, security or investment provided that the Issuer shall have given prior written notice of such other investment to the Rating Agencies, and the Indenture Trustee shall have received written confirmation from each of the Rating Agencies that no reduction, withdrawal or qualification in the rating on the Notes by either such Rating Agency will result from the addition of such Eligible Investment.

            "Eligible Moneys": Any moneys on deposit in trust with the Indenture Trustee for the benefit of the Noteholders with respect to which the Indenture Trustee has received an Opinion of Counsel nationally recognized as expert in bankruptcy acceptable to the Indenture Trustee that payment of such amounts to the Noteholders would not constitute avoidable preferences under Section 547 of the United States Bankruptcy Code in the event of the filing of a petition for relief under the United States Bankruptcy Code by or against the Issuer or any borrower or the person from whom the money is received, if other than the Issuer or the borrower.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Event of Default": As defined in Section 5.01.

            "Exchange Act": As defined in Section 3.21(a).

            "Full Prepayment": Payment to the Servicer, whether by the Obligor or through Insurance Proceeds, of an amount with respect to a Mortgage Asset such that the full amount due with respect to such Mortgage Asset has been paid.

            "Grant": A Grant of a Mortgage Asset and the related Mortgage Asset Documents, an Eligible Investment, the Servicing Agreement or any other instrument means to mortgage, pledge, assign or grant a security interest in such instrument and shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim, collect and receive payments in respect of the Mortgage Asset or Eligible Investment, insurance proceeds, condemnation awards, purchase prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

            "Grantor": Mid-State Capital Corporation, a Delaware corporation, in its capacity as grantor of the Trust, and as otherwise defined in the Trust Agreement.

            "Hazard Insurance Policy": With respect to each Mortgage Asset, the policy of fire and extended coverage insurance required to be maintained for the related Mortgaged Property, as provided in Section 2.13 of the Servicing Agreement, and which, as provided in said Section 2.13, may be a blanket mortgage impairment policy maintained by the Servicer in accordance with the terms and conditions of said Section 2.13.

            "Hazard Insurer": The named insurer in any Hazard Insurance Policy.

            "Highest Credit Rating": With respect to Moody's, "P-1" or "Aaa" and with respect to S&P, "A-1+" or "AAA."

            "Holding Account": The account created and maintained pursuant to the Holding Account Agreement.

            "Holding Account Agreement": The Holding Account Agreement, dated July 15, 2004, among Wachovia Bank, National Association, as custodian for the Indenture Trustee, the Indenture Trustee, the Servicer and the Issuer.

            "Indenture" or "this Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

            "Indenture Maturity Date":  The Payment Date in August 2037.

            "Indenture Trustee": The Bank of New York, a New York banking corporation, until a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" shall mean such successor Person.

            "Independent": When used with respect to any specified Person means such a Person who (1) is in fact independent of the Issuer, any Affiliate of the Issuer, any other obligor upon the Notes and any Affiliate of any such other obligor, (2) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in an Affiliate of the Issuer or such other obligor, and (3) is not connected with the Issuer, any Affiliate of the Issuer, any such other obligor or any Affiliate of any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by an Issuer Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

            "Individual Note": A Note of an initial principal amount of $25,000; a Note of an original principal amount in excess of $25,000 shall be deemed to be a number of Individual Notes equal to the quotient obtained by dividing such initial principal amount by $25,000.

            "Initial Mortgage Asset": Any of the Mortgage Assets purchased pursuant to the Purchase and Sale Agreement listed in the Schedule of Mortgage Assets delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, pursuant to this Indenture as of the Closing Date.

            "Initial Principal Amount": Any of the Class A Initial Principal Amount, the Class M-1 Initial Principal Amount, the Class M-2 Initial Principal Amount or the Class B Initial Principal Amount.

            "Initial Reserve Account Deposit": The initial deposit into the Interest Reserve Account equal to 0.50% of the sum of the Aggregate Principal Balance of the Initial Mortgage Assets as of the Cut-off Date and the amount of any funds on deposit in the Pre-Funding Account on the Closing Date.

            "Insolvency Proceeding": As defined in Section 5.06.

            "Insurance Proceeds": Amounts paid by a Hazard Insurer with respect to a particular Mortgaged Property pursuant to any related Hazard Insurance Policy or paid by any other insurer with respect to a particular Mortgaged Property pursuant to any other related insurance policy.

            "Insured Expenses": Expenses incurred by the Servicer in connection with a Mortgage Asset under which the mortgagor is in default which are covered by any related Hazard Insurance Policy and are paid by the Hazard Insurer under any such policy.

            "Interest Accrual Amount": As to any Class of Notes for any Payment Date, an amount equal to the interest accrued on the Outstanding Principal Amount of such Class of Notes (after giving effect to payments and allocations of losses on the preceding Payment Date) during the Interest Accrual Period at the applicable Note Interest Rate for such Class of Notes; provided, however, that such amount shall not include interest due and payable with respect to unreimbursed Realized Loss Amounts.

            "Interest Accrual Period": With respect to any Payment Date, the period from and including the first day of the calendar month preceding the calendar month of such Payment Date to but not including the first day of the calendar month of such Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes will be payable from any funds on deposit in the Collection Account on such Payment Date.

            "Interest Reserve Account": The trust account created and maintained pursuant to Section 8.03(c).

            "Interest Reserve Account Withdrawal Amount": The amount, if any, with respect to any Payment Date, which remains unpaid after the application of Available Funds pursuant to priorities first through eighth, tenth, thirteenth, sixteenth and nineteenth pursuant to Section 8.02(b), such amount not to exceed the amount on deposit in the Interest Reserve Account on such Payment Date.

            "Issuer": Mid-State Capital Corporation 2004-1 Trust, a Delaware statutory trust created pursuant to the Trust Agreement, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

            "Issuer Expenses": All operating expenses of the Issuer (exclusive of interest on the Notes, but including the expenses of the Owner Trustee and the fees and expenses of the Indenture Trustee (including, without limitation, amounts to which the Indenture Trustee is entitled under Section 6.07), the Standby Servicer Fee and the Servicing Fee (which includes amounts payable to the Sub-Servicer)).

            "Issuer Order" and "Issuer Request": A written order or request signed in the name of the Issuer by an Authorized Officer, and delivered to the Indenture Trustee.

            "Liquidation Expenses": Expenses incurred by the Servicer in connection with the liquidation of any Mortgage Asset which is in default and the sale of any property acquired in respect thereof which are not recoverable as Insured Expenses and are otherwise reimbursable to the Servicer in accordance with Sections 2.07(c), 2.11 and 2.15 of the Servicing Agreement.

            "Liquidation Proceeds": Cash and new Account Notes or Mortgage Notes with related security instruments received by the Servicer (before reimbursement of the Servicer for Liquidation Expenses) in connection with the liquidation of any Mortgage Asset which is in default and the sale of any property acquired in respect thereof, whether as Insurance Proceeds or through trustee's sale, foreclosure sale or otherwise.

            "Maturity": With respect to the Notes, the date on which the entire unpaid principal amount of the Notes becomes due and payable as therein or herein provided, whether at the date specified therefor in the Notes or, if earlier, by declaration of acceleration, call for redemption or otherwise.

            "Maturity Date": With respect to any Mortgage Asset, the date on which the last payment of principal of such Mortgage Asset shall be due and payable.

            "Mid-State Trust IX": Mid-State Trust IX, a Delaware statutory trust, as seller under the Mortgage Asset Sale Agreement.

            "Monthly Payment": With respect to any Mortgage Asset, the scheduled monthly payment payable to the holder of such Mortgage Asset in accordance with the terms of the related Account Note or Mortgage Note.

            "Moody's": Moody's Investors Service, Inc. and its successors and assigns.

            "Mortgage": With respect to (i) an Account, the original mortgage, deed of trust, mechanic's lien contract or other security instrument executed by an Obligor which creates a lien on real property and improvements thereon securing an Account Note and (ii) a Mortgage Loan, the mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

            "Mortgage Asset": The Accounts and Mortgage Loans. The term "Outstanding Mortgage Assets" as of any date means the Mortgage Assets other than those which, as of or prior to such date as indicated in any report of the Servicer delivered to the Indenture Trustee pursuant to Section 3.01 of the Servicing Agreement, have been the subject of a Full Prepayment or as to which the Servicer has determined that no further amounts can be recovered. "Mortgage Assets" shall include both Initial Mortgage Assets and Subsequent Mortgage Assets.

            "Mortgage Asset Documents": With respect to each Mortgage Asset, (i) in the case of each Account, the building or instalment sale contract relating to such Account, (ii) the Account Note or Mortgage Note, endorsed to the order of the Issuer, without recourse, and endorsed by or on behalf of the Issuer in blank or to the order of the Indenture Trustee, without recourse, (iii) the original of the recorded Mortgage and the originals of all other documents, if any, securing said Account Note or Mortgage Note, (iv) unrecorded Assignments in recordable form to the Indenture Trustee, together with originals or certified copies of any intervening recorded assignment, (v) the originals of any assumption agreement, written assurance or substitution agreement required to be delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, pursuant to Section 2.10 of the Servicing Agreement, (vi) all insurance policies, including without limitation lenders title insurance policies (in the case of the Mortgage Loans) and fire and extended hazard insurance policies related to the Mortgage Assets, naming the Issuer, the Indenture Trustee, the Servicer or the Sub-Servicer as the loss payee of such policies, and (vii) any and all other documents or instruments in the possession of the Grantor relating to the Mortgage Assets, which evidence, or were created in connection with the origination of, or necessary for the administration of the Mortgage Assets, including without limitation any credit reports, copies of deeds, completion certificates, title search reports and loan applications; if the original copy of any document described in clause (iii), (iv) or (v) has been retained by the recording office in which such document was recorded, then a copy thereof certified as true and correct by a duly authorized representative of such recording office shall be included as part of the Mortgage Asset Documents for the related Mortgage Asset. Notwithstanding any provision contained herein, the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall have no duty to review, maintain custody of or take any action with respect to the documents set forth in clauses (vi) and (vii) above.

            "Mortgage Asset Sale Agreement": The Mortgage Asset Sale Agreement, dated July 15, 2004 among Mid-State Trust IX, as seller, Mid-State Homes, Inc. and Mid-State Capital Corporation, as purchaser.

            "Mortgage Loan": Each closed-end, fixed-rate mortgage loan secured by a mortgage, deed of trust or other similar security instrument which create a first lien on a single family residential property consisting of a single family dwelling unit originated or purchased by Walter Mortgage Company.

            "Mortgage Note": The original executed note or other evidence of indebtedness of an Obligor under a Mortgage Loan.

            "Mortgaged Property": The underlying property securing a Mortgage Asset, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

            "Net Liquidation Proceeds": With respect to any Mortgage Asset, the amount derived by subtracting the related Liquidation Expenses from the Liquidation Proceeds of such Mortgage Asset.

            "Note Interest Rate": With respect to each Class, the annual rate at which interest accrues on such Class of Notes, as specified in such Class of Notes and in Section 2.03.

            "Note Register" and "Note Registrar": As defined in Section 2.07.

            "Notes": Any notes authorized by, and authenticated and delivered under, this Indenture.

            "Noteholder" or "Holder": The Person in whose name a Note is registered in the Note Register.

            "Obligor": Each Person who is indebted under an Account Note or Mortgage Note or who has acquired real property subject to the Mortgage securing an Account Note or Mortgage Note.

            "Officer's Certificate": A certificate signed by an Authorized Officer.

            "Opinion of Counsel": A written opinion of counsel who may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer and who shall be satisfactory to the Indenture Trustee.

            "Optimal Principal Amount": An amount equal to (A) on any Payment Date on which there exists an uncured Trigger Event, the Remaining Available Funds; and (B) on any Payment Date on which there does not exist an uncured Trigger Event, the amount which, when paid as principal on the Notes, will result in an Overcollateralization Amount equal to the Target Overcollateralization Level; provided that in no event will the Optimal Principal Amount for any Payment Date exceed the Remaining Available Funds for such Payment Date or the Aggregate Outstanding Principal Amount.

            "Original Class Percentage" With respect to any Class of Notes, the percentage produced by dividing such Class' Initial Principal Amount by the aggregate Initial Principal Amount for all Classes of Notes.

            "Outstanding": As of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

            (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

            (ii) Notes or portions thereof for whose payment or redemption money (complying with Section 4.01) in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Issuer) in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made; and

            (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Holder in due course;

provided, however, that in determining whether the Holders of the requisite percentage of the Voting Rights of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes which a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

            "Outstanding Principal Amount": Any of the Class A Outstanding Principal Amount, the Class M-1 Outstanding Principal Amount, the Class M-2 Outstanding Principal Amount and Class B Outstanding Principal Amount, as applicable.

            "Overcollateralization Amount": With respect to any Payment Date, an amount equal to (a) the sum of (i) the Aggregate Principal Balance of the Mortgage Assets on the last day of the related Collection Period and (ii) the amount, if any, on deposit in the Pre-Funding Account on the last day of the related Collection Period less (b) the Aggregate Outstanding Principal Amount of the Notes after giving effect to the payments to be made on such Payment Date, the allocation of Realized Loss Amounts and the increase of any Outstanding Principal Amount as a result of Subsequent Recoveries.

            "Owner Trustee": Wilmington Trust Company, acting not in its individual capacity but solely as owner trustee with respect to the Issuer, or such successor Person as shall become owner trustee pursuant to applicable provisions of this Indenture and shall be owner trustee under, or become owner trustee pursuant to applicable provisions of the Trust Agreement.

            "Paying Agent": The Indenture Trustee or any other depository institution or trust company that is authorized by the Issuer pursuant to
Section 3.03 to pay the principal of, or interest on, any Notes on behalf of the Issuer.

            "Payment Date": The 15th day of each month beginning August 15, 2004 or, if such date is not a Business Day, the next Business Day thereafter.

            "Payment Date Statement": As defined in Section 2.09(d).

            "Person": Any individual, corporation, partnership, limited liability company, national banking association, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

            "Predecessor Notes": With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

            "Preference Claim": As defined in Section 5.06(a).

            "Pre-Funded Amount": With respect to any date, the amount on deposit in the Pre-Funding Account as of such date (net of any reinvestment earnings thereon).

            "Pre-Funding Account": The account established and maintained pursuant to Section 8.03(a).

            "Pre-Funding Earnings": With respect to each Payment Date, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from the preceding Payment Date (or the Closing Date, in the case of the first Payment Date) to the current Payment Date.

            "Pre-Funding Period": The period beginning on the day following the Closing Date and ending on the earlier of (a) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000 or (b) the close of business on October 14, 2004.

            "Principal Balance": With respect to any Mortgage Asset, as of any date, the amount financed at its origination, less the sum of scheduled and unscheduled principal payments made on such Mortgage Asset.

            "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

            "Purchase and Sale Agreement": The Purchase and Sale Agreement, dated July 15, 2004 between Mid-State Capital Corporation and Mid-State Capital Corporation 2004-1 Trust which provides for, among other things, the purchase by Mid-State Capital Corporation 2004-1 Trust of all interest of Mid-State Capital Corporation in the Initial Mortgage Assets.

            "Qualified Substitute Mortgage Asset" means a mortgage asset substituted by the Issuer for a Deleted Mortgage Asset which must, on the date of such substitution, (i) have an outstanding Principal Balance, after deduction of all scheduled payments due in the month of substitution, not less than the Principal Balance of the Deleted Mortgage Asset (unless the amount of any shortfall will be deposited into the Collection Account by the Issuer, pursuant to Section 3.11(b), for distribution to Noteholders in the month following the month of substitution), (ii) have a Coupon Rate not less than the Coupon Rate of the Deleted Mortgage Asset, (iii) comply with each representation and warranty set forth in Section 3.11(a), (iv) generally be of like quality and type as the Deleted Mortgage Asset and (v) have an original term to maturity which shall not cause such Mortgage Asset to mature later than August 2037. In the event that either one mortgage asset is substituted for more than one Deleted Mortgage Asset, or more than one mortgage asset is substituted for one or more Deleted Mortgage Assets, then the amount described in clause (i) hereof shall be determined on the basis of aggregate Principal Balance.

            "Rating Agencies": Each of S&P and Moody's.

            "Realized Loss Amount": Any of the Class A Realized Loss Amount, the Class M-1 Realized Loss Amount, the Class M-2 Realized Loss Amount and Class B Realized Loss Amount, as applicable.

            "Record Date": With respect to any Payment Date, the last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of such Payment Date.

            "Redemption Date": Any Payment Date on which Notes are to be redeemed at the option of the Grantor pursuant to Article X.

            "Redemption Price": With respect to any Notes to be redeemed pursuant to Article X hereof, an amount equal to 100% of the Aggregate Outstanding Principal Amount of the Notes (prior to allocations of any Realized Loss Amounts), together with interest on such amount and interest on any unpaid interest or unreimbursed Realized Loss Amounts at the applicable Note Interest Rate from the latest date to which interest has been paid to the applicable Redemption Date.

            "Reimbursement Amount": As defined in Section 3.11(b).

            "Remaining Available Funds": With respect to any Payment Date, the Available Funds for such Payment Date reduced by the amount of interest due on the Notes on such Payment Date (excluding interest on any Realized Loss Amounts).

            "Remittance": With respect to any one or more Mortgage Assets for any particular date or period, the net amount with respect to collections or receipts on such Mortgage Assets for such date or period that is required to be remitted by the Servicer to the Indenture Trustee for deposit in the Collection Account.

            "Remittance Date": The first Remittance Date shall be the Closing Date and thereafter the first Business Day of each week.

            "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure.

            "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, or
(v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

            "Responsible Officer": With respect to the Indenture Trustee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Indenture Trustee in the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "S&P": Standard & Poor's, a division of The McGraw Hill Companies, Inc., and its successors and assigns.

            "Sale": As defined in Section 5.18(a).

            "Schedule of Mortgage Assets": Collectively, the list of Initial Mortgage Assets being Granted to the Indenture Trustee as part of the Trust Estate on the Closing Date appearing on a magnetic media delivered to the Indenture Trustee and any Document Custodian on the Closing Date, as supplemented by each schedule of Subsequent Mortgage Assets attached to an Subsequent Transfer Agreement, which list shall set forth the following information as of the Cut-off Date or Subsequent Transfer Date, as applicable, with respect to each such Mortgage Asset in numbered columns.

     Column Number                        Information
     -------------                        -----------
           1               Account Number
           2               Trust
           3               As of [report date]
           4               Economic Balance
           5               Current Principal Balance
           6               Current Gross Instalment Balance
           7               Original Gross Instalment Balance
           8               Original Amount Financed
           9               Total Original Time Charge
          10               Original Payment Amount
          11               First Pay Due
          12               Property State
          13               Property ZIP
          14               Original Terms
          15               Original Rate
          16               Next Due Date
          17               Sale Date
          18               Fund Date
          19               Maturity

            "Servicer": Mid-State Homes, Inc., a Florida corporation, as servicer under the Servicing Agreement, and its permitted successors and assigns thereunder, including any successor servicer appointed pursuant to Section 3.07(d).

            "Servicer Reporting Date": The date each month on which the Servicer is required pursuant to Section 3.01 of the Servicing Agreement to report to the Issuer, the Successor Servicer and the Indenture Trustee information concerning the Mortgage Assets, including all collections on the Mortgage Assets received by it during the related Collection Period (as defined in the Servicing Agreement), which date shall be the 10th day of each month following such Collection Period or, if such day is not a Business Day, the next preceding Business Day.

            "Servicer Termination Delinquency Rate Trigger": As of any Payment Date commencing with the third Payment Date, if the percentage equal to the average of the 60+ Day Delinquent Mortgage Assets for each of the three immediately preceding Collection Periods with respect to the Mortgage Assets exceeds 8.00%

            "Servicer Termination Loss Trigger": With respect to any Payment Date, if the percentage equal to Cumulative Realized Losses divided by the sum of (i) the Aggregate Principal Balance of the Initial Mortgage Assets as of the Cut-off Date and (ii) the amount on deposit in the Pre-Funding Account as of the Closing Date exceeds the applicable percentages set forth below with respect to such Payment Date:

Payment Date Occurring In                            Percentage
-------------------------                            ----------
August 2004 through July 2010                          4.75%
August 2010 through July 2011                          5.50%
August 2011 through July 2012                          6.50%
August 2012 through July 2013                          7.00%
August 2013 and thereafter                             8.00%

            "Servicing Account": As defined in Section 2.08(b) of the Servicing Agreement.

            "Servicing Agreement": The Servicing Agreement, dated July 15, 2004, among the Issuer, the Servicer and the Indenture Trustee, providing, among other things, for the servicing of the Mortgage Assets, as said agreement may be amended or supplemented from time to time as permitted hereby and thereby. Such term shall also include any servicing agreement for Mortgage Assets entered into with a Successor Servicer pursuant to Section 3.07(d) hereof.

            "Servicing Default": Any default by the Servicer under the Servicing Agreement that is an "Event of Default" under the Servicing Agreement, as specified in Section 5.01 thereof.

            "Servicing Fee": With respect to any Mortgage Asset, other than a Mortgage Asset with respect to which (i) the related Mortgaged Property has been repossessed or (ii) the related Principal Balance is zero pursuant to the proviso of the definition of "Principal Balance," the fee payable to the Servicer under the Servicing Agreement, which fee shall be the product of 0.60% per annum (60 basis points) and the Principal Balance of such Mortgage Asset as of the beginning of the immediately preceding Collection Period.

            "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Assets whose name appears on a list of servicing officers furnished to the Issuer, the Indenture Trustee and any Document Custodian by the Servicer, as such list may be amended or supplemented from time to time.

            "Similar Law": As defined in Section 2.07 hereof.

            "Standby Servicer": Initially GMAC Mortgage Corporation, a Pennsylvania corporation, or any successor appointed in accordance with the Standby Servicing Agreement.

            "Standby Servicer Fee": The fee payable to the Standby Servicer pursuant to the Standby Servicing Agreement.

            "Standby Servicing Agreement": The Standby Servicing Agreement dated July 15, 2004 by and among the Servicer, the Issuer, the Indenture Trustee and the Standby Servicer.

            "Subsequent Mortgage Asset": Any of the Mortgage Assets purchased by the Issuer using funds in the Pre-Funding Account and pledged to the Indenture Trustee, all pursuant to Section 8.09, such Mortgage Assets being identified on the Schedule of Mortgage Assets attached to the Subsequent Transfer Agreement.

            "Subsequent Transfer Agreement": Each Subsequent Transfer Agreement executed by the Indenture Trustee and the Issuer substantially in the form of Exhibit E hereto, by which Subsequent Mortgage Assets are pledged to the Indenture Trustee.

            "Subsequent Transfer Date": The date specified in each Subsequent Transfer Agreement.

            "Subsequent Recovery": Any amount (net of reimbursable expenses) received on a Mortgage Asset subsequent to the liquidation of such Mortgage Asset that resulted in a Realized Loss in a prior month.

            "Sub-Servicer": As defined in the Servicing Agreement.

            "Successor Servicer": The Person appointed, or required to act as, Successor Servicer pursuant to Section 3.07 hereof.

            "Target Overcollateralization Level": As of any Payment Date, 10.00% of the sum of (a) Aggregate Principal Balance of the Initial Mortgage Assets as of the Cut-off Date and (b) the amount on deposit in the Pre-Funding Account as of the Closing Date.

            "Trigger Event": The occurrence of any of the following events:

            (a) the Issuer fails to make a payment due hereunder and such failure continues for two Business Days;

            (b) the Servicer fails to make a required payment or deposit due under the Servicing Agreement and such failure continues for five Business Days;

            (c) an Event of Default (as defined in the Servicing Agreement) occurs under Section 5.01(a)(iv), (v) or (vi) of the Servicing Agreement;

            (d) a breach of any covenant of the Servicer in the Servicing Agreement which may have a materially adverse effect on the Servicer or its performance under the Servicing Agreement is not cured within 60 days after the Servicer becomes aware thereof or after notice thereof from any Person;

            (e) any representation or warranty by Mid-State Capital Corporation in the Purchase and Sale Agreement, or any representation or warranty by the Issuer herein, is incorrect and such breach may have a materially adverse effect on the Issuer or the Noteholders and is not cured, or the related Mortgage Asset is not substituted for or repurchased by Mid-State Capital Corporation and in either case released from the lien of this Indenture, within 90 days after notice thereof from the Indenture Trustee;

            (f) there shall occur the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

            (g) there shall occur the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing;

            (h) the Purchase and Sale Agreement, the Servicing Agreement or this Indenture ceases to be in full force and effect;

            (i) the lien of this Indenture ceases to be effective or ceases to be of a first priority; or

            (j) the occurrence of a Servicer Termination Delinquency Rate Trigger or a Servicer Termination Loss Trigger.

            "Trust": The trust established by the Trust Agreement.

            "Trust Agreement": The trust agreement dated July 13, 2004 and as restated, supplemented or otherwise modified from time to time, between the Bank and the Grantor.

            "Trust Estate": All money, instruments and other property subject or intended to be subject to the lien of this Indenture for the benefit of the Holders of the Notes as of any particular time (including all property and interests Granted to the Indenture Trustee in the Granting Clauses of this Indenture), including all proceeds thereof, and all right, title and interest of the Indenture Trustee in, to and under the Servicing Agreement and all money and property received by the Indenture Trustee pursuant thereto in respect of the Mortgage Assets.

            "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939, as amended, as in force at the Closing Date, unless otherwise specifically provided.

            "Voting Rights": With respect to a Class of Notes, a fraction, expressed as a percentage, the numerator of which is equal to the Outstanding Principal Amount of such Class of Notes and the denominator of which is equal to the Aggregate Outstanding Principal Amount of all Classes of Notes. Each Holder of a Note will have Voting Rights equal to the product of the Voting Rights to which the related Class is entitled and the percentage interest in such Class represented by such Holder's Notes based on Outstanding Principal Amount.


                                   ARTICLE II

                                    THE NOTES

            SECTION 2.01 Forms Generally.

            The Notes and the Indenture Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Notes may be listed, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference on the face of the Notes.

            The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution thereof.

            SECTION 2.02 Forms of Notes and Certificate of Authentication.

            The form of the Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class B Notes shall be as set forth respectively as Exhibits A, B, C and D hereto.

            SECTION 2.03 Notes; General Provisions with Respect to Principal and Interest Payments.

            The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is limited to $294,518,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07, 2.08 or 9.06 of this Indenture. The Notes shall be divided into four Classes having the designations, Initial Principal Amounts, Note Interest Rates and Indenture Maturity Dates as follows:

------------------------------------------------------------------------------------------------------------------
                              Initial Principal         Note Interest
      Designation                  Amount                   Rate                 Indenture Maturity Date
------------------------------------------------------------------------------------------------------------------
Class A Notes                   $180,251,000               6.005%              Payment Date in August 2037
------------------------------------------------------------------------------------------------------------------
Class M-1 Notes                  $48,282,000               6.497%              Payment Date in August 2037
------------------------------------------------------------------------------------------------------------------
Class M-2 Notes                  $34,602,000               8.114%              Payment Date in August 2037
------------------------------------------------------------------------------------------------------------------
Class B Notes                    $31,383,000               8.900%              Payment Date in August 2037
------------------------------------------------------------------------------------------------------------------

            The principal of each Note shall be payable in instalments ending no later than the Indenture Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration or call for redemption or otherwise.

            Interest on the Notes of each Class shall be payable on each Payment Date in the amount of the sum of (i) the Interest Accrual Amount for such Class of Notes and (ii) all Class Interest Shortfalls for such Class of Notes that have not previously been paid, together with accrued interest on such Class Interest Shortfalls at the related Note Interest Rate to the extent permitted by law. All payments made with respect to any Note shall be applied as set forth in
Section 8.02(b) or 5.08, as applicable. All computations of interest accrued on any Note shall be made as if each year consisted of twelve months of thirty days each.

            All payments of principal of and interest on any Note shall be made in the manner specified in Section 2.09 and in the amounts prescribed in Section
5.08 or 8.02(b), as the case may be.

            Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.05(a) are not applicable, then payments of principal of and interest on the Notes shall be made in accordance with
Section 5.08.

            All Notes of the same Class shall be identical in all respects except for the denominations, Note numbers and dates thereof. All Notes of the same Class issued under this Indenture shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

            SECTION 2.04 Denominations.

            The Notes shall be issuable only as registered Notes in minimum denominations of $25,000 and in integral multiples of $1 in excess thereof.

            SECTION 2.05 Execution, Authentication, Delivery and Dating.

            The Notes shall be executed on behalf of the Issuer by its Authorized Officer. The signature of any of these officers on the Notes may be manual or facsimile.

            Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

            The Notes which are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on the Closing Date shall be dated the Closing Date. All other Notes which are authenticated after the Closing Date for any other purpose hereunder shall be dated the date of their authentication.

            The Notes may be authenticated by the Indenture Trustee either at the Corporate Trust Office or at the Indenture Trustee's office or agency in the Borough of Manhattan, City and State of New York.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in the related exhibit hereto executed by the Indenture Trustee or by any Authenticating Agent by the manual signature of one of its authorized officers, employees or signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

            SECTION 2.06 Temporary Notes.

            Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, type-written, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they may be so issued and with such variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

            If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender or cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver and exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

            SECTION 2.07 Registration, Registration of Transfer and Exchange.

            The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar appointed by the Issuer, the Issuer shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Note Registrar.

            At any time at which the Indenture Trustee is not also the Note Registrar, the Indenture Trustee shall be a co-Note Registrar. The Indenture Trustee, if it shall ever be serving as co-Note Registrar, shall furnish the Note Registrar promptly after each authentication of a Note by the Indenture Trustee appropriate information with respect thereto for entry by the Note Registrar into the Note Register. If the Indenture Trustee shall at any time not be authorized to keep and maintain the Note Register, the Indenture Trustee shall have the right to inspect such Note Register at all reasonable times and to rely conclusively upon a certificate of the Person in charge of the Note Register as to the names and addresses of the holders of the Notes and the principal amounts and numbers of such Notes so held.

            Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, and of the same Class and a like aggregate principal amount.

            At the option of the Holder, Notes may be exchanged for other Notes of the same Class of any authorized denominations and of a like aggregate initial principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.08 not involving any transfer.

            The Notes will initially be represented by certificated Notes registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"). No person acquiring a beneficial interest in a Note will be entitled to receive a certificated Note, except as described in the next paragraph of this
Section 2.07.

            The Notes will be issued to and registered in the Note Register in the name of a person acquiring a beneficial interest in such Notes only if the Indenture Trustee receives a written notice from DTC that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes and the Issuer in consultation with the Indenture Trustee is unable to locate a qualified successor. Upon surrender by DTC of the certificated Notes and satisfaction of the conditions set forth in this Section
2.07 of the Indenture for the registration of transfer and receipt by the Indenture Trustee of a list of the names and addresses of the beneficial owners of the Notes in whose name the Notes are to be registered, new Notes shall be delivered pursuant to this Section 2.07.

            Each purchaser of a beneficial interest in a Note will be deemed to represent either that (i) it is not, and is not purchasing its interest in a Note on behalf of, or with the assets of, a retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law") or (ii) its purchase of its interest in a Note will not result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation of Similar Law.

            SECTION 2.08 Mutilated, Destroyed, Lost or Stolen Notes.

            If (1) any mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (2) there is delivered to the Indenture Trustee such security or indemnity as may be required by the Indenture Trustee to save each of the Indenture Trustee and the Issuer harmless, then, in the absence of notice to the Issuer or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and upon its written direction the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note or Notes of the same Class, tenor and aggregate initial principal amount bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such new Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such new Note (or such payment) from the Person to whom it was delivered or any Person taking such new Note from such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

            Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and its counsel) connected therewith.

            Except to the extent provided in the first paragraph of this Section 2.08, every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately, to the extent provided herein, with any and all other Notes duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            SECTION 2.09 Payments of Principal and Interest.

            (a) Any instalment of interest or principal payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such Payment Date by check mailed to such Person's address as it appears in the Note Register on such Record Date, except that with respect to a Note registered in the name of the nominee of a clearing agency (initially, such nominee to be Cede & Co.) payments will be made by wire transfer in immediately available funds to the account designated by such nominee in writing at least two Business Days prior to such Payment Date and except for the final instalment of principal payable with respect to such Note (or the Redemption Price for any Note called for redemption), which shall be payable as provided in subsection (b) of this
Section 2.09.

            (b) All reductions in the principal amount of a Note (or one or more Predecessor Notes) effected by means of an allocation of the Realized Loss Amount or by payments of instalments of principal made on any Payment Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final instalment of principal of each Note (including the Redemption Price of any Note called for redemption pursuant to Section 10.01) shall be payable only upon presentation and surrender thereof on or after the Payment Date or Redemption Date therefor at the Corporate Trust Office or at the office or agency of the Issuer maintained by it for such purpose set forth in Section 3.02.

            Whenever, on the basis of Remittances on the Mortgage Assets received and expected to be received during the related Collection Periods or on the related Payment Date, as applicable, the Issuer expects that the entire remaining unpaid principal amount of the Notes will become due and payable on the next Payment Date, it shall, no later than five days prior to such Payment Date, mail or cause to be mailed to each Person in whose name a Note to be so retired is registered at the close of business on the Record Date that would otherwise be applicable to such Payment Date a notice to the effect that:

            (i) the Issuer expects that funds sufficient to pay such final instalment will be available in the Collection Account on such Payment Date, and

            (ii) if such funds are available, (A) such final instalment will be payable on such Payment Date, but only upon presentation and surrender of such Note at the Corporate Trust Office or at the office or agency of the Issuer maintained for such purpose pursuant to Section 3.02 (the addresses of which shall be set forth in such notice), and (B) no interest shall accrue on such Note after such Payment Date.

            Notices in connection with redemptions of Notes shall contain the information set forth in, and be mailed in accordance with, Section 10.02.

            (c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid principal and interest that were carried by such other Note. Any checks mailed pursuant to subsection (a) or (b) of this Section 2.09 and returned undelivered shall be held in accordance with Section 3.03.

            (d) Not later than each Debt Service Requirement Determination Date, the Indenture Trustee shall prepare (based on information received from the Servicer) and deliver to the Issuer a statement with respect to the following Payment Date (a "Payment Date Statement") setting forth:

            (i) the amount of Issuer Expenses paid or due to be paid in respect of the related Collection Period;

            (ii) the amount of the Available Funds for such Payment Date;

            (iii) the amount of interest then due and payable on the Notes then Outstanding (stated separately as to each Class);

            (iv) the Optimal Principal Amount for each Class for such Payment Date;

            (v) whether the Available Funds for such Payment Date will be sufficient to pay on such Payment Date all amounts specified in clause
      (iii) and, if not, the percentages of such amount which may be paid in accordance with the priorities set forth in Section 8.02(b) from the amounts expected to be available in the Collection Account;

            (vi) the Class Interest Shortfall (stated separately as to each Class);

            (vii) the amounts included in such statement pursuant to clauses
      (iii) and (iv), expressed in each case per Individual Note, to be paid on such Payment Date;

            (viii) the amount, if any, to be released to the Issuer pursuant to clause twenty-third of Section 8.02(b);

            (ix) the total Realized Loss Amount for such Payment Date and the amount allocated to each Class of Notes;

            (x) the unpaid principal amount of each Class of Notes which will remain after giving effect to the payments to be made on such Payment Date expressed both on an aggregate basis and per Individual Note;

            (xi) the Principal Balance as of the end of the related Collection Period of Mortgage Assets with respect to which there is a material breach of any representation or warranty made in Section 3.11 or as to which there is a material defect in the related Mortgage Asset Documents in accordance with Section 3.12(b);

            (xii) the Overcollateralization Amount;

            (xiii) the cumulative unreimbursed Realized Loss Amounts and the amount of interest accrued thereon;

            (xiv) the Aggregate Principal Balance of the Mortgage Assets immediately following the end of the related Collection Period;

            (xv) the number and Aggregate Principal Balance of all Mortgage Assets 30, 60 and 90 or more days past due and in repossession, foreclosure or bankruptcy;

            (xvi) the amount of Cumulative Realized Losses;

            (xvii) the amount of Subsequent Recoveries, if any;

            (xviii) the amount on deposit in the Capitalized Interest Account, if any;

            (xix) the amount of any Capitalized Interest Shortfall, if any;

            (xx) the amount on deposit in the Interest Reserve Account;

            (xxi) the amount on deposit in the Pre-Funding Account, if any; and

            (xxii) the Pre-Funding Earnings at the end of the related Collection Period.

            Each Payment Date Statement shall be made available by the Indenture Trustee on its website, initially located at www.mbsreporting.com, to the Issuer, each designee of the Issuer specified in writing to the Indenture Trustee, Banc of America Securities LLC, S&P, Moody's and, upon request, to the firm of Independent Accountants appointed by the Issuer pursuant to Section 8.07(a) and/or the beneficial owners of the Notes.

            SECTION 2.10 Persons Deemed Owners.

            Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, any Agent and any other agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Indenture Trustee, any Agent nor any other agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

            SECTION 2.11 Cancellation.

            All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee, and such Notes, together with all such Notes so surrendered directly to the Indenture Trustee, shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Note previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee shall be held by the Indenture Trustee in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it.

            SECTION 2.12 Authentication and Delivery of Notes.

            The Notes may be executed by the Issuer and delivered to the Indenture Trustee for authentication, and thereupon the same shall be authenticated and delivered by the Indenture Trustee, upon Issuer Request and upon receipt by the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, of the following items required to be delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, in connection with the initial authentication and delivery of the Notes on the Closing Date:

            (a) an Issuer Order authorizing the authentication and delivery of the Notes;

            (b) an Officer's Certificate of the Issuer, complying with the requirements of Section 11.01, stating that:

            (i) the Issuer is not in Default under this Indenture and the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Trust Agreement or any other constituent documents of the Issuer, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been complied with;

            (ii) the Issuer is the owner of and has good title to each Mortgage Asset, has not assigned any interest or participation in any such Mortgage Asset (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Mortgage Asset to the Indenture Trustee, and no other Person has any lien on, security interest in or other rights to any such Mortgage Asset;

            (iii) the Issuer has Granted to the Indenture Trustee all of its right, title, and interest in each Mortgage Asset Granted to the Indenture Trustee by it to secure the Notes;

            (iv) the information set forth in the Schedule of Mortgage Assets to this Indenture is correct;

            (v) attached thereto are true and correct copies of letters signed by the Rating Agencies confirming that the Class A Notes have been rated "AAA" by S&P and "Aaa" by Moody's, the Class M-1 Notes have been rated "AA" by S&P and "Aa2" by Moody's, the Class M-2 Notes have been rated "A-" by S&P and "A2" by Moody's and the Class B Notes have been rated "BBB" by S&P and "Baa2" by Moody's; and

            (vi) each of the Mortgage Assets satisfies the requirements of subsection (c) below;

            (c) all of the Mortgage Assets and all Mortgage Asset Documents (except that (A) in lieu of delivering the Mortgage Asset Documents for any Mortgage Asset which has been the subject of a Full Prepayment received by the Servicer after the Cut-off Date but no later than five Business Days prior to the Closing Date, the Issuer may deliver, or cause to be delivered, as indicated in the Officer's Certificate from the Servicer delivered pursuant to subsection
(e) of this Section 2.12, the cash proceeds of such Full Prepayment, (B) in lieu of delivering the Mortgage Asset Documents for any Mortgage Asset with respect to which foreclosure proceedings have been commenced and such Mortgage Asset Documents are required in connection with the prosecution of such proceedings, the Issuer may deliver a trust receipt pursuant to Section 3.13(c) of this Indenture and (C) the Indenture Trustee's review, or Document Custodian's review on behalf of the Indenture Trustee, of such Mortgage Asset Documents pursuant to
Section 3.12 need not be completed until 90 days following the Closing Date), which Mortgage Assets:

            (i) shall have an Aggregate Principal Balance at least equal to $271,869,670.43 as of the Cut-Off Date, and

            (ii) shall satisfy each of the representations and warranties with respect to such Mortgage Assets set forth in Section 3.11 of this Indenture;

            (d) an executed counterpart of the Servicing Agreement and an executed counterpart of the Standby Servicing Agreement;

            (e) an Officer's Certificate from the Servicer, dated as of the Closing Date, certifying that all Monthly Payments (net of the Servicing Fee) on the Initial Mortgage Assets due after the Cut-off Date and received more than five Business Days prior to the Closing Date plus the proceeds of each Full Prepayment of any such Initial Mortgage Asset (including any related payment of interest) received by the Servicer after the Cut-off Date but more than five Business Days prior to the Closing Date have been remitted to the Indenture Trustee for deposit in the Collection Account in accordance with Section 2.08 of the Servicing Agreement, setting forth (i) the amount which represents a Full Prepayment received by the Servicer after the Cut-off Date but more than five Business Days prior to the Closing Date and (ii) the aggregate amount so remitted;

            (f) cash in the amount equal to the amount, if any, required to be remitted to the Indenture Trustee pursuant to Section 2.08 of the Servicing Agreement (as indicated by the Officer's Certificate from the Servicer delivered pursuant to subsection (e) of this Section 2.12) and deposited in the Collection Account and held by the Indenture Trustee and applied in accordance with Section 8.02;

            (g) an executed copy of the Mortgage Asset Sale Agreement;

            (h) (g) an executed copy of the Purchase and Sale Agreement;

            (i) an executed copy of the Trust Agreement;

            (j) an executed copy of the Holding Account Agreement;

            (k) a copy of the fidelity bond required pursuant to Section 4.05 of the Servicing Agreement; and

            (l) an Opinion of Counsel in the form required by the underwriting agreement among the Grantor, Banc of America Securities LLC, Calyon Securities
(USA) Inc. and SunTrust Capital Markets, Inc.

            SECTION 2.13 Tax Treatment.

            The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, state and local tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Indenture, and each purchaser of a beneficial interest in a Note, agree to treat the Notes for all purposes including federal, state and local tax purposes as indebtedness of the Issuer.


                                   ARTICLE III

                    COVENANTS; REPRESENTATIONS AND WARRANTIES

            SECTION 3.01 Payment of Notes.

            The Issuer will pay or cause to be duly and punctually paid the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.

            SECTION 3.02 Maintenance of Office or Agency.

            The Issuer will maintain in the Borough of Manhattan, the City of New York, the State of New York and in the city where the Corporate Trust Office is located an office or agency where Notes may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Indenture Trustee of the location and any change in the location of such office or agency. Until written notice of any change in the location of such office or agency is delivered to the Indenture Trustee or if at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, Notes may be so presented or surrendered, and such notices and demands may be made or served, at the office of The Bank of New York, 101 Barclay Street - 8W, New York, New York 10286, and at the Corporate Trust Office.

            The Issuer may also from time to time designate one or more other offices or agencies (in or outside the City of New York or the city where the Corporate Trust Office is located) where the Notes may be presented or surrendered for any or all such purposes and where notices and demands may be served and may from time to time rescind such designations; provided, however, that (i) no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of New York, for the purposes set forth in the preceding paragraph and (ii) any designation of an office or agency for payment of Notes shall be subject to
Section 3.03. The Issuer will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            SECTION 3.03 Money for Note Payments to Be Held in Trust.

            All payments of amounts due and payable with respect to any Notes which are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(b) or Section 5.08 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer under any circumstances except as provided in this Section 3.03 or in Section
5.08 or 8.02.

            If the Issuer shall have a Paying Agent that is not also the Note Registrar, it shall furnish, or cause the Note Registrar to furnish no later than the third Business Day after each Record Date a list, in such form as such Paying Agent may reasonably require, of the names and addresses of the Holders of Notes and of the number of Individual Notes held by each such Holder.

            Whenever the Issuer shall have a Paying Agent other than the Indenture Trustee, it will, on or before the Business Day next preceding each Payment Date, direct the Indenture Trustee to deposit with such Paying Agent an aggregate sum sufficient to pay all amounts then becoming due (to the extent funds are then available for such purpose in the Collection Account), such sum to be held in trust for the benefit of the Persons entitled thereto. Any moneys deposited with a Paying Agent in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall, upon Issuer Order, be paid over by such Paying Agent to the Indenture Trustee for application in accordance with Article VIII.

            Any Paying Agent other than the Indenture Trustee shall be appointed by Issuer Order, and the Indenture Trustee is hereby appointed, and the Indenture Trustee hereby accepts such appointment, as initial Paying Agent. The Issuer shall not appoint any Paying Agent which is not, at the time of such appointment, a depository institution or trust company. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                  (1) allocate all sums received for payment to the Holders of
            Notes on each Payment Date among such Holders in the proportion specified in the Payment Date Statement, to the extent permitted by applicable law;

                  (2) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (3) if such Paying Agent is not the Indenture Trustee,
            immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

                  (4) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made with respect to any Notes;

                  (5) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; and

                  (6) comply with all requirements of the Code and all
            regulations thereunder, with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on the Notes, the Issuer has provided the calculations pertaining thereto to the Indenture Trustee.

            The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent, if other than the Indenture Trustee, to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable to the Holder of such Note shall be discharged from such trust and paid to the Issuer upon Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall cease upon such payment. The Indenture Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or any Agent, at the last address of record for each such Holder).

            SECTION 3.04 Existence of Issuer.

            The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Trust Estate and each instrument or agreement included in the Trust Estate.

            SECTION 3.05 Protection of Trust Estate.

            (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to

            (i) Grant more effectively all or any portion of the Trust Estate,

            (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof,

            (iii) perfect, publish notice of, or protect the validity of, any Grant made or to be made by this Indenture,

            (iv) enforce any of the Mortgage Asset Documents,

            (v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and of the Noteholders in the Mortgage Asset Documents and the other property held as part of the Trust Estate against the claims of all persons and parties, or

            (vi) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

            The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement or continuation statement and execute any other instrument required pursuant to this Section 3.05; provided, however, that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Issuer with the foregoing covenants and provided, further, that the duty of the Indenture Trustee to execute any instrument required pursuant to this Section 3.05 shall arise only if the Indenture Trustee has knowledge of any failure of the Issuer to comply with provisions of this Section 3.05.

            (b) Except as otherwise provided herein and in the Servicing Agreement, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Independent Counsel delivered pursuant to Section 3.06 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.12(k), if no Opinion of Independent Counsel has yet been delivered pursuant to Section 3.06) unless the Indenture Trustee shall have first received an Opinion of Independent Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

            SECTION 3.06 Opinions as to Trust Estate.

            On or before May 15 in each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee an Opinion of Independent Counsel either stating that, in the opinion of such counsel, such action has been taken as is necessary to perfect and to maintain the lien and security interest created by this Indenture with respect to the Trust Estate and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also address any other matter reasonably requested by the Indenture Trustee with respect to the Trust Estate and describe all such action, if any, that will, in the opinion of such counsel, be required to be taken to maintain the lien and security interest of this Indenture with respect to the Trust Estate until May 15 in the following calendar year. The Issuer shall be required to take whatever action set forth in the Opinion of Independent Counsel to perfect or maintain the lien and security interest in the Trust Estate created by this Indenture.

            SECTION 3.07 Performance of Obligations; Servicing Agreement.

            (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in the Servicing Agreement.

            (b) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the Mortgage Asset Documents or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Mortgage Asset Documents, or any such instrument, except for such actions that are expressly provided for in the Servicing Agreement.

            (c) If the Issuer shall have knowledge of the occurrence of a Servicing Default, the Issuer shall promptly notify the Indenture Trustee thereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such Servicing Default. If any Servicing Default arises from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Mortgage Assets, the Issuer may remedy such failure, provided that if any Servicing Default arises from the failure by the Servicer to comply with requirements imposed upon it under
Section 2.12 of the Servicing Agreement regarding advances for taxes, assessments and other charges against the Mortgaged Property or under Section
2.13 of the Servicing Agreement with respect to hazard insurance for the Mortgaged Properties, the Issuer shall promptly pay such taxes, assessments or other charges or such premiums or obtain substitute insurance coverage meeting the requirements of said Section 2.13. So long as any Servicing Default shall be continuing, the Indenture Trustee may, and upon the direction of the Holders of Notes entitled to 51% or more of the aggregate Voting Rights of all Classes voting together as a single class shall, terminate all of the rights and powers of the Servicer under the Servicing Agreement pursuant to Section 5.01 of the Servicing Agreement or take any other action with respect to such Servicing Default as is permitted under said Section 5.01. Unless granted or permitted by the Holders of Notes to the extent provided above, the Issuer may not waive any such Servicing Default or terminate the rights and powers of the Servicer under the Servicing Agreement.

            (d) Upon any termination of the Servicer's rights and powers pursuant to Section 5.01 of the Servicing Agreement, the Indenture Trustee shall appoint, or shall petition a court of competent jurisdiction to appoint, a successor servicer or upon the occurrence of a Trigger Event, the Indenture Trustee may appoint such successor servicer (the "Successor Servicer"). Upon the termination of the Servicer's rights and powers pursuant to Section 5.01 of the Servicing Agreement, pending the appointment of a Successor Servicer, GMAC Mortgage Corporation, a Pennsylvania corporation, shall be the Successor Servicer (subject to and in accordance with the Standby Servicing Agreement). Upon any termination of the Servicer's rights and powers pursuant to Section
5.01 of the Servicing Agreement or upon the occurrence of a Trigger Event, all rights, powers, duties and responsibilities of the Servicer with respect to the Mortgage Assets shall vest in and be assumed by the Successor Servicer, and the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer with respect to the Mortgage Assets under the Servicing Agreement. If the Indenture Trustee has appointed a Successor Servicer upon the occurrence of a Trigger Event, no such termination of the Servicer's rights and powers shall be effective until a Successor Servicer has assumed all the rights, powers, duties and responsibilities of the Servicer with respect to the Mortgage Assets. Upon any such termination, the Successor Servicer is hereby authorized to mail a notice to each Obligor whose Mortgage Asset is serviced by the terminated Servicer directing each such Obligor to mail all Monthly Payments to the Successor Servicer or its agent at the address specified in such notice. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, and the Issuer shall enter into an agreement with such successor for the servicing of the Mortgage Assets, such agreement to be substantially similar to the Servicing Agreement or otherwise acceptable to the Indenture Trustee.

            (e) The Issuer may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

            SECTION 3.08 Negative Covenants.

            The Issuer will not:

            (i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;

            (ii) obtain or carry insurance relating to the Mortgage Assets separate from that required by the Servicing Agreement, unless the Indenture Trustee shall have the same rights with respect thereto as it has with respect to the insurance required by the Servicing Agreement;

            (iii) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

            (iv) engage in any business or activity other than in connection with, or relating to, the issuance of the Notes or the preservation of the Trust Estate and the release of assets therefrom pursuant to this Indenture and the Trust Agreement;

            (v) dissolve or liquidate in whole or in part;

            (vi) (1) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (2) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof, or (3) except as permitted hereby, permit the lien of this Indenture not to constitute a valid and perfected first priority security interest in the Trust Estate;

            (vii) cause or permit any Affiliate to petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequester or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer; or

            (viii) amend the Trust Agreement without the consent of the Indenture Trustee.

            SECTION 3.09 Annual Statement as to Compliance.

            On or before 120 days after the first anniversary of the Closing Date and each subsequent anniversary date of the Closing Date, the Issuer shall deliver to the Indenture Trustee a written statement, signed by two Authorized Officers, stating, as to each signer thereof, that

                  (1) a review of the fulfillment by the Issuer during such year of its obligations under this Indenture has been made under such officer's supervision; and

                  (2) to the best of such officer's knowledge, based on such review, the Issuer has fulfilled all its obligations under this Indenture throughout such year or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such officer and the nature and status thereof.

            SECTION 3.10 Recording of Assignments.

            The Issuer shall use reasonable best efforts to record substantially all Assignments within 21 days of the Closing Date and in any event all Assignments shall be duly recorded not later than 90 days after the date of the Grant of the related Mortgage Asset unless the recordation of an Assignment is not required by either Rating Agency in order to obtain the initial ratings on the Notes on the Closing Date.

            SECTION 3.11 Representations and Warranties Concerning the Mortgage Assets.

            (a) The Issuer represents and warrants to the Indenture Trustee, with respect to each Mortgage Asset, that as of the Closing Date (and the Issuer shall be deemed to have made such representations and warranties at the time of the transfer thereof to the Indenture Trustee with respect to each Subsequent Mortgage Asset pledged to the Indenture Trustee during the Pre-Funding Period and each new Mortgage Asset originated in connection with the sale of property acquired in respect of a Mortgage Asset):

            (i) the information set forth with respect to such Mortgage Asset in the Schedule of Mortgage Assets attached hereto, or to the applicable Subsequent Transfer Agreement, as applicable, is true and correct as of the date as of which such information is given;

            (ii) in the case of each Account, the related building or instalment sale contract, as the case may be, has been duly executed by the parties thereto and the duties to be performed thereunder prior to the date the first payment in connection with such contract is due have been performed;

            (iii) the Mortgage Asset Documents have been duly executed by the related Obligor and the Mortgage has been duly executed by the Obligor and, to the extent required under local law for recordation or enforcement, properly acknowledged;

            (iv) the Mortgage has been properly recorded as required by law. The Mortgage constitutes a valid first priority lien upon and secures title to the real property and improvements thereon described therein, which include a single family detached dwelling, and such Mortgage and the Account Note or Mortgage Note, as applicable, secured thereby are fully enforceable in accordance with their terms except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general principles of equity (whether applied in a proceeding in law or at equity);

            (v) the Issuer is the sole owner and holder of each Mortgage Asset and has good and marketable title to such Mortgage Asset, free and clear of any and all liens, pledges, charges, claims, participation interests, mortgages, security interests or encumbrances or other interests of any nature and has full right and authority to transfer such Mortgage Asset and to Grant such Mortgage Asset to the Indenture Trustee and, upon delivery of the related Mortgage Asset Documents to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, the Indenture Trustee will have a valid and perfected lien or security interest in such Mortgage Asset;

            (vi) all costs, fees, intangible, documentary and recording taxes and expenses incurred in making, closing, and recording each Mortgage Asset and in connection with the issuance of the Notes have been paid;

            (vii) no part of the Mortgaged Property purporting to secure any Account Note or Mortgage Note, as the case may be, has been, or shall have been, released from the lien or security interest of the Mortgage securing such Account Note or Mortgage Note, as applicable, except for Mortgaged Property securing Account Notes or Mortgage Notes, as applicable, which have been prepaid in full between the Cut-off Date and the Closing Date, the amount of such prepayments received more than five days prior to the Closing Date to be deposited in the Collection Account on or before the Closing Date;

            (viii) the terms of any Mortgage Asset have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Schedule of Mortgage Assets. No instrument of waiver, alteration or modification has been executed, and no Obligor has been released, in whole or in part, except, in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, and the terms of which are reflected in the Schedule of Mortgage Assets. Except to the extent permitted by the Servicing Agreement, no term or provision of any Mortgage Asset will be altered, changed or modified in any way by the Servicer or the Issuer without the consent of the Indenture Trustee;

            (ix) Mid-State Homes, Inc., Mid-State Trust IX, the Grantor and the Issuer acquired title to the Mortgage Assets in good faith, for value and without notice of any adverse claim;

            (x) the Account Notes or Mortgage Notes, as the case may be, evidence Mortgage Assets bearing a fixed Coupon Rate and fully amortizing level monthly payments. Each Account Note or Mortgage Note, as applicable, has an original term to maturity not in excess of 30 years;

            (xi) as of the Closing Date, or as of the related Subsequent Transfer Date, as applicable, there is no right of rescission, setoff, defense or counterclaim to any Account Note, Mortgage Note or Mortgage, including both the obligation of the Obligor to pay the unpaid cash price or finance charge on such Account Note or Mortgage Note, as applicable, and the defense of usury; furthermore, neither the operation of any of the terms of the Account Note or Mortgage Note and the Mortgage nor the exercise of any right thereunder will render the Account Note or Mortgage Note, as applicable, or the Mortgage unenforceable, in whole or in part, or subject such Account Note or Mortgage Note, as applicable, or Mortgage to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto;

            (xii) there are no mechanics' liens or claims for work, labor or material (and to the best of the Issuer's knowledge, no rights or claims are outstanding that under law could give rise to such lien) affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage;

            (xiii) any and all requirements of any federal, state or local law with respect to the origination and servicing of the Mortgage Assets including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Mortgage Assets have been complied with, and consummation of the transactions contemplated by the Purchase and Sale Agreement and hereby will not violate any such laws;

            (xiv) no Mortgage Asset is a "high cost" mortgage asset as defined under any federal, state or local laws applicable to such Mortgage Asset at the time of its origination, no Mortgage Asset originated in the State of Georgia is subject to the Georgia Fair Lending Act as in effect from October 1, 2002 through March 6, 2003 and no Mortgage Asset is subject to the provisions of the Home Ownership and Equity Protection Act of 1994, as amended;

            (xv) no Mortgage Asset (other than a Mortgage Asset that would be subject to the provisions of the Oakland, California or Los Angeles, California predatory and abusive lending laws or a Mortgage Loan that is a New Jersey covered purchase loan originated on or after November 27, 2003 through July 6, 2004) is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in S&P's LEVELS(R) Glossary which is now Version 5.6 Revised, Appendix E);

            (xvi) with respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated, serving and named in such Mortgage;

            (xvii) there has been no fraud, dishonesty, misrepresentation or negligence on the part of the originator in connection with the origination of any Account Note or Mortgage Note, as applicable, or in connection with the sale of the related Mortgage Asset;

            (xviii) to the best knowledge of the Issuer, except Mortgaged Properties for which Insurance Proceeds are available, each Mortgaged Property is in good condition and free of damage which materially and adversely affects the value thereof;

            (xix) to the best knowledge of the Issuer, there is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any Mortgaged Property;

            (xx) each Mortgage Asset obligates the Obligor thereunder to maintain a hazard insurance policy in an amount at least equal to the unpaid Principal Balance of the Mortgage Asset at the Obligor's cost and expense;

            (xxi) no Mortgage Asset contains provisions pursuant to which monthly payments are (1) paid or partially paid with funds deposited in any separate account established by the Servicer, the Obligor, or anyone on behalf of the Obligor, (2) paid by any source other than the Obligor or
      (3) contains any other similar provisions which may constitute a "buydown" provision. No Mortgage Asset is a graduated payment Mortgage Asset and no Mortgage Asset has a shared appreciation or other contingent interest feature;

            (xxii) the Issuer used no selection procedures that identified the Mortgage Assets as being less desirable or valuable than other comparable Mortgage Assets acquired by the Issuer;

            (xxiii) the Mortgage Assets comply in all material respects to the description set forth under the heading "The Assets of the Trust" in the Issuer's Prospectus Supplement, dated July 12, 2004;

            (xxiv) each Mortgage Asset, at the time of its origination, conformed to the applicable originator's underwriting guidelines;

            (xxv) the related Mortgage Asset file contains each of the documents and instruments specified;

            (xxvi) each Mortgage Asset is being serviced in accordance with the Servicer's servicing procedures;

            (xxvii) other than the Mortgage Assets identified in the Issuer's Prospectus Supplement, dated July 12, 2004, as 31-60 days past due, there is no default, breach, waiver, violation or event of acceleration existing under the Account Note or Mortgage Note, as applicable, or Mortgage and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration;

            (xxviii) to the best knowledge of the Issuer, there are no delinquent taxes or assessments affecting the related Mortgaged Property; and

            (xxix) in the case of each Mortgage Loan, a lender's title policy or binder, or other assurance of title insurance, was issued at origination and each policy or binder is valid and remains in full force and effect.

            (b) If any of the representations, warranties or covenants with respect to any Mortgage Asset set forth in this Section 3.11 are found to be incorrect as of the time made in any respect which materially and adversely affects the interest of the Indenture Trustee or the Noteholders in the Mortgage Asset, the Issuer or the Servicer shall notify the Indenture Trustee immediately after obtaining knowledge thereof, and the Issuer shall use its best efforts to eliminate or otherwise cure the circumstances or conditions in respect of which such representation, warranty or covenant was incorrect as of the time made within 90 days of such notice to the Indenture Trustee. If such breach is not or cannot be cured within such 90-day period or, with the prior written consent of a Responsible Officer of the Indenture Trustee, such longer period as specified in such consent, the Issuer shall either (i) deposit in the Collection Account an amount equal to 100% of the then current Principal Balance of the affected Mortgage Asset (a "Defective Mortgage Asset"), at which time the Defective Mortgage Asset shall be released from the lien of the Indenture or (ii) remove such Mortgage Asset from the Trust Estate and substitute one or more Qualified Substitute Mortgage Assets (in which case the removed Mortgage Asset shall become a "Deleted Mortgage Asset"). The Issuer shall promptly reimburse the Servicer (other than Mid-State Homes, Inc. or an Affiliate) and the Indenture Trustee for any reasonable expenses (including without limitation reasonable attorney's fees) incurred by the Servicer (other than Mid-State Homes, Inc. or an Affiliate) and the Indenture Trustee, respectively, in respect of any such breach. In addition to the foregoing, in the case of a breach of the representations set forth in Section 3.11(a)(xiii) or (xv) above, the Issuer shall reimburse the Trust Estate, the Servicer (other than Mid-State Homes, Inc. or an Affiliate) or the Indenture Trustee for all costs or damages incurred by the Trust Estate, the Servicer (other than Mid-State Homes, Inc. or an Affiliate) or the Indenture Trustee, as applicable, as a result of the violation of such law (such amount, the "Reimbursement Amount"). The Reimbursement Amount shall be delivered to the Indenture Trustee for deposit into the Collection Account within 10 days from the date the Issuer was notified by the Indenture Trustee of the amount of such costs and damages.

            As to any Deleted Mortgage Asset for which the Issuer substitutes a Qualified Substitute Mortgage Asset or Qualified Substitute Mortgage Assets, the Issuer shall effect such substitution by delivery to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, of the Account Notes or Mortgage Notes, as applicable, for such Qualified Substitute Mortgage Asset or Qualified Substitute Mortgage Assets and such other Mortgage Asset Documents related thereto, with each such Account Note or Mortgage Note, as applicable, endorsed to the order of the Issuer, without recourse, and endorsed by the Issuer in blank or to the order of the Indenture Trustee, without recourse. Monthly Payments due with respect to Qualified Substitute Mortgage Assets in the month of substitution are not part of the Trust Estate and will be retained by the Issuer. Available Funds will include the Monthly Payment due on any Deleted Mortgage Asset in the month of substitution, and the Issuer shall deposit such amount in the Collection Account if received by it subsequent to the month of substitution. The Issuer shall be entitled to receive all amounts due subsequent to the month of substitution in respect of such Deleted Mortgage Asset. The Issuer shall give or cause to be given written notice to the Indenture Trustee and the Rating Agencies that such substitution has taken place. Upon such substitution, such Qualified Substitute Mortgage Asset or Qualified Substitute Mortgage Assets shall be subject to the terms of this Indenture in all respects, and the Issuer shall be deemed to have made with respect to such Qualified Substitute Mortgage Asset or Qualified Substitute Mortgage Assets, as of the date of substitution, the representations and warranties set forth in this
Section 3.11. The Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall at the written direction of the Issuer immediately effect the release of the lien of this Indenture with respect to such Deleted Mortgage Asset, the form of the instruments effecting such release being specified in such direction.

            For any month in which the Issuer substitutes one or more Qualified Substitute Mortgage Assets for one or more Deleted Mortgage Assets, the Issuer will determine the amount (if any) by which the aggregate outstanding Principal Balance of all such Qualified Substitute Mortgage Assets as of the date of substitution is less than the aggregate outstanding Principal Balance of all such Deleted Mortgage Assets. On the date of such substitution, the Issuer will deposit from its own funds into the Collection Account an amount equal to the amount of such shortfall, if any, without reimbursement therefor.

            It is understood and agreed that the obligations of the Issuer set forth in this Section 3.11(b) to cure, substitute for or deposit funds in the Collection Account in connection with a Mortgage Asset constitute the sole remedies available to the Indenture Trustee, the Servicer and the Noteholders (or to the Indenture Trustee on their behalf) respecting a breach of the representations and warranties set forth in Section 3.11(a).

            SECTION 3.12 Review of Mortgage Asset Documents.

            (a) Upon execution and delivery of this document, the Indenture Trustee agrees, for the benefit of the holders of the Notes, to deliver or cause the Document Custodian to deliver to the Issuer, the Servicer and the Indenture Trustee (if delivered by the Document Custodian) a certification in the form of Exhibit H hereto, to the effect that, except as may be specified in a list of exceptions attached thereto, it or the Document Custodian, on its behalf, has received the original Account Note or Mortgage Note relating to each of the Initial Mortgage Assets listed on the Schedule of Mortgage Assets. In addition, the Indenture Trustee agrees, for the benefit of the holders of the Notes, to review or to cause the Document Custodian to review, within 90 days after the Closing Date (or other date of transfer to the Trust of a Mortgage Asset or substitution of a Qualified Substitute Mortgage Asset), the Mortgage Asset Documents delivered to it on or prior to the Closing Date (or other date of transfer to the Trust of a Mortgage Asset or substitution of a Qualified Substitute Mortgage Asset) in connection with the Grant of the Mortgage Assets listed on the Schedule of Mortgage Assets as security for the Notes and to deliver or cause the Document Custodian to deliver to the Issuer, the Servicer and the Indenture Trustee (if delivered by the Document Custodian) a certification in the form of Exhibit I hereto. Such review shall be limited to a determination that all documents referred to in the definition of the term Mortgage Asset Documents have been delivered with respect to each such Mortgage Asset (other than the documents related to (i) any Mortgage Asset so listed which has been subject to a Full Prepayment, the proceeds of which have been deposited in the Collection Account in lieu of delivery of the applicable Mortgage Asset Documents and (ii) any Mortgage Asset with respect to which the related Mortgaged Property was foreclosed, repossessed or otherwise converted subsequent to the Cut-off Date and prior to the Closing Date or with respect to which foreclosure proceedings have been commenced and the related Mortgage Asset Documents are required in connection with the prosecution of such foreclosure proceedings and the Issuer has delivered a trust receipt called for by Section 3.13(c)), that all such documents have been executed, and that all such documents relate to the Mortgage Assets listed on the Schedule of Mortgage Assets; provided, however, that with respect to the review made of the Mortgage Assets in connection with the Closing Date, assumption or substitution agreements shall not be considered Mortgage Asset Documents. In performing such review, the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, may rely upon the purported genuineness and due execution of any such document and on the purported genuineness of any signature thereon.

            (b) If any Mortgage Asset Document is defective in any material respect which may materially and adversely affect the value of the related Mortgage Asset, the priority of the related Mortgage or the interest of the Indenture Trustee or the Noteholders in such Mortgage Asset or if any document required to be delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, has not been delivered or if any documents so delivered do not relate to a Mortgage Asset listed on the Schedule of Mortgage Assets, the Indenture Trustee or any Document Custodian on behalf of the Indenture Trustee, shall notify the Issuer and Servicer immediately after obtaining knowledge thereof. Within 90 days of the earlier of discovery by or notice to the Issuer that any Mortgage Asset Document is missing or defective and such omission or defect materially and adversely affects the interest of the Noteholders in a Mortgage Asset, the Issuer is required to use its best efforts to cure such omission or defect. If such omission or defect is not or cannot be cured within such 90-day period or, with the prior written consent of a Responsible Officer of the Indenture Trustee, such longer period as specified in such consent, the Issuer shall either (i) deposit in the Collection Account an amount equal to 100% of the then current Principal Balance of the affected Mortgage Asset (a "Defective Mortgage Asset"), at which time the Defective Mortgage Asset shall be released from the lien of the Indenture or (ii) remove such Mortgage Asset from the Trust Estate and substitute one or more Qualified Substitute Mortgage Assets (in which case the removed Mortgage Asset shall become a "Deleted Mortgage Asset"). The Issuer shall promptly reimburse the Servicer (other than Mid-State Homes, Inc. or an Affiliate) the Indenture Trustee for any reasonable expenses (including without limitation reasonable attorney's fees) incurred by the Servicer (other than Mid-State Homes, Inc. or an Affiliate) and the Indenture Trustee, respectively, in respect of any such defect or omission; provided, however, except for the review by the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, pursuant to
Section 3.12(a), the foregoing shall not impose an obligation on the Indenture Trustee or any Document Custodian to discover defects in the Mortgage Asset Documents or to ascertain the priority of the related Mortgage.

            As to any Deleted Mortgage Asset for which the Issuer substitutes a Qualified Substitute Mortgage Asset or Qualified Substitute Mortgage Assets, the Issuer shall effect such substitution by delivery to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, of the Account Note(s) or Mortgage Note(s), as applicable, for such Qualified Substitute Mortgage Asset or Qualified Substitute Mortgage Assets and such other Mortgage Asset Documents related thereto, with each such Account Note or Mortgage Note, as applicable, endorsed to the order of the Issuer, without recourse, and endorsed by the Issuer in blank or to the order of the Indenture Trustee, without recourse. Monthly Payments due with respect to Qualified Substitute Mortgage Assets in the month of substitution are not part of the Trust Estate and will be retained by the Issuer. Available Funds will include the Monthly Payment due on any Deleted Mortgage Asset in the month of substitution, and the Issuer shall deposit such amount in the Collection Account if received by it subsequent to the month of substitution. The Issuer shall be entitled to receive all amounts due subsequent to the month of substitution in respect of such Deleted Mortgage Asset. The Issuer shall give or cause to be given written notice to the Indenture Trustee and the Rating Agencies that such substitution has taken place. Upon such substitution, such Qualified Substitute Mortgage Asset or Qualified Substitute Mortgage Assets shall be subject to the terms of this Indenture in all respects, and the Issuer shall be deemed to have made with respect to such Qualified Substitute Mortgage Asset or Qualified Substitute Mortgage Assets, as of the date of substitution, the representations and warranties set forth in Section
3.11. The Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall at the written direction of the Issuer immediately effect the release of the lien of this Indenture with respect to such Deleted Mortgage Asset, the form of the instruments effecting such release being specified in such direction.

            For any month in which the Issuer substitutes one or more Qualified Substitute Mortgage Assets for one or more Deleted Mortgage Assets, the Issuer will determine the amount (if any) by which the aggregate outstanding Principal Balance of all such Qualified Substitute Mortgage Assets as of the date of substitution is less than the aggregate outstanding Principal Balance of all such Deleted Mortgage Assets. On the date of such substitution, the Issuer will deposit from its own funds into the Collection Account an amount equal to the amount of such shortfall, if any, without reimbursement therefor.

            It is understood and agreed that the obligations of the Issuer set forth in this Section 3.12(b) to cure, substitute for or deposit funds in the Collection Account in connection with a Mortgage Asset constitute the sole remedies available to the Noteholders or to the Indenture Trustee on their behalf respecting an omission or defect set forth in Section 3.12(a).

            SECTION 3.13 Trust Estate; Mortgage Asset Documents.

            (a) When required by the provisions of this Indenture, the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, as provided in this Article III shall be bound to ascertain the Indenture Trustee's or Document Custodian's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

            (b) In order to facilitate the servicing of the Mortgage Assets by the Servicer, the Servicer is hereby authorized in the name and on behalf of the Indenture Trustee and the Issuer, to execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Mortgage Assets and with respect to the Mortgaged Properties subject to the Mortgages (and the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall execute any such documents on request of the Servicer), subject to the obligations of the Servicer under the Servicing Agreement. If from time to time the Servicer shall deliver to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 2.10 of the Servicing Agreement, the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall check that each of such documents purports to be an original executed copy and, if so, shall file such documents with the related Mortgage Asset Documents. If any such documents submitted by the Servicer do not meet the above qualifications, such documents shall promptly be returned by the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, to the Servicer, with a direction to the Servicer to forward the correct documentation.

            (c) Upon Issuer Request accompanied by an Officer's Certificate of the Servicer pursuant to Section 2.15 of the Servicing Agreement to the effect that a Mortgage Asset has been the subject of a Full Prepayment or that all Liquidation Proceeds which have been determined by the Servicer in its reasonable judgment to be finally recoverable, have been recovered and upon deposit to the Holding Account of such final Monthly Payment, an amount that satisfies the definition of Full Prepayment with respect to such Mortgage Asset or, if applicable, Liquidation Proceeds, the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall promptly release the related Mortgage Asset Documents to or upon the written order of the Issuer, along with such documents as the Servicer or the Obligor may request to evidence satisfaction and discharge of such Mortgage Asset. If from time to time and as appropriate for the servicing or foreclosure of any Mortgage Asset, the Servicer requests the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, to release the related Mortgage Asset Documents and delivers to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, a trust receipt reasonably satisfactory to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, and signed by a Servicing Officer, the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall release the related Mortgage Asset Documents to the Servicer. If such Mortgage Asset shall be liquidated and the Indenture Trustee and any Document Custodian receives a certificate from the Servicer as provided above, then, upon written request of the Issuer, the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall release the trust receipt to or upon the order of the Issuer.

            (d) The Indenture Trustee shall, at such time as there are no Notes Outstanding, release all of the Trust Estate to the Issuer (other than any cash held for the payment of the Notes pursuant to Section 3.03 or 4.01), subject, however, to the rights of the Indenture Trustee under Section 6.07.

            SECTION 3.14 Amendments to Servicing Agreement.

            The Indenture Trustee may enter into any amendment or supplement to the Servicing Agreement only in accordance with Section 7.02 of the Servicing Agreement; provided, however, at any time, the Indenture Trustee may, without the consent of the Noteholders, enter into an amendment to the Servicing Agreement modifying the repossession, foreclosure and liquidation procedures if such modifications are likely to minimize payments in connection with any filing or recording required in any jurisdiction where any Mortgaged Properties are located. The Indenture Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            SECTION 3.15 Servicer as Agent and Bailee of Indenture Trustee.

            In order to facilitate the servicing of the Mortgage Assets by the Servicer, the Servicer shall retain, in accordance with the provisions of the Servicing Agreement and this Indenture, the moneys to be deposited in each Servicing Account. Solely for purposes of perfection under Section 9-313 of the Uniform Commercial Code of the state in which such property is held by the Servicer, the Indenture Trustee hereby acknowledges that the Servicer is acting as agent and bailee for the benefit of the Indenture Trustee in holding such moneys pursuant to Section 2.09 of the Servicing Agreement, as well as agents and bailees for its benefit in holding any Mortgage Asset Documents released to the Servicer pursuant to Section 3.13(c), and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicer. It is intended that, by the Servicer's acceptance of such agency pursuant to Section 2.09 of the Servicing Agreement, the Indenture Trustee, as a secured party, will be deemed to have possession of such Mortgage Asset Documents, such moneys and such other items for purposes of Section 9-313 of the Uniform Commercial Code of the state in which such property is held by the Servicer.

            SECTION 3.16 Investment Company Act.

            The Issuer shall not become an "investment company" as defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.16 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

            SECTION 3.17 Business Activity.

            (a) The Issuer shall furnish to the Indenture Trustee and the Rating Agencies copies of the form of each proposed amendment to the Trust Agreement at least 60 days prior to the proposed date of adoption of any such proposed amendment.

            (b) The Issuer will at all times hold itself out to the public, including creditors of any entity owning more than a 50% undivided interest in the Issuer (hereinafter referred to as a "Majority Owner" of the Issuer), under the Issuer's own name and as a separate and distinct entity from Walter Industries, Inc. or any of its Affiliates.

            (c) The Issuer will at all times be responsible for the payment of all its obligations and indebtedness, will at all times maintain a business office, records, books of account, and funds separate from its Majority Owner and will observe all customary formalities of independent existence.

            (d) To the extent such compliance involves questions of law, the Issuer shall be deemed in compliance with the requirements of any provision of this Section 3.17 if it is acting in accordance with an Opinion of Counsel as to such requirements.

            (e) The Issuer represents, warrants and covenants that its chief executive office is and shall be located in the State of Delaware.

            SECTION 3.18 Liability of Owner Trustee.

            It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it as the Owner Trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust Estate, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Indenture Trustee and the Noteholders and by any Person claiming by, through or under the Indenture Trustee and the Noteholders and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture.

            SECTION 3.19 Exculpation of the Indenture Trustee.

            By entering into this Indenture and agreeing to perform the duties of the Indenture Trustee as set forth herein, the Indenture Trustee makes no implied or express representation or warranty to the Noteholders with respect to the sufficiency or the adequacy in any respect whatsoever of the terms of this Indenture and the documents executed in connection herewith. Under no circumstances shall the Indenture Trustee have any liability of any kind whatsoever for the failure of any Noteholder adequately to review and evaluate to the full satisfaction of such Noteholder the terms and provisions of this Indenture, the Notes, the Servicing Agreement, the Sub-Servicing Agreement, and the other documents executed in connection with this Indenture. The Indenture Trustee shall in no way be liable for the decision of any Noteholder to purchase any Notes.

            SECTION 3.20 Owner Trustee Agrees Not to File for Bankruptcy of the Issuer.

            Prior to one year after payment in full of all the Notes, the Owner Trustee will not cause or consent to the filing of a petition in bankruptcy against the Issuer for any reason without the written consent of all the Noteholders.

            SECTION 3.21 Reports to the Commission.

            (a) The Indenture Trustee shall reasonably cooperate with the Issuer in connection with the Issuer's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act"). Without limiting the generality of the foregoing, the Indenture Trustee shall prepare on behalf of the Issuer any monthly Current Reports on Form 8-K (each, a "Monthly Form 8-K") and Annual Reports on Form 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, and the Indenture Trustee shall sign (other than any Annual Reports on Form 10-K) and file (via the Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Issuer. The Servicer shall sign any Annual Reports on Form 10-K.

            (b) Each Monthly Form 8-K shall be filed by the Indenture Trustee within 15 days after each Payment Date (commencing on the Payment Date occurring in August 2004 and ending with the Payment Date following the filing of the Form 15 Suspension Notification as set forth in Section 3.21(g) hereof), including a copy of the Payment Date Statement for such Payment Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Indenture Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under Section
3.02 of the Servicing Agreement and the accountant's report described under
Section 3.03 of the Servicing Agreement, in each case to the extent they have been timely delivered to the Indenture Trustee. If they are not so timely delivered, the Indenture Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Indenture Trustee. The Form 10-K shall also include a certification in the form attached hereto as Exhibit F (the "Certification"), which shall be signed by the senior officer of the Servicer in charge of servicing.

            (c) The Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit G) for the benefit of the Servicer and its officers, directors and Affiliates (provided, however, that the Indenture Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). No later than the 20th day prior to the latest date on which the Form 10-K is permitted to be filed, without regard to extension (or if such day is not a Business Day, the immediately preceding Business Day), the Indenture Trustee shall deliver to the Servicer (i) such certification and (ii) a completed Form 10-K to be executed by the Servicer. No later than the 10th day prior to the latest date on which the Form 10-K is permitted to be filed, without regard to extension (or if such day is not a Business Day, the immediately preceding Business Day), the Servicer shall deliver the signed Form 10-K and the signed Certification to be filed to the Indenture Trustee. In addition, the Indenture Trustee shall indemnify and hold harmless the Servicer and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Indenture Trustee's failure to deliver the certification (in the form attached hereto as Exhibit G) pursuant to this Section 3.21(c) or any inaccuracy in such certification, other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Servicer's breach of its obligations under this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Servicer and its officers, directors and Affiliates, then the Indenture Trustee shall contribute to the amount paid or payable by the Servicer, its officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Servicer, its officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Servicer and its officers, directors and Affiliates on the one hand and the Indenture Trustee on the other.

            (d) If the Securities and Exchange Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.21, to be conducted differently than as described, the Issuer and the Indenture Trustee will reasonably cooperate to amend the provisions of this Section 3.21 in order to comply with such amended reporting requirements and such amendment of this Section 3.21. Any such Supplemental Indenture shall be made in accordance with the Section 9.01 without further consent of the Noteholders and without the requirement to deliver an Opinion of Counsel delivered to the Servicer and the Indenture Trustee as set forth in
Section 9.03 hereof. Such Supplemental Indenture may result in the reduction of the reports filed by the Indenture Trustee on behalf of the Issuer under the Exchange Act. Notwithstanding the foregoing, neither the Issuer nor the Indenture Trustee shall be obligated to enter into any amendment pursuant to this Section 3.21 that adversely affects its obligations and immunities under this Indenture.

            (e) In filing any Monthly Form 8-K or Form 10-K, the Indenture Trustee shall not undertake any analysis of, and shall have no responsibility for, any financial information, accountant's report, certification or other matter contained therein, except for computations performed by the Indenture Trustee and reflected in the Payment Date Statement; provided, however, that all information provided by the Servicer to the Indenture Trustee under Section 3.01(a) of the Servicing Agreement for inclusion in the Payment Date Statements has been accurately transcribed.

            (f) Upon any filing with the Commission, the Indenture Trustee shall promptly deliver to the Issuer and the Servicer a copy of any such executed report, statement or information.

            (g) Prior to January 30 of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15 Suspension Notification with respect to the Issuer.

            (h) Upon the request of the Indenture Trustee, the Grantor shall provide to the Indenture Trustee in a timely manner all such information or documentation as the Indenture Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 3.21.

            SECTION 3.22 Representations and Warranties Regarding the Trust Estate.

            The Issuer represents and warrants as follows:

            (a) This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Trust Estate in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer;

            (b) All of the Trust Estate constitutes "securities entitlements," "instruments," "general intangibles" or "financial assets" (within the meaning of the applicable Uniform Commercial Code);

            (c) The Issuer owns and has good and marketable title to the Trust Estate free and clear of any lien, claim or encumbrance of any Person;

            (d) The Issuer has caused or will have caused, within ten (10) days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Estate granted to the Indenture Trustee hereunder;

            (e) The Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in the Holding Account;

            (f) Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Estate. The Issuer has not authorized the filing of and is not aware of any filed financing statement listing the Issuer as debtor that include a description of collateral covering the Trust Estate. The Issuer is not aware of any judgment or tax lien filings against the Issuer;

            (g) All original executed copies of each Account Note or Mortgage Note, as applicable, Mortgage or other writing constituting an "instrument" (within the meaning of the applicable Uniform Commercial Code) that constitute or evidence the Trust Estate have been delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee (and the Issuer has received written acknowledgment from the Document Custodian that the Document Custodian is acting solely as agent of the Indenture Trustee);

            (h) None of the "instruments" (within the meaning of the applicable Uniform Commercial Code) that constitute or evidence the Trust Estate has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee;

            (i) The Issuer has received all consents and approvals required by the terms of the Trust Estate to the transfer to the Indenture Trustee of its interest and rights in the Trust Estate hereunder;

            (j) Each of the Holding Account, the Collection Account, the Capitalized Interest Account, the Interest Reserve Account and the Pre-Funding Account is a "securities account" (within the meaning of the applicable Uniform Commercial Code);

            (k) Other than the Holding Account, the Collection Account, the Capitalized Interest Account, the Interest Reserve Account and the Pre-Funding Account, the Trust Estate consists of (i) Mortgage Notes, Account Notes, promissory notes, contracts or other writings constituting "instruments" (within the meaning of the applicable Uniform Commercial Code) or (ii) "general intangibles" (within the meaning of the applicable Uniform Commercial Code);

            (l) The Collection Account, the Capitalized Interest Account, the Interest Reserve Account and the Pre-Funding Account are not in the name of any Person other than the Indenture Trustee. The Issuer has not consented to the securities intermediary of the Holding Account to comply with entitlement orders of any Person other than the Indenture Trustee;

            (m) All of the Trust Estate consisting of "security entitlements" (within the meaning of the applicable Uniform Commercial Code) has been and will be credited to one of the Holding Account, the Collection Account, the Capitalized Interest Account, the Interest Reserve Account and the Pre-Funding Account;

            (n) The securities intermediary for the Holding Account has agreed to treat all assets credited to such account as "financial assets" (within the meaning of the applicable Uniform Commercial Code);

            (o) The security interest of the Indenture Trustee in the Trust Estate shall, until payment in full of the indebtedness secured hereunder and termination of this Indenture, be a first-priority perfected security interest;

            (p) Each of the foregoing representations shall, as applicable, be deemed repeated each time new assets become part of the Trust Estate;

            (q) The foregoing representations shall survive termination of this Indenture; and

            (r) The foregoing representations may not be waived, amended or modified without 60 days prior notice to S&P.


                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

            SECTION 4.01 Satisfaction and Discharge of Indenture.

            (a) Whenever the following conditions shall have been satisfied:

                  (1) either

                        (A) all Notes theretofore authenticated and delivered
                  (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                  Section 2.08, and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

                        (B) all Notes not theretofore delivered to the Indenture
                  Trustee for cancellation

                              (i) have become due and payable, or

                              (ii) will become due and payable at the Maturity
                  of the final instalment of the principal thereof within one year, or

                              (iii) are to be called for redemption within one
                  year under irrevocable arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense of the Issuer, and the Issuer, in the case of clauses (i), (ii) or (iii) above, has deposited or caused to be deposited with the Indenture Trustee, in trust for such purpose, an amount of cash (which cash, in the case of clauses (ii) and (iii) above must constitute Eligible Moneys) sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the Maturity of their entire unpaid principal amount or the applicable Redemption Date, as the case may be;

                  (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer;

                  (3) the Issuer has delivered to the Indenture Trustee an
            Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for the satisfaction and discharge of this Indenture have been complied with and covering such other matters as the Indenture Trustee may reasonably request;

            then, upon Issuer Request this Indenture and the lien, rights and interests created hereby and thereby shall cease to be of further effect, and the Indenture Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuer, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and deliver, to the Issuer or upon Issuer Order all cash, securities and other property held by it as part of the Trust Estate remaining after satisfaction of the conditions set forth in clauses (1) and (2) above.

            (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 6.07, the obligations of the Indenture Trustee to the Issuer and to the Holders of Notes under Section 3.03, the obligations of the Indenture Trustee to the Holders of Notes under Section 4.02 and the provisions of Article II with respect to lost, stolen, destroyed or mutilated Notes, registration of transfers of Notes, and rights to receive payments of principal of and interest on the Notes shall survive and the provisions of Section 5.06 as they relate to clause
(a) of Section 5.06 shall continue for one year after such satisfaction and discharge.

            SECTION 4.02 Application of Trust Money.

            All money deposited with the Indenture Trustee pursuant to Sections
3.03 and 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.


                                    ARTICLE V

                              DEFAULTS AND REMEDIES

            SECTION 5.01 Event of Default.

            "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) (i) there shall occur a default in the payment of any
            amount due under the Notes by or on the Indenture Maturity Date,
            (ii) there shall occur a failure to apply funds in the Collection Account in accordance with Section 8.02(b) and such failure shall continue for a period of two Business Days, (iii) there shall occur a default in the payment when due of interest on any Notes and such default shall continue for a period of thirty days (provided that neither the reimbursement of any Realized Loss Amounts nor interest on any Realized Loss Amounts in respect of any Class of Notes will be deemed due unless there exist Available Funds sufficient to pay such amount and all prior amounts under the Available Funds Allocation) or (iv) there shall occur a failure to pay the Outstanding Principal Amount of each Class of Notes on the Indenture Maturity Date;

                  (2) the Issuer shall breach or default in the due observance of any one or more of the covenants set forth in Section 3.08;

                  (3) the Issuer shall breach, or default in the due observance or performance of, any other of its other covenants in this Indenture, such Default shall continue for a period of five Business Days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of Notes entitled to 51% or more of the aggregate Voting Rights of all Classes voting together as a single class, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (4) there shall occur the entry of a decree or order for
            relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (5) there shall occur the commencement by the Issuer of a
            voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing.

            SECTION 5.02 Acceleration of Maturity; Rescission and Annulment.

            Prior to the Indenture Maturity Date, upon the occurrence of an Event of Default, the Indenture Trustee or the Holders entitled to at least 66 2/3% of the aggregate Voting Rights of the Notes then Outstanding may declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be immediately due and payable by a notice in writing to the Issuer (and to the Indenture Trustee if given by such Noteholders). Upon such declaration, the Indenture Trustee may, or at the written direction of the Holders entitled to at least 66 2/3% of the aggregate Voting Rights of the Notes then Outstanding shall, pursue one or more remedies subject to, and in accordance with the terms of this Indenture, including without limitation, selling the Mortgage Assets at one or more public or private sales. Notwithstanding such acceleration of the Maturity of the Notes and subject to Section 5.05(a), the Indenture Trustee shall refrain from selling the Mortgage Assets and continue to apply all amounts received on the Mortgage Assets to payments due on the Notes in accordance with Section 8.02(b) hereof if
(i) the Indenture Trustee determines, in accordance with Section 5.05(b), that anticipated collections on the Mortgage Assets would be sufficient to pay the most senior Class of Notes then Outstanding and (ii) the Indenture Trustee has not been otherwise directed by the Holders of all the Notes.

            On or after the Indenture Maturity Date, if an Event of Default occurs or shall have occurred, the Indenture Trustee shall declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be immediately due and payable by a notice in writing to the Issuer. Upon such declaration, the Indenture Trustee may, or at the direction or with the consent of the Holders entitled to at least a majority of the Voting Rights of all Classes of Notes voting together as a single class shall pursue one or more remedies subject to, and in accordance with the terms hereof, including without limitation, selling the Mortgage Assets at one or more public or private sales. Notwithstanding the acceleration of the Maturity of the Notes and subject to Section 5.05(a), the Indenture Trustee shall refrain from selling the Mortgage Assets and continue to apply all amounts received on the Mortgage Assets to payments due on the Notes in accordance with Section 8.02(b) hereof if
(i) the Indenture Trustee determines, in accordance with Section 5.05(b), that anticipated collections on the Mortgage Assets would be sufficient to pay all the Classes of Notes then Outstanding and (ii) the Indenture Trustee has not been otherwise directed by the Holders of all the Notes.

            Notwithstanding the foregoing, the Indenture Trustee may not declare the Notes to be due and payable pursuant to this Section 5.02 as a result of an Event of Default arising solely from the Issuer's failure to perform any of its agreements set forth in Section 6.07.

            At any time after such a declaration of acceleration of Maturity of the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Holders entitled to at least a majority of the aggregate Voting Rights of all Classes of Notes Outstanding voting together as a single class, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (1) the Issuer has paid or deposited with the Indenture
            Trustee a sum sufficient to pay

                        (A) all payments of principal of and interest on all
                  Notes and all other amounts which would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                        (B) all sums paid or advanced by the Indenture Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

                  (2) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 5.15.

            No such rescission shall affect any subsequent Default or impair any right consequent thereon.

            SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

            The Issuer covenants that if an Event of Default shall occur and be continuing, the Issuer will pay to the Indenture Trustee for the benefit of the Holders of the Notes:

                  (1) (A) if the Notes have not been declared due and payable, the whole amount then due and payable on the Notes in respect of principal, including Realized Loss Amounts; or

                        (B) if the Notes have been declared due and payable and
                  such declaration and its consequences have not been rescinded and annulled, the Aggregate Outstanding Principal Amount of all Notes, including Realized Loss Amounts;

                  (2) (A) if the Notes have not been declared due and payable, the whole amount then due and payable on the Notes in respect of interest, including interest on any overdue instalments of principal at the applicable Note Interest Rate, and, to the extent payment of such interest on interest shall be legally enforceable, interest on any overdue instalments of interest at the applicable Note Interest Rate and interest due and payable with respect to unreimbursed Realized Loss Amounts; or

                        (B) if the Notes have been declared due and payable and
                  such declaration and its consequences has not been rescinded and annulled, (i) with respect to the period prior to the date of such declaration, accrued interest to the date of such declaration, at the applicable Note Interest Rate, on the Outstanding Principal Amount of each Note and interest to the date of such declaration at the applicable Note Interest Rate, on any instalment of interest on each Note that was not paid when due, but only to the extent that payment of such interest on interest shall be legally enforceable and interest to the date of such declaration at the applicable Note Interest Rate, on any previously unreimbursed Realized Loss Amounts and (ii) with respect to the period from and including the date of such declaration, interest to the date such payment is made, at the applicable Note Interest Rate, on the Outstanding Principal Amount of each Note and on any instalment of interest on each Note that was not paid when due, but only to the extent that payment of such interest on interest shall be legally enforceable and on any previously unreimbursed Realized Loss Amounts; and

                  (3) in addition thereto, such further amounts as shall be
            sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agent and counsel.

            If the Issuer fails to pay such amounts forthwith upon such demand, or in any event if an Event of Default under clause (1) of Section 5.01 shall have occurred, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law.

            If an Event of Default occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy, including, without limitation, instituting a Proceeding prior to any declaration of acceleration of the Maturity of the Notes for the collection of all amounts then due and unpaid on the Notes, prosecuting such Proceeding to final judgment or decree, enforcing the same against the Trust Estate and collecting out of the property, wherever situated, of the Issuer the moneys adjudged or decreed to be payable in the manner provided by law, provided, however, that neither the Indenture Trustee nor any owner of any equity interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for any amounts payable under the Notes or this Indenture.

            SECTION 5.04 Remedies.

            If an Event of Default shall have occurred and be continuing and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may (subject to Sections 5.02, 5.05 and 5.18, to the extent applicable) do one or more of the following:

            (a) institute Proceedings for the collection of all amounts then payable on the Notes, or under this Indenture in respect of Notes, whether such amounts have become due and payable by declaration of acceleration or otherwise and all amounts payable under the Servicing Agreement, enforce any judgment obtained, and collect from the Issuer moneys adjudged due;

            (b) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

            (c) file or record all Assignments that have not previously been recorded;

            (d) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

            (e) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Holders of the Notes hereunder.

            In the event the Indenture Trustee takes any of the foregoing actions to protect the Noteholders' rights or interests under the Indenture, the Indenture Trustee shall be indemnified from the Trust Estate against any loss, liability or expense arising out of or in connection with any such actions.

            SECTION 5.05 Optional Preservation of Trust Estate.

            (a) If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall apply all Remittances and other amounts receivable with respect to the Trust Estate, first, to the Issuer Expenses and then to the payment of the principal of and interest on the Notes as and when such principal and interest would have become due pursuant to the terms of Section 8.02(b) hereof and to such other purposes as are specified in this Indenture, with all such Remittances and other amounts being applied as if there had not been a declaration of acceleration of the Maturity of the Notes, provided that:

            (i) the Indenture Trustee shall have determined that the Remittances and other amounts receivable with respect to the Trust Estate are sufficient to provide the funds required to pay the principal of and interest on the applicable Class or Classes of Notes specified in Section
      5.02 hereof;

            (ii) all the Holders of the Notes shall not have directed the Indenture Trustee in accordance with Section 5.14 (subject, however, to Section 5.18(b)) to sell the Trust Estate securing such Notes;

            (iii) there shall have been delivered to the Indenture Trustee an Opinion of Counsel to the effect that notwithstanding the acceleration of the Maturity of the Notes, but after giving effect to the provisions of this Section 5.05;

                  (A) in accordance with the provisions of this Section 5.05, the Issuer is legally obligated to make payments of principal of and interest on the Notes and perform its obligations hereunder in the same manner and amounts as it was legally obligated to make such payments prior to the acceleration of the Maturity of the Notes; and

                  (B) such obligation is legally enforceable under applicable law, subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law).

            (iv) unless the Trust Estate has already been acquired by the Indenture Trustee in a Sale conducted pursuant to Section 5.18 or the lien of this Indenture has been otherwise foreclosed and all rights of the Issuer in the Trust Estate have been terminated by such foreclosure, the Issuer shall not have exercised the Issuer's rights, if any, under applicable law to compel the Sale of the Trust Estate; and

            (v) if the Indenture Trustee shall have acquired the entire Trust Estate by purchasing it at any public or private Sale conducted pursuant to Section 5.18, or the lien of this Indenture shall have been otherwise foreclosed and all rights of the Issuer in the Trust Estate have been terminated by such foreclosure, there shall have been delivered to the Indenture Trustee an Opinion of Counsel to the effect that:

                        (A) the Trust Estate will not as a result of such action
                  be deemed an association taxable as a corporation under the Code; and

                        (B) notwithstanding the acquisition of the Trust Estate
                  by the Indenture Trustee, the rights, powers and duties of the Indenture Trustee with respect to the Trust Estate (or the proceeds thereof) and the Noteholders and the rights of the Noteholders shall continue to be governed by the terms of this Indenture.

            (b) The Indenture Trustee may in its sole discretion rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with subsection
(a) of this Section 5.05 and as to the sufficiency of the Remittances and other amounts receivable with respect to the Trust Estate to make the required payments of principal of and interest on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency. Such an opinion may, but need not, be obtained by the Indenture Trustee in its sole discretion or may be delivered to the Indenture Trustee by an Independent investment banking firm of national reputation engaged by the Issuer to prepare and deliver such opinion.

            (c) Pending determination by the Indenture Trustee as to whether the criteria set forth in subsection (a) of this Section 5.05 are satisfied, all Remittances and other amounts receivable with respect to the Trust Estate shall be applied first to payment of Issuer Expenses that consist of the fees and expenses of, and other amounts payable to, the Owner Trustee, the Indenture Trustee and the Successor Servicer, and the Servicing Fee and then pursuant to
Section 8.02(b) to the payment of the principal of and interest on the Notes as and when such principal and interest would have become due pursuant to the terms hereof and of the Notes if there had not been a declaration of acceleration of the Maturity of the Notes. The Indenture Trustee shall make its determination whether the criteria set forth in subsection (a) of this Section 5.05 can be satisfied as promptly as practicable following any declaration of acceleration of the Maturity of the Notes.

            (d) If the Indenture Trustee determines that the criteria set forth in subsection (a) of this Section 5.05 are not or cannot be satisfied, then all amounts collected by the Indenture Trustee pursuant to this Section 5.05 or otherwise shall be applied in accordance with Section 5.08.

            SECTION 5.06 Indenture Trustee May File Proofs of Claim.

            (a) The Indenture Trustee shall promptly notify the Noteholders of
(i) the commencement of any of the events or proceedings (individually, an "Insolvency Proceeding") described in Section 5.01(5) hereof with respect to the Issuer and (ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of principal of, or interest on, the Notes. The obligation of the Indenture Trustee to notify the Noteholders of any Insolvency Proceeding or Preference Claims is expressly limited to such matters of which a Responsible Officer of the Indenture Trustee has actual knowledge. The Indenture Trustee, on its behalf and on behalf of the Holders, may, at any time during the continuation of an Insolvency Proceeding, direct all matters relating to such Insolvency Proceeding, including, without limitation, (i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim and (iii) the posting of any surety, supersedeas or performance bond pending any such appeal;

            (b) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the Notes shall then be due and payable as therein expressed or by declaration or otherwise) shall be entitled and empowered, by intervention in such Proceeding or otherwise, to

            (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Noteholders allowed in such Proceeding, and

            (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 6.07.

            Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment, or composition affecting any of the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.

            SECTION 5.07 Indenture Trustee May Enforce Claims Without Possession of Notes.

            All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee in accordance with Section 5.03 shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the benefit of the Holders of the Notes in the priority specified herein. Any surplus shall be available, in accordance with Section 5.08, for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

            SECTION 5.08 Application of Money Collected.

            If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to the Notes pursuant to this Article or otherwise and any moneys which may then be held or thereafter received by the Indenture Trustee as security for the Notes shall (unless such money is being applied in accordance with Section 5.05(a)) be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of the entire amount due on account of principal of and interest on any Notes, upon presentation and surrender thereof:

                  First: To the payment of Issuer Expenses;

                  Second: To the holders of the Class A Notes, in an amount up to the Interest Accrual Amount thereof;

                  Third: To the holders of the Class A Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

                  Fourth: To the holders of the Class M-1 Notes, in an amount up to the Interest Accrual Amount thereof ;

                  Fifth: To the holders of the Class M-1 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

                  Sixth: To the holders of the Class M-2 Notes, in an amount up to the Interest Accrual Amount thereof;

                  Seventh: To the holders of the Class M-2 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

                  Eighth: To the holders of the Class B Notes, in an amount up to the Interest Accrual Amount thereof;

                  Ninth: To the holders of the Class B Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

                  Tenth: To the holders of the Class A Notes, in an amount up to the Class A Outstanding Principal Amount, ratably, without preference or priority of any kind;

                  Eleventh: To the holders of the Class A Notes, accrued and unpaid interest at the related Note Interest Rate on the amount of any unreimbursed Class A Realized Loss Amounts previously allocated thereto;

                  Twelfth: To the holders of the Class A Notes, in an amount up to the amount of any unreimbursed Class A Realized Loss Amounts previously allocated thereto;

                  Thirteenth: To the holders of the Class M-1 Notes, in an
            amount up to the Class M-1 Outstanding Principal Amount, ratably, without preference or priority of any kind;

                  Fourteenth: To the holders of the Class M-1 Notes, accrued and unpaid interest at the related Note Interest Rate on the amount of any unreimbursed Class M-1 Realized Loss Amounts previously allocated thereto;

                  Fifteenth: To the holders of the Class M-1 Notes, in an amount up to the amount of any unreimbursed Class M-1 Realized Loss Amounts previously allocated thereto;

                  Sixteenth: To the holders of the Class M-2 Notes, in an amount up to the Class M-2 Outstanding Principal Amount, ratably, without preference or priority of any kind;

                  Seventeenth: To the holders of the Class M-2 Notes, accrued and unpaid interest at the related Note Interest Rate on the amount of any unreimbursed Class M-2 Realized Loss Amounts previously allocated thereto;

                  Eighteenth: To the holders of the Class M-2 Notes, in an
            amount up to the amount of any unreimbursed Class M-2 Realized Loss Amounts previously allocated thereto;

                  Nineteenth: To the holders of the Class B Notes, in an amount up to the Class B Outstanding Principal Amount of the Class B Notes, ratably, without preference or priority of any kind;

                  Twentieth: To the holders of the Class B Notes, accrued and unpaid interest at the related Note Interest Rate on the amount of any unreimbursed Class B Realized Loss Amounts previously allocated thereto;

                  Twenty-First: To the holders of the Class B Notes, in an
            amount up to the amount of any unreimbursed Class B Realized Loss Amounts previously allocated thereto;

                  Twenty-Second: To the Successor Servicer, in an amount up to any due and unpaid "expenses" (as defined in Section 5.4 of the Standby Servicing Agreement) owed to the Successor Servicer pursuant to Section 5.4 of the Standby Servicing Agreement, but only to the extent not received from the terminated Servicer under the Standby Servicing Agreement; and

                  Twenty-Third: To the payment of the remainder, if any, to the
            Issuer or any other Person legally entitled thereto.

            SECTION 5.09 Limitation on Suits.

            No Holder of a Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the
            Indenture Trustee of a continuing Event of Default;

                  (2) the Holders of Notes entitled to 51% or more of the
            aggregate Voting Rights of all Classes Outstanding voting together as a single class (or, if there has been a declaration that the Notes are immediately due and payable, or a sale or foreclosure with respect to the Mortgage Assets, the required holders of the applicable Class or Classes of Notes as set forth in Section 5.02 hereof) shall have made written request to the Indenture Trustee to institute such Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (3) such Holder or Holders have offered to the Indenture
            Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed or refused to institute any such Proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of Notes entitled to 51% or more of the aggregate Voting Rights;

            it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes in the priority specified herein.

            SECTION 5.10 Unconditional Rights of Noteholders to Receive Principal and Interest.

            To the extent permitted by applicable law, the Holder of any Note shall have the right, which right is absolute and unconditional except to the extent restricted by applicable law, to receive payment of each instalment of interest when due and payable on such Note on the respective Payment Dates of such instalments of interest and to receive payment of each instalment of principal of such Note when due (or in the case of any Note called for redemption, on the date fixed for such redemption) and to institute suit for the enforcement of any such payment, and except as otherwise set forth in this Indenture, such right shall not be impaired without the consent of such Holder.

            SECTION 5.11 Restoration of Rights and Remedies.

            If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

            SECTION 5.12 Rights and Remedies Cumulative.

            No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 5.13 Delay or Omission Not Waiver.

            No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

            SECTION 5.14 Control by the Noteholders.

            The Holders of Notes entitled to at least a majority of the aggregate Voting Rights of all Classes voting together as a single class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) any direction to the Indenture Trustee to undertake a Sale of the Trust Estate shall be by the Holders of Notes entitled to the percentage of the Voting Rights specified in Section 5.18(b)(1) or
            (2), whichever is applicable,

                  (3) if the conditions to retention of the Trust Estate set forth in Section 5.05(a) have been satisfied, then any direction by less than all of the Noteholders to the Indenture Trustee to undertake a Sale of the Trust Estate shall be of no force and effect, and

                  (4) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Indenture Trustee need not take action which it determines might involve it in liability or expense or be unjustly prejudicial to the Noteholders not consenting.

            Notwithstanding anything herein to the contrary, any direction to the Indenture Trustee to declare the Notes due and payable shall be made by those Classes of Notes as specified in Section 5.02 hereof.

            SECTION 5.15 Waiver of Past Defaults.

            The Holders entitled to the Voting Rights specified in Section 5.02 hereof may, on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences, except a Default

                  (1) in the payment of any instalment of principal of, or
            interest on, any Note; or

                  (2) in respect of a covenant or provision hereof which under
            Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            SECTION 5.16 Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate Notes representing more than 10% of the Voting Rights, or to any suit instituted by any Noteholder for the enforcement of the payment of any instalment of interest on any Note on or after the maturity thereof expressed in such Note or for the enforcement of the payment of any instalment of principal of any Note when due (or, in the case of a Note called for redemption, on or after the applicable redemption date) or for the enforcement of the payment of any instalment of principal of any Note when due as indicated in the Payment Date Statement prepared and delivered by the Indenture Trustee pursuant to Section 2.09(d).

            SECTION 5.17 Waiver of Stay or Extension Laws.

            The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants in, or the performance of, this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 5.18 Sale of Trust Estate.

            (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section 5.18. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. To the fullest extent permitted by law, the Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

            (b) The Indenture Trustee shall not in any private or public Sale sell the Trust Estate, or any portion thereof, unless

                  (1) prior to the Indenture Maturity Date, the Holders of Notes entitled to 51% or more of the aggregate Voting Rights of all Classes voting together as a single class, consent to or direct the Indenture Trustee to make, such Sale, or

                  (2) the Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in
            Section 5.05(a)(i), (iii) or (iv) cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05(b), and prior to the Indenture Maturity Date, the Holders of Notes entitled to 51% or more of at least a majority of the aggregate Voting Rights of all Classes voting together as a single class, consent to such Sale.

            The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.18(b).

            (c) Unless the Holders of Notes entitled to 51% or more at least a majority of the aggregate Voting Rights of all Classes voting together as a single class, have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the entire amount which would be payable to the Holders under the Notes, in full payment thereof in accordance with Section 5.08 on the Payment Date next succeeding the date of such Sale has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid; provided that the payment for such bid will be limited to the application of the credit as set forth in Section 5.18(d)(2).

            (d) In connection with a Sale of all or any portion of the Trust Estate,

                  (1) any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                  (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private Sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes as a result of such Sale in accordance with Section 5.08 on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                  (3) the Indenture Trustee shall execute and deliver an
            appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

                  (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                  (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

            SECTION 5.19 Action on Notes.

            The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders of Notes shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate.

            SECTION 5.20 Allocation of Realized Loss Amount.

            On each Payment Date: any Class A Realized Loss Amount allocated to the Class A Notes will be applied in reduction of the Class A Outstanding Principal Amount; any Class M-1 Realized Loss Amount will be applied in reduction of the Class M-1 Outstanding Principal Amount; any Class M-2 Realized Loss Amount will be applied in reduction of the Class M-2 Outstanding Principal Amount; and any Class B Realized Loss Amount will be applied in reduction of the Class B Outstanding Principal Amount; in each case, until the Outstanding Principal Amount of such Class has been reduced to zero.


                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

            SECTION 6.01 Duties of Indenture Trustee.

            (a) If an Event of Default known to a Responsible Officer of the Indenture Trustee has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

                  (1) The Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations of the Indenture Trustee shall be read into this Indenture.

                  (2) In the absence of bad faith on its part, the Indenture
            Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture. The Indenture Trustee shall, however, examine such certificates and opinions to determine whether they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof or whether procedures specified by or pursuant to the provisions of this Indenture have been followed in the preparation thereof.

            (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of subsection (b)
            of this Section.

                  (2) The Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.14.

            (d) For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice of any Event of Default described in Section 5.01(2) through 5.01(5) or any Default described in Section 5.01(2) through 5.01(5) unless a Responsible Officer assigned to and working in the Indenture Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Notes, the Issuer, the Trust Estate or this Indenture.

            (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section.

            (g) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Trust Estate following an Event of Default and a consequent declaration of acceleration of the Maturity of the Notes secured thereby, whether such extinguishment occurs through a Sale of the Trust Estate to another Person, the acquisition of the Trust Estate by the Indenture Trustee or otherwise, the rights, powers and duties of the Indenture Trustee with respect to the Trust Estate (or the proceeds thereof) and the Holders of the Notes and the rights of such Noteholders shall continue to be governed by the terms of this Indenture.

            (h) The Indenture Trustee agrees not to consent to or cause the filing of a petition in bankruptcy against the Issuer as a result of any amounts due and owing the Indenture Trustee in its capacity as trustee hereunder.

            SECTION 6.02 Notice of Default.

            Upon a Default becoming known to the Indenture Trustee, the Indenture Trustee shall, within 90 days after the occurrence of such Default becomes known to the Indenture Trustee, transmit notice of such Default by mail to all Holders of Notes as to which such Default has occurred and to S&P, unless such Default shall have been cured or waived; provided, however, that except in the case of a Default of the type described in Section 5.01(1), the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Notes; and provided, further, that in the case of any Default of the character specified in Section 5.01(3) or 5.01(4) no such notice to Noteholders shall be given until at least 30 days after the occurrence thereof.

            SECTION 6.03 Rights of Indenture Trustee.

            (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel; provided, however, that the Indenture Trustee may not, by relying on an Officer's Certificate or Opinion of Counsel, refrain from making payments of principal or interest on the Notes or exercise remedies pursuant to Article V. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

            (c) The Indenture Trustee may act through agents, nominees, custodians or attorneys and shall not be responsible for the misconduct or negligence of any agent, nominees, custodians or attorneys appointed with due care.

            (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers as provided herein.

            (e) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith pursuant to the Indenture at the direction of Holders of Notes in accordance with the Indenture, after notice to the Holders of the Notes of a Default under this Indenture.

            (f) The Indenture Trustee shall be afforded the same rights, protections, immunities and indemnities in each of its capacities, including, without limitation, as Note Registrar and Paying Agent.

            (g) The Indenture Trustee may consult with counsel and the advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

            (h) The Indenture Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (i) Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for any special, indirect or consequential damages of any kind whatsoever.

            (j) In no event shall the Indenture Trustee be responsible for the actions or omissions of the Issuer, the Servicer or any Document Custodian.

            SECTION 6.04 Not Responsible for Recitals or Issuance of Notes.

            The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Issuer and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations with respect to the Trust Estate or as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof or any money paid to the Issuer or upon Issuer Order pursuant to the provisions hereof.

            SECTION 6.05 May Hold Notes.

            The Indenture Trustee, any Agent, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Indenture Trustee, Agent, or such other agent.

            SECTION 6.06 Money Held in Trust.

            Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by Sections 8.03 and 8.04, by any other provision of this Indenture or by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except to the extent of income or other gain on investments which are obligations of the Indenture Trustee, in its commercial capacity, and income or other gain actually received by the Indenture Trustee on investments which are obligations of others.

            SECTION 6.07 Compensation and Reimbursement.

            The Issuer (with respect to clause (1) below), Mid-State Capital Corporation (with respect to clauses (2) and (4) below) and Mid-State Homes, Inc. (with respect to clause (3) below) agree:

                  (1) subject to any separate written agreement with the
            Indenture Trustee, to pay the Indenture Trustee from time to time reasonable compensation for all services rendered by it hereunder or any documents executed in connection herewith (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to
            reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in connection with the administration of the Trust Estate pursuant to the terms of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel incurred in connection with litigation affecting the Trust Estate or the Indenture Trustee), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

                  (3) for so long as Mid-State Homes, Inc. is the Servicer, to indemnify and hold harmless the Indenture Trustee and its officers, agents, employees, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of Mid-State Homes, Inc.'s failure to sign and deliver either the Certification or the Form 10-K within the time frame provided in Section 3.21(c), other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Indenture Trustee's breach of its obligations under this Indenture. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Indenture Trustee and its officers, agents, employees, directors and Affiliates, then Mid-State Homes, Inc. shall contribute to the amount paid or payable by the Indenture Trustee, its officers, agents, employees, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Indenture Trustee, its officers, agents, employees, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Indenture Trustee and its officers, agents, employees, directors and Affiliates on the one hand and Mid-State Homes, Inc. on the other; and

                  (4) to indemnify the Indenture Trustee and its officers,
            directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of, or in connection with, the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                  (i) with respect to any such claim, the Indenture Trustee
            shall have given Mid-State Capital Corporation or Mid-State Homes, Inc., as the case may be, written notice thereof promptly after the Indenture Trustee shall have knowledge thereof;

                  (ii) while maintaining absolute control over its own defense, the Indenture Trustee shall cooperate and consult fully with Mid-State Capital Corporation in preparing such defense; and

                  (iii) notwithstanding anything to the contrary in this Section
            6.07(3), Mid-State Capital Corporation shall not be liable for settlement of any such claim by the Indenture Trustee entered into without the prior consent of Mid-State Capital Corporation, which consent shall not be unreasonably withheld or delayed.

            As security for the performance of the obligations of the Issuer under this Section, the Indenture Trustee shall have a lien ranking junior to the lien of this Indenture for the benefit of the Holders of the Notes (but senior to all other liens, if any) upon all property and funds held or collected as part of the Trust Estate by the Indenture Trustee in its capacity as such. The Indenture Trustee shall not institute any Proceeding seeking the enforcement of such lien against the Trust Estate unless such Proceeding is in connection with a Proceeding in accordance with Article V for enforcement of the lien of this Indenture for the benefit of the Holders of the Notes after the occurrence of an Event of Default (other than an Event of Default arising solely from the Issuer's failure to pay amounts due the Indenture Trustee under this Section 6.07) and a resulting declaration of acceleration of Maturity of the Notes which has not been rescinded and annulled.

            SECTION 6.08 Eligibility; Disqualification.

            This Indenture shall always have a Indenture Trustee who satisfies the requirements of TIA ss. 310(a)(1) and who is Independent of the Issuer and Servicer (except that the Indenture Trustee may serve as Successor Servicer). The Indenture Trustee shall always have a combined capital and surplus as stated in Section 6.09. The Indenture Trustee shall be subject to TIA ss. 310(b). The Indenture Trustee shall have a place of business in the State of Florida. Any successor Indenture Trustee shall execute the Servicing Agreement and this Indenture.

            SECTION 6.09 Indenture Trustee's Capital and Surplus.

            The Indenture Trustee or any successor or substitute trustee shall at all times have a combined capital and surplus of at least $50,000,000 and the long-term unsecured debt obligations of which are rated at least "AA-" and "A1" by S&P and Moody's, respectively and the short-term unsecured debt obligations of which are rated at least "A-1" by S&P. If the Indenture Trustee publishes annual reports of condition of the type described in TIA ss. 310(a)(2), its combined capital and surplus for purposes of this Section 6.09 shall be as set forth in the latest such report.

            SECTION 6.10 Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 6.11

            (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. The costs and expenses incurred in connection with the resignation of the Indenture Trustee and any petition filed for appointment of a Successor Indenture Trustee shall be paid by the Issuer.

            (c) The Indenture Trustee may be removed at any time by Act of the Holders of Notes entitled to 51% or more of the aggregate Voting Rights of all Classes voting together as a single class delivered to the Indenture Trustee and to the Issuer.

            (d) If at any time:

                  (1) the Indenture Trustee shall have a conflicting interest prohibited by Section 6.08 and shall fail to resign or eliminate such conflicting interest in accordance with Section 6.08 after written request therefor by the Issuer or by any Noteholder, or

                  (2) the Indenture Trustee shall cease to be eligible under
            Section 6.09 or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by an Issuer Order may remove the Indenture Trustee, or (ii) subject to Section 5.16, any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

            (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Issuer by an Issuer Order shall promptly appoint a successor Indenture Trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Indenture Trustee has not been appointed by the Issuer, then a successor trustee shall be appointed by Act of the Holders of Notes entitled to 51% or more of the aggregate Voting Rights of all Classes voting together as a single class delivered to the Issuer and the retiring Indenture Trustee. The successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Issuer. If no successor Indenture Trustee shall have been so appointed by the Issuer or Noteholders or the successor Indenture Trustee shall not have accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

            (f) The Issuer shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to the Noteholders and S&P. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

            SECTION 6.11 Acceptance of Appointment by Successor.

            Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges, execute and deliver an Instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder subject nevertheless to its lien, if any, provided for in Section 6.07. Upon request of any such successor Indenture Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

            No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

            SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee.

            Any entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such entity shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

            SECTION 6.13 Preferential Collection of Claims Against Issuer.

            The Indenture Trustee shall be subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b), and a Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated in TIA ss. 311(a).

            SECTION 6.14 Co-trustees and Separate Indenture Trustees.

            At any time or times, for the purpose of meeting the legal requirements of the TIA or of any jurisdiction in which any of the Trust Estate may at the time be located, the Issuer and the Indenture Trustee shall have power to appoint, and, upon the written request of the Indenture Trustee or of the Holders of Notes entitled to 51% or more of the aggregate Voting Rights of all Classes voting together as a single class, the Issuer shall for such purpose join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Rating Agencies and the Indenture Trustee either to act as co-trustee, jointly with the Indenture Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone shall have power to make such appointment.

            Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any such instrument shall, on request, be executed, acknowledged and delivered by the Issuer.

            Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

                  (1) The Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised, solely by the Indenture Trustee.

                  (2) The rights, powers, duties and obligations hereby
            conferred or imposed upon the Indenture Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                  (3) The Indenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Indenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. Upon the written request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                  (4) No co-trustee or separate trustee hereunder shall be
            personally liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder, and the Indenture Trustee shall not be personally liable by reason of any act or omission of any co-trustee or other such separate trustee hereunder.

                  (5) Any Act of Noteholders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

            SECTION 6.15 Authenticating Agents.

            The Indenture Trustee may appoint an Authenticating Agent with power to act on its behalf and subject to its direction in the authentication and delivery of the Notes designated for such authentication by the Issuer and containing provisions therein for such authentication (or with respect to which the Issuer has made other arrangements, satisfactory to the Indenture Trustee and such Authenticating Agent, for notation on the Notes of the authority of an Authenticating Agent appointed after the initial authentication and delivery of such Notes) in connection with transfers and exchanges under Sections 2.06 and
2.07 as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections to authenticate and deliver Notes. For all purposes of this Indenture (other than in connection with the authentication and delivery of Notes pursuant to Sections 2.05 and 2.12 in connection with their initial issuance and for purposes of Section 2.08), the authentication and delivery of Notes by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Notes "by the Indenture Trustee." Such Authenticating Agent shall at all times be a Person that both meets the requirements of Section 6.09 for the Indenture Trustee hereunder and has its principal office in the City and State of New York.

            Any Authenticating Agent shall also serve as Note Registrar or co-Note Registrar as provided in Section 2.07. Any Authenticating Agent appointed by the Indenture Trustee pursuant to the terms of this Section 6.15 shall deliver to the Indenture Trustee as a condition precedent to the effectiveness of such appointment an instrument accepting the trusts, duties and responsibilities of Authenticating Agent and of Note Registrar or co-Note Registrar and indemnifying the Indenture Trustee for and holding the Indenture Trustee harmless against, any loss, liability or expense (including reasonable attorneys' fees) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration of the trust or exercise of authority by such Authenticating Agent, Note Registrar or co-Note Registrar.

            Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor entity is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Indenture Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer and shall mail notice of such appointment to all Holders of Notes.

            The Issuer agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. The provisions of Sections 2.10,
6.04 and 6.05 shall be applicable to any Authenticating Agent.

            SECTION 6.16 Document Custodian.

            The Indenture Trustee may appoint a Document Custodian to hold all or a portion of the Mortgage Asset Documents as agent for the Indenture Trustee, by entering into a Custodial Agreement in a form acceptable to the Issuer and the Servicer. The Indenture Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Document Custodian for the benefit of the Noteholders. Any Document Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage Asset Documents.

                                  ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

            SECTION 7.01 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.

            (a) The Issuer will furnish or cause to be furnished to the Indenture Trustee (i) monthly, not less than 10 days after the Record Date for each Payment Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes, and (ii) at such other times, as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

            (b) In addition to furnishing to the Indenture Trustee the Noteholder lists, if any, required under subsection (a), the Issuer shall also furnish all Noteholder lists, if any, required under Section 3.03 at the times required by said Section 3.03.

            SECTION 7.02 Preservation of Information; Communications to Noteholders.

            (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list, if any, furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of the Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section
7.01 upon receipt of a new list so furnished.

            (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

            (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

            SECTION 7.03 Reports by Indenture Trustee.

            (a) (i) Within 60 days after May 15 of each year (the "reporting date"), commencing with the year after the issuance of the Notes, the Indenture Trustee shall mail to all Holders (together with all other Persons to whom reports are to be transmitted under TIA ss. 313(c)) a brief report dated as of such reporting date that complies with TIA ss. 313(a); (ii) the Indenture Trustee shall also mail to Holders any reports that are required by TIA ss. 313(b)(2) with respect to any advances made by the Indenture Trustee and (iii) the Indenture Trustee shall also mail to Holders of Notes any reports required by TIA ss. 313(a)(5) and ss. 313(b)(1) with respect to the release and substitution of any Mortgage Assets. For purposes of the information required to be included in any such reports pursuant to TIA ss. 313(a)(3), 313(b)(1) or 313(b)(2), the principal amount of indenture securities outstanding on the date as of which such information is provided shall be the Aggregate Outstanding Principal Amount of the then Outstanding Notes at the date as of which such information is presented.

            (b) A copy of each report required under this Section 7.03 shall, at the time of such transmission to Noteholders, be filed by the Indenture Trustee with the Commission (unless the Indenture Trustee has filed a Form 15 Suspension Notice as set forth in Section 3.21(g) hereof) and with each securities exchange upon which the Notes are listed, provided that the Issuer has previously notified the Indenture Trustee of such listing. The Issuer will notify the Indenture Trustee when the Notes are listed on any securities exchange.

            SECTION 7.04 Compliance by Issuer with TIA ss. 314(a).

            The Issuer shall comply with the provisions of TIA ss. 314(a).

                                  ARTICLE VIII

  MORTGAGE ASSETS, PAYMENTS OF INTEREST AND PRINCIPAL, RELEASES AND SUBSEQUENT
                                    TRANSFERS

            SECTION 8.01 Collection of Moneys.

            Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it as part of the Trust Estate, and shall apply it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under the Servicing Agreement, or any Hazard Insurance Policy or any other related insurance policy, the Indenture Trustee may, and upon the request of the Holders of Notes entitled to 51% or more of the aggregate Voting Rights of all Classes voting together as a class shall, take such action as may be appropriate to enforce such payment or performance including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V.

            SECTION 8.02 Collection Account.

            (a) Prior to the initial authentication and delivery of the Notes, the Issuer shall open, at the Corporate Trust Office, a segregated trust account (the "Collection Account") in the name of the Indenture Trustee on behalf of the Noteholders which such account shall be an Eligible Account. All payments to be made from time to time to the Holders of Notes out of funds in the Collection Account pursuant to this Indenture shall be made by the Indenture Trustee as the Paying Agent of the Issuer or, pursuant to Section 3.03, by any other Paying Agent appointed by the Issuer. All moneys deposited from time to time in the Collection Account, including the deposits to be made by the Servicer in the Collection Account pursuant to the Servicing Agreement, and all deposits therein pursuant to this Indenture, and all investments made with such moneys including all income or other gain from such investments shall be held by the Indenture Trustee as part of the Trust Estate as herein provided. So long as no Servicing Default shall have occurred and be continuing, moneys in the Collection Account representing collections on the Mortgage Assets erroneously deposited therein shall be subject to withdrawals by the Servicer pursuant to Section 2.11 of the Servicing Agreement.

            (b) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the Collection Account shall be invested and reinvested by the Indenture Trustee at the Issuer's written direction in one or more Eligible Investments bearing interest or sold at discount. The Indenture Trustee shall have no obligation to invest or reinvest any funds held in the Collection Account in the absence of such written direction. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written direction. No such investment shall mature later than one Business Day prior to the next Payment Date (or on such Payment Date, in the case of obligations referred to in clause (a)(i) of the definition of Eligible Investments and in the case of Eligible Investments of which the Indenture Trustee is the obligor, so long as at the time of such investment the long-term unsecured debt securities of the Indenture Trustee are rated the Highest Credit Rating by the Rating Agencies).

            All income or other gains from investment of moneys deposited in the Collection Account shall be deposited by the Indenture Trustee in the Collection Account immediately upon receipt, and any loss resulting from such investment shall be charged to the Collection Account.

            Unless the Notes have been declared due and payable pursuant to
Section 5.02 and moneys collected by the Indenture Trustee with respect to the Notes are being applied in accordance with Section 5.08, Available Funds for such Payment Date shall be withdrawn from the Collection Account, in the amounts required, for application in the following order of priority:

                  First: To the holders of the Class A Notes, in an amount up to the Interest Accrual Amount thereof;

                  Second: To the holders of the Class A Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

                  Third: To the holders of the Class M-1 Notes, in an amount up to the Interest Accrual Amount thereof ;

                  Fourth: To the holders of the Class M-1 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

                  Fifth: To the holders of the Class M-2 Notes, in an amount up to the Interest Accrual Amount thereof;

                  Sixth: To the holders of the Class M-2 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

                  Seventh: To the holders of the Class B Notes, in an amount up to the Interest Accrual Amount thereof;

                  Eighth: To the holders of the Class B Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

                  Ninth: To the holders of the Class A Notes, in an amount up to the Class A Optimal Principal Amount;

                  Tenth: To the holders of the Class A Notes, accrued and unpaid interest at the related Note Interest Rate on the amount of any unreimbursed Class A Realized Loss Amounts previously allocated to the Class A Notes;

                  Eleventh: To the holders of the Class A Notes, in an amount up to amount of any unreimbursed Class A Realized Loss Amounts previously allocated thereto;

                  Twelfth: To the holders of the Class M-1 Notes, in an amount up to the Class M-1 Optimal Principal Amount;

                  Thirteenth: To the holders of the Class M-1 Notes, accrued and unpaid interest at the related Note Interest Rate on the amount of any unreimbursed Class M-1 Realized Loss Amounts previously allocated to the Class M-1 Notes;

                  Fourteenth: To the holders of the Class M-1 Notes, in an
            amount up to the amount of any unreimbursed Class M-1 Realized Loss Amounts previously allocated thereto;

                  Fifteenth: To the holders of the Class M-2 Notes, in an amount up to the Class M-2 Optimal Principal Amount;

                  Sixteenth: To the holders of the Class M-2 Notes, accrued and unpaid interest at the related Note Interest Rate on the amount of any unreimbursed Class M-2 Realized Loss Amounts previously allocated to the Class M-2 Notes;

                  Seventeenth: To the holders of the Class M-2 Notes, in an
            amount up to the amount of any unreimbursed Class M-2 Realized Loss Amounts previously allocated thereto;

                  Eighteenth: To the holders of the Class B Notes, in an amount up to the Class B Optimal Principal Amount;

                  Nineteenth: To the holders of the Class B Notes, accrued and unpaid interest at the related Note Interest Rate on the amount of any unreimbursed Class B Realized Loss Amounts previously allocated to the Class B Notes;

                  Twentieth: To the holders of the Class B Notes, in an amount up to the amount of any unreimbursed Class B Realized Loss Amounts previously allocated thereto;

                  Twenty-First: To the Interest Reserve Account, if necessary, such that the amount on deposit therein equals the Initial Reserve Account Deposit;

                  Twenty-Second: To the Successor Servicer, in an amount up to any due and unpaid "expenses" (as defined in Section 5.4 of the Standby Servicing Agreement) owed to the Successor Servicer pursuant to Section 5.4 of the Standby Servicing Agreement, but only to the extent not received from the terminated Servicer under the Standby Servicing Agreement; and

                  Twenty-Three: To the Issuer, free of the lien of this
            Indenture, an amount equal to the excess, if any, of (x) the Available Funds for such Payment Date over (y) the aggregate of the amounts applied pursuant to subclauses first through twenty-second in this Section 8.02(b) for such Payment Date, each such amount being the amount thereof set forth in the applicable Payment Date Statement.

            In addition to distributions of Available Funds thereto in accordance with the Available Funds Allocation, on each Payment Date the Indenture Trustee shall apply any Interest Reserve Account Withdrawal Amount in the order of priority of the Available Funds Allocation to cover any Class Interest Shortfalls or any unpaid interest at the related Note Interest Rate on any unreimbursed Realized Loss Amounts.

            On any Payment Date on which the Grantor may, but fails to, exercise its option to redeem the Notes pursuant to Section 10.01 hereof, any amounts that would be paid pursuant to priority Twenty-Second or Twenty-Third above will instead be applied in reduction of Outstanding Principal Amount in accordance with this Section 8.02(b). Any remaining amounts will be distributed to the Issuer.

            Unreimbursed Realized Loss Amounts with respect to any Class of Notes and any Payment Date will be reduced the amount of any Subsequent Recoveries allocated to such Class on such Payment Date.

            (c) Funds on deposit in the Collection Account shall be withdrawn therefrom and applied on each Payment Date to the payment of Issuer Expenses (or, in the case of fees payable to the Servicer, to the extent not paid in accordance with the Servicing Agreement); provided that (i) funds shall not be withdrawn from the Collection Account for such purpose during the period from the end of each Collection Period through the next Payment Date if such withdrawal would result in the funds on deposit in the Collection Account on such Payment Date being less than the Available Funds for such Payment Date as set forth in the related Payment Date Statement and (ii) such Issuer Expenses, to the extent not paid on such Payment Date because of clause (i), shall be paid as soon as possible after such Payment Date.

            (d) After the entire principal amount of, and accrued and unpaid interest on, the Notes and any unreimbursed Realized Loss Amounts have been paid or provided for as provided in Section 4.01, the cash balance, if any, then remaining in the Collection Account shall be withdrawn from such Collection Account by the Indenture Trustee, released from the lien of this Indenture and paid to the Issuer.

            SECTION 8.03 Capitalized Interest Account; Interest Reserve Account and Pre-Funding Account.

            (a) On the Closing Date, the Issuer shall open at the Corporate Trust Office, a segregated trust account (the "Pre-Funding Account") in the name of the Indenture Trustee on behalf of the Noteholders, which account shall be an Eligible Account.

            (b) On the Closing Date, the Issuer shall open at the Corporate Trust Office, a segregated trust account (the "Capitalized Interest Account") in the name of the Indenture Trustee on behalf of the Noteholders, which account shall be an Eligible Account.

            (c) On the Closing Date, the Issuer shall open at the Corporate Trust Office, a segregated trust account (the "Interest Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders, which account shall be an Eligible Account.

            (d) The amounts on deposit in the Pre-Funding Account, the Interest Reserve Account and the Capitalized Interest Account shall be invested in Eligible Investments in the same manner as amounts in the Collection Account as set forth in Sections 8.02(b) and 8.04 hereof.

            (e) On the Closing Date, the Issuer shall cause to be deposited in the Pre-Funding Account the amount of $50,000,000, shall cause to be deposited in the Interest Reserve Account the amount of $1,609,387.21, and shall cause to be deposited in the Capitalized Interest Account the amount of $726,411.00.

            (f) On each Subsequent Transfer Date, upon satisfaction of the conditions set forth in Section 8.09 hereof and the related Subsequent Transfer Agreement, the Indenture Trustee shall withdraw from the Pre-Funding Account an amount equal to 100% of the Aggregate Principal Balance of the Subsequent Mortgage Assets pledged to the Indenture Trustee by the Issuer on such Subsequent Transfer Date and pay such amount upon the written order of the Issuer.

            (g) On the Business Day prior to each Payment Date, the Indenture Trustee shall transfer from the Interest Reserve Account to the Collection Account the Interest Reserve Account Withdrawal Amount, if any, applicable to such Payment Date and shall distribute such amount to the Noteholders on such Payment Date pursuant to Section 8.02 hereof.

            (h) On the Business Day prior to the Payment Date immediately following the Collection Period in which the Pre-Funding Period ends, the Indenture Trustee shall (i) withdraw the unutilized Pre-Funded Amount, if any, from the Pre-Funding Account, (ii) promptly deposit such amount in the Collection Account net of Pre-Funding Earnings.

            (i) On the Business Day prior to each Payment Date, through the Payment Date immediately following the Collection Period in which the Pre-Funding Period ends, the Indenture Trustee shall transfer from the Capitalized Interest Account to the Collection Account the amount of the Capitalized Interest Shortfall, if any, applicable to such Payment Date and promptly deposit such amount in the Collection Account.

            (j) All interest and any other earnings from Eligible Investments of amounts on deposit in the Capitalized Interest Account will be retained in the Capitalized Interest Account. Any amounts remaining in the Capitalized Interest Account not needed to cover any Capitalized Interest Shortfalls on the Payment Date following the end of the Pre-Funding Period will be withdrawn therefrom by the Indenture Trustee and remitted to the Issuer, free and clear of the lien of this Indenture.

            SECTION 8.04 General Provisions Regarding the Collection Account.

            (a) The Collection Account shall relate solely to the Notes and to the Mortgage Assets, Eligible Investments and other property securing the Notes. Funds and other property in the Collection Account shall not be commingled with any other moneys or property of the Issuer or any Affiliate thereof.

            (b) The Issuer will not direct the Indenture Trustee to make any investment of any funds in the Collection Account or to sell any investment held in the Collection Account except under the following terms and conditions:

            (i) each such investment shall be made in the name of the Indenture Trustee (in its capacity as such) or in the name of a nominee of the Indenture Trustee (or, if, as indicated by an Opinion of Counsel delivered to the Indenture Trustee, applicable law provides for perfection of pledges of an investment not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered),

            (ii) the Indenture Trustee shall have sole control over such investment, the income thereon and the proceeds thereof,

            (iii) any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee or its agent, and

            (iv) the proceeds of each sale of such an investment shall be remitted by the purchaser thereof directly to the Indenture Trustee for deposit in the Collection Account.

            (c) If any amounts are needed for disbursement from the Collection Account and sufficient uninvested funds are not available therein to make such disbursement, in the absence of an Issuer Order for the liquidation of investments held therein in an amount sufficient to provide the required funds, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in the Collection Account.

            (d) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account except for its liability on investments which are liabilities of the Indenture Trustee in its commercial capacity as an obligor of any Eligible Investment.

            (e) All investments of funds in the Collection Account and all sales of investments held in the Collection Account shall, except as provided below, be made by the Indenture Trustee in accordance with an Issuer Order; provided, however, such Issuer Order shall specify investment of such funds only in Eligible Investments. Subject to compliance with the requirements of Sections 8.02(b) and 8.04(b), such Issuer Order may authorize the Indenture Trustee to make the specific investments set forth therein, to make investments from time to time consistent with the general instructions set forth therein, or to make specific investments pursuant to written instructions of the employees or agents of the Issuer identified therein, in each case only in Eligible Investments and in such amounts as such Issuer Order shall specify.

            In the event that:

            (i) the Issuer shall have failed to give investment directions to the Indenture Trustee by 10:30 a.m. Eastern Time on the Business Day prior to any day on which funds are due to be deposited in the Collection Account (whether with respect to Remittances or payments of principal of or interest on Eligible Investments) authorizing the Indenture Trustee to invest such funds,

            (ii) a Default or Event of Default shall have occurred and be continuing but the Notes shall not have been declared due and payable pursuant to Section 5.02, or if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05, or

            (iii) an Event of Default shall have occurred and be continuing, the Notes shall have been declared due and payable pursuant to Section 5.02 and amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.08, the Indenture Trustee shall invest and reinvest the funds then in the Collection Account to the fullest extent practicable in Eligible Investments as directed in the last Issuer Order received prior to such Event of Default. All investments made pursuant to clause (i) above shall mature on the next Business Day following the date of such investment, all such investments made pursuant to clause (ii) above shall mature no later than the maturity date therefor permitted by Section 8.02(b), and all investments made pursuant to this clause (iii) shall mature no later than the first date following the date of such investment on which the Indenture Trustee proposes to make a distribution to Holders of Notes pursuant to Section 5.08.

            (f) Subject to the restriction on the maturity of investments set forth in Section 8.02(b) and notwithstanding subsection (e) above, the Issuer will give appropriate and timely investment directions to the Indenture Trustee such that at the close of business on not more than two Business Days in any one calendar year not more than an aggregate of $25,000 of funds in the Collection Account are not invested pursuant, directly or indirectly, to an Issuer Order in Eligible Investments bearing interest or sold at a discount which mature on or after the opening of business on the next Business Day.

            SECTION 8.05 Reports by Indenture Trustee to Noteholders.

            On each Payment Date the Indenture Trustee shall deliver to the Noteholders a written report based upon the Payment Date Statement for such Payment Date setting forth the amount of such payment which represents principal and the amount which represents interest (in each case on a per Individual Note basis), and the principal amount of an Individual Note after giving effect to the payment of principal made on such Payment Date.

            SECTION 8.06 Reports by Indenture Trustee.

            In addition to any statement required to be delivered or prepared by the Indenture Trustee pursuant to Section 2.09, 8.02 or 10.01, the Indenture Trustee shall deliver to the Issuer, the Servicer and, if appointed pursuant to
Section 8.07, the Independent Accountants, within two Business Days after the request of the Issuer or such Independent Accountants, a written report setting forth the amount of the Collection Account established hereunder and the identity of the investments included therein. Without limiting the generality of the foregoing, the Indenture Trustee shall, upon the request of the Issuer, promptly transmit to the Issuer copies of all accountings of, and information with respect to, Remittances furnished to it by the Servicer and shall promptly notify the Issuer if, on the fifth day after any Remittance Date, any Remittance then due or any portion thereof has not been received by the Indenture Trustee.

            SECTION 8.07 Reports by Independent Accountants.

            (a) At the Closing Date the Issuer shall appoint the firm of Independent Accountants as its Independent Accountants for purposes of preparing and delivering the reports or certificates required by Section 8.07(b). Upon any resignation by such firm the Issuer shall promptly appoint a successor thereto that shall also be a firm of Independent Accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent Accountants which has resigned within fifteen days after such resignation, the Issuer shall promptly notify the Indenture Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Indenture Trustee shall promptly appoint a successor firm of Independent Accountants of recognized national reputation. The fees of such successor shall be payable by the Issuer, and any fees not so paid by the Issuer may be paid by the Indenture Trustee on behalf of the Issuer, from amounts otherwise payable to the Issuer from the related Collection Account pursuant to Section 8.02(d).

            (b) If the Indenture Trustee shall fail to deliver to the Issuer any Payment Date Statement by the due date therefor, the Issuer shall, at the opening of business on the next Business Day after such due date, direct the firm of Independent Accountants appointed pursuant to subsection (a) to prepare and deliver to the Indenture Trustee such Payment Date Statement at the expense of the Indenture Trustee, no later than 2:00 p.m. on the Business Day following the day on which such direction was given. Any fees of such Independent Accountants not paid by the Issuer may be paid by the Indenture Trustee, on behalf of the Issuer (unless such fees are for the account of the Indenture Trustee), from amounts otherwise payable to the Issuer from the Collection Account pursuant to Section 8.02(d).

            SECTION 8.08 Reports by the Servicer.

            In the Servicing Agreement, the Servicer has agreed to deliver to the Indenture Trustee at the time specified therein the information called for by Section 3.01(a) of the Servicing Agreement.

            SECTION 8.09 Subsequent Transfers.

            (a) Subject to the satisfaction of the conditions set forth in paragraph (b) below and pursuant to the terms of the related Subsequent Transfer Agreement, in consideration of the Indenture Trustee's delivery on each Subsequent Transfer Date to or upon the order of the Issuer of all or a portion of the balance of funds in the Pre-Funding Account, the Issuer shall on such Subsequent Transfer Date Grant to the Indenture Trustee, for the exclusive benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to each related Subsequent Mortgage Asset listed in the Schedule of Mortgage Assets attached to such Subsequent Transfer Agreement delivered by the Issuer on such Subsequent Transfer Date for inclusion in the Trust Estate, including all property acquired in respect of the Mortgage Assets, including the related Mortgage Asset Documents and all Monthly Payments that have not been received prior to the Subsequent Transfer Date, as applicable, regardless of the Due Date for such Monthly Payment and all proceeds in any way derived from any of the foregoing, including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other assets, including, without limitation, all insurance proceeds and condemnation awards.

            (b) The Indenture Trustee shall withdraw from the Pre-Funding Account funds in an amount equal to the purchase price for the Subsequent Mortgage Assets to be pledged to the Indenture Trustee and deliver such cash to, or at the direction of, the Issuer for the purchase of the Subsequent Mortgage Assets by the Issuer from the Grantor only upon the satisfaction of each of the following conditions on or prior to each Subsequent Transfer Date:

            (i) the Issuer shall have provided the Indenture Trustee and each Rating Agency with an Addition Notice, which notice shall be given not less than two Business Days prior to such Subsequent Transfer Date and shall designate the Subsequent Mortgage Assets to be pledged to the Indenture Trustee and the Aggregate Principal Balance of such Subsequent Mortgage Assets;

            (ii) the Issuer shall have delivered an Officer's Certificate to the Indenture Trustee confirming that, as of each Subsequent Transfer Date, the Grantor was not insolvent, nor would it be made insolvent by the sale of such Subsequent Mortgage Assets to the Issuer, nor was it aware of any pending insolvency of the Grantor;

            (iii) the Pre-Funding Period shall not have ended;

            (iv) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Transfer Agreement;

            (v) the Issuer shall have delivered an Officer's Certificate to the Indenture Trustee confirming that the representations and warranties of the Issuer pursuant to Section 3.11 hereof are true and correct with respect to the Subsequent Mortgage Assets as of the Subsequent Transfer Date;

            (vi) At the end of the Pre-Funding Period, the addition of the Subsequent Mortgage Assets to the Trust will not cause the Mortgage Assets in the aggregate or the Subsequent Mortgage Assets, as the case may be, to fail to meet the following requirements: (i) no more than 0.50% of the Mortgage Assets may have obligors in bankruptcy or similar proceedings;
      (ii) none of the Mortgage Assets may be over 60 days delinquent at the time of purchase by the Issuer; (iii) no Subsequent Mortgage Asset may have a remaining term to maturity less than 120 months or greater than 360 months at the time of purchase by the Issuer; (iv) no Subsequent Mortgage Asset may have a Coupon Rate greater than 12.00% or less than 5.50% and the weighted average Coupon Rate for the Mortgage Assets in the aggregate must be at least 8.90%; (v) no more than 1.00% of the Mortgage Assets may be secured by homes that have been repossessed and resold; (vi) no State may account for more than 50.00% of the Mortgage Assets; (vii) units that are at least "90% complete" must account for at least 85.00% of the Accounts; and (viii) no more than 0.50% of the Mortgage Assets may be subject, at the time of purchase by the Issuer, to the interest rate limitations and other provisions of the Servicemembers Civil Relief Act; and

            (vii) in connection with the pledge of the Subsequent Mortgage Assets, the Issuer shall have delivered all the documents referred to in the definition of the term Mortgage Asset Documents.

            (c) The Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall acknowledge receipt on each Subsequent Transfer Date of the Subsequent Mortgage Assets delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, on such date and within five Business Days after such receipt the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall, as specified in Section 3.12 hereof, review the Mortgage Asset Documents required to be delivered pursuant to this Indenture.

            SECTION 8.10 Compliance with Withholding Requirements.

            Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all federal withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for any such withholding. Amounts properly withheld pursuant to such requirements shall be treated as having been distributed to the related Noteholder for all purposes of this Indenture.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

            SECTION 9.01 Supplemental Indentures without Consent of Noteholders.

            Without the consent of the Holders of any Notes and with notice to Moody's and S&P, the Issuer and the Indenture Trustee when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee for any of the following purposes:

                  (1) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (2) to evidence the succession of another Person to the
            Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (3) to add to the covenants of the Issuer, for the benefit of the Holders of all Notes, or to surrender any right or power herein conferred upon the Issuer;

                  (4) to cure any ambiguity, to correct or supplement any
            provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not be materially inconsistent with the other provisions of this Indenture, provided that such action shall not adversely affect in any material respect the interests of the Holders of the Notes; or

                  (5) to modify, eliminate or add to the provisions of this
            Indenture to such extent as shall be necessary to effect the qualification of this Indenture under TIA or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly required by TIA.

            SECTION 9.02 Supplemental Indentures with Consent of Noteholders.

            With the consent of the Holders of Notes entitled to 51% or more of the aggregate Voting Rights of all Classes voting together as a single class and with notice to S&P and Moody's, by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions, of this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (1) change the final instalment of principal of, or any
            instalment of interest on, any Note or reduce the principal amount thereof, the Note Interest Rate thereon or the Redemption Price with respect thereto, change the Note Redemption Date, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any instalment of interest due on any Note on or after the date such payment is due or for the enforcement of the payment of the entire remaining unpaid principal amount of any Note on or after the Maturity of the final instalment of the principal thereof (or, in the case of redemption, on or after the applicable Redemption Date);

                  (2) reduce the percentage of the Voting Rights or waive
            compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

                  (3) modify any of the provisions of this Section 9.02, Section
            5.14 or Section 5.18(b) or 5.18(c), except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                  (4) modify or alter the provisions of the proviso to the
            definition of the term "Outstanding";

                  (5) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien this Indenture; or

                  (6) modify any of the provisions of this Indenture in such manner as to affect the calculation of the principal or interest for any Payment Date on any Notes (including the calculation of any of the individual components of such Debt Service Requirement) or to affect the rights of the Holders of Notes to the benefits of any provisions contained herein for the mandatory payment of principal.

            The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture pursuant to this
Section 9.02 or Section 9.01(4) hereof and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

            It shall not be necessary for any Act of Noteholders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Issuer shall mail to the Holders of the Notes to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            SECTION 9.03 Execution of Supplemental Indentures.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 9.01(5)) be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

            SECTION 9.04 Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes to which such supplemental indenture relates which have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

            SECTION 9.05 Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Section shall conform to the requirements of the TIA as then in effect, so long as this Indenture shall then be qualified under the TIA.

            SECTION 9.06 Reference in Notes to Supplemental Indentures.

            Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture which relates to the Notes may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE X

                               REDEMPTION OF NOTES

            SECTION 10.01 Optional Redemption of Notes.

            The Notes are subject to redemption in whole and not in part at the option of the Grantor on any Payment Date following the Payment Date on which the Aggregate Outstanding Principal Amount of the Notes is reduced to 10% or less of the aggregate Initial Principal Amount of the Notes.

            Payment on the Notes pursuant to any optional redemption may be made only with Eligible Moneys. If the Grantor elects to so redeem all Notes then Outstanding, it shall, no later than 35 days prior to the Payment Date selected for such redemption, deliver notice of such election to the Indenture Trustee and cause the delivery of an Issuer Order directing the Indenture Trustee to effect such redemption and the aggregate Redemption Price due on such Payment Date for deposit into the Collection Account. Notwithstanding the foregoing, the Grantor may not elect to redeem all Notes then Outstanding unless any Reimbursement Amount owed to the Trust Estate, the Servicer or the Indenture Trustee pursuant to Section 3.11(b) hereof has been paid. All such Notes shall be due and payable on such Payment Date upon the giving of the notice thereof required by Section 10.02.

            SECTION 10.02 Form of Redemption Notice.

            Notices of redemptions of Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer and shall be mailed no later than 10 days (or, in the event that DTC is the Holder of the Notes, 30 days) prior to the Redemption Date to the Persons who were Holders of such Notes on the Record Date that would otherwise be applicable to the Payment Date on which such notes are to be redeemed.

            All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price and

                  (3) the place where such Notes are to be surrendered for
            payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02) and that no interest shall accrue on such Note for any period after the date fixed for redemption.

            Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

            SECTION 10.03 Notes Payable on Redemption Date.

            Notice of redemption having been given as provided in Section 10.02, the Notes so to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price and (unless the Grantor shall default in the payment of the Redemption Price) no interest shall accrue on such Redemption Price for any period after such Redemption Date. Upon surrender of such Notes for redemption in accordance with said notice such Notes shall be paid by or on behalf of the Issuer at the Redemption Price.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.01 Compliance Certificates and Opinions.

            Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request) shall include to the extent applicable:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the
            examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with;

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; and

                  (5) if the signer of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent."

            SECTION 11.02 Form of Documents Delivered to Indenture Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Owner Trustee, the Grantor or any other Person, stating that the information with respect to such factual matters is in the possession of such Person, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(b)(2)

            Wherever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01(d).

            SECTION 11.03 Acts of Noteholders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

            (c) The ownership of Notes shall be proved by the Note Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Notes.

            SECTION 11.04 Notices, etc., to Indenture Trustee and Issuer.

            (a) Any request, demand, authorization, direction, notice, consent waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

                  (1) the Indenture Trustee by any Noteholder or by the Issuer
            shall be sufficient for every purpose hereunder if filed in writing and mailed by registered mail to the Indenture Trustee at The Bank of New York, 101 Barclay Street - 8W, New York, New York 10286,
            Attention: Structured Finance - MBS, or

                  (2) the Issuer by the Indenture Trustee or by any Noteholder
            shall be sufficient for every purpose hereunder (except as provided in Section 5.01(3) and (4)) if in writing and mailed, first-class postage-prepaid, to the Issuer addressed to it at c/o Wilmington Trust Company, as Owner Trustee, Corporate Financial Services Division, Rodney Square North, Wilmington, Delaware 19890,
            Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.

            (b) Notices required under this Indenture to be sent to Noteholders with respect to material amendments to the Indenture, the Trust Agreement or the Servicing Agreement, satisfaction and discharge of the Indenture and any reports, statements, or other notices required hereunder shall in addition be sent to each Rating Agency; to Moody's at its address at 99 Church Street, New York, New York 10007, and to S&P at its address at 55 Water Street, New York, New York 10041.

            (c) Notices required under this Indenture to be sent to any Document Custodian in addition to the Indenture Trustee shall be sent to such Document Custodian at the address provided in the Custodial Agreement.

            SECTION 11.05 Notices and Reports to Noteholders; Waiver of Notices.

            Where this Indenture provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Noteholder affected by such event or to whom such report is required to be mailed, at the address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

            SECTION 11.06 Rules by Indenture Trustee and Agents.

            The Indenture Trustee may make reasonable rules for any meeting of Noteholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

            SECTION 11.07 Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by, or which is deemed to be included in this Indenture (an "incorporated provision") by operation of, any of the provisions of TIA, such required provision or incorporated provision shall control.

            SECTION 11.08 Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 11.09 Successors and Assigns.

            All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

            SECTION 11.10 Separability.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.11 Benefits of Indenture.

            Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under Section 6.14 and the Noteholders any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 11.12 Governing Law.

            This Indenture and each Note shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

            SECTION 11.13 Counterparts.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument

            SECTION 11.14 Recording of Indenture.

            This Indenture is subject to recording in any appropriate public recording offices, such recording to be effected by the Issuer and at its expense in compliance with any Opinion of Counsel delivered pursuant to Section 2.12(k) or 3.06.

            SECTION 11.15 Issuer Obligations.

            No recourse may be taken, directly or indirectly, against (i) the Owner Trustee in its individual capacity, (ii) any incorporator, subscriber to the capital stock, stockholder, officer, director, employee or agent of the Owner Trustee or of any predecessor or successor of the Owner Trustee in its individual capacity, (iii) any holder of a beneficial interest in the Issuer,
(iv) any partner, beneficiary, agent, officer, director, employee, or successor or assign of a holder of a beneficial interest in the Issuer, or (v) any incorporator, subscriber to the capital stock, stockholder, officer, director or employee of the Indenture Trustee or any predecessor or successor of the Indenture Trustee with respect to the Issuer's obligations with respect to the Notes or the obligation of the Issuer or the Indenture Trustee under this Indenture or any certificate or other writing delivered in connection herewith or therewith.

            SECTION 11.16 Inspection.

            The Issuer and the Note Registrar will agree that, on reasonable prior notice, they will permit any representative of the Indenture Trustee, during normal business hours, to examine all of the books of account, records, reports and other papers in its possession relating to the Notes, to make copies and extracts therefrom in the case of the Issuer, to cause such books to be audited by Independent Accountants selected by the Indenture Trustee, and to discuss its affairs, finances and accounts with its officers, employees and Independent Accountants (and by this provision the Issuer hereby authorizes its Independent Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Indenture Trustee of any right under this Section 11.16 shall be borne by the Issuer.

            IN WITNESS WHEREOF, the Owner Trustee on behalf of the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and the seal of the Owner Trustee and of the Indenture Trustee to be hereunto affixed, all as of the day and year first above written

                                       MID-STATE CAPITAL CORPORATION 2004-1
                                          TRUST

                                       By:  Wilmington Trust Company, not in
                                            its individual capacity, but
                                            solely as Owner Trustee of
                                            Mid-State Capital Corporation
                                            2004-1 Trust

                                       By:
                                          --------------------------------------
                                                  Authorized Officer

                                       THE BANK OF NEW YORK,
                                          as Indenture Trustee

                                       By:
                                          --------------------------------------
                                                Authorized Signatory

Acknowledged and Agreed to with respect to Sections 3.21 and 6.07 herein:

MID-STATE HOMES, INC.,



By:
   ---------------------------------------
        Authorized Signatory



Acknowledged and Agreed to with respect to Section 6.07 herein:

MID-STATE CAPITAL CORPORATION,

By:
   ---------------------------------------
        Authorized Signatory

STATE OF DELAWARE       )
                        :  ss.:
COUNTY OF ___________   )

            On the 15th day of July, 2004, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument on behalf of Mid-State Capital Corporation 2004-1 Trust, and acknowledged to me that such trust executed it.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                         ---------------------------------------
                                                     Notary Public

STATE OF NEW YORK       )
                        :  ss.:
COUNTY OF QUEENS        )

            On the 15th day of July, 2004, before me, a notary public in and for said State, personally appeared Diane Pickett, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument on behalf of The Bank of New York, and acknowledged to me that such banking corporation executed it.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         ---------------------------------------
                                                     Notary Public

                                    EXHIBIT A

                             [FORM OF CLASS A NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN.

EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO REPRESENT EITHER THAT (I) IT IS NOT AND IS NOT PURCHASING ITS INTEREST IN THIS NOTE ON BEHALF OF OR WITH THE ASSETS OF A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW OR (II) ITS PURCHASE OF ITS INTEREST IN THIS NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A SIMILAR VIOLATION OF SIMILAR LAW.

                   MID-STATE CAPITAL CORPORATION 2004-1 TRUST
                        6.005% CLASS A ASSET-BACKED NOTE
                                DUE: August 2037
                           ACCRUAL DATE: July 1, 2004
                               CUSIP: 59560U AA 9

$                                                                       No. __

            Mid-State Capital Corporation 2004-1 Trust (the "Issuer"), a Delaware statutory trust governed by a Trust Agreement dated July 13, 2004 (the "Trust Agreement"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $180,251,000 in monthly instalments on the 15th day of each month, or if such date is not a Business Day, the next Business Day thereafter (the "Payment Dates") in each year, commencing on August 16, 2004 and ending on or before the Payment Date in August 2037 (the "Maturity" of such final instalment of principal) and to pay interest accrued during the period from and including the first day of the calendar month preceding the calendar month of such Payment Date to but not including the first day of the calendar month of such Payment Date (the "Interest Accrual Period"), until the principal amount of this Note is paid in full, at the rate of 6.005% per annum, such interest being computed on the basis of a 360-day year of twelve 30 day months and payable monthly on each Payment Date. Interest on the Notes will be payable from any funds on deposit in the Collection Account on such Payment Date. Instalments of principal of this Note are due and payable in the amounts and on the dates described on the reverse hereof.

            The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. Any instalment of principal or interest which is not paid when and as due shall bear interest at the rate of interest borne by the principal of this Note from the date due to the date of payment thereof, but only to the extent that the payment of such interest shall be lawful and enforceable.

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, Mid-State Capital Corporation 2004-1 Trust has caused this instrument to be duly executed by and under the corporate seal of Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

Dated:                                   MID-STATE CAPITAL CORPORATION 2004-1
                                            TRUST

                                         By: Wilmington Trust Company,
                                             not in its individual
                                             capacity but solely in
                                             its capacity as Owner
                                             Trustee under the Trust
                                             Agreement

[SEAL]
                                         By:
                                            ------------------------------------
                                            Title:

            This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 6.005% Class A Asset-Backed Notes (herein called the "Notes"). The Notes are issued and will be issued under an Indenture dated July 15, 2004 (herein called the "Indenture"), between the Issuer and The Bank of New York, as Indenture Trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. Also issued under the Indenture are the 6.497% Asset-Backed Notes, Class M-1, 8.114% Asset-Backed Notes, Class M-2 and 8.900% Asset-Backed Notes, Class B. The Notes are secured by the collateral pledged as security therefor to the extent provided in the Indenture. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            An instalment of principal shall be paid on the Notes on each Payment Date in the amount equal to the amount available to be paid thereon as principal pursuant to and subject to the priorities set forth in Section 8.02(b) of the Indenture on such Payment Date; provided that the unpaid principal shall be due and payable on the Payment Date occurring in August 2037. Each payment of principal of the Notes shall be allocated among the Notes in proportion to their then remaining unpaid principal amounts. The unpaid principal amount of this Class A Note may be reduced by the allocation to it (in accordance with Section
5.20 of the Indenture) of Class A Realized Loss Amounts without any corresponding payment.

            Payment of the then remaining unpaid principal amount of this Note on the Maturity of its final instalment of principal or on such earlier date as the Issuer shall be required to apply payments received with respect to the collateral securing the Notes to payment of the then remaining unpaid principal amount of this Note or to payment of the Redemption Price payable on any date as of which this Note has been called for redemption in full shall be made upon presentation of this Note to the office or agency of the Issuer maintained for such purpose. Payments of interest on this Note due and payable on each Payment Date, together with any instalment of principal of this Note due and payable on each Payment Date which is also a Payment Date for this Note, shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the Record Date preceding such Payment Date, except that with respect to a Note registered in the name of the nominee of a clearing agency (initially, such nominee to be Cede & Co.) payments will be made by wire transfer in immediately available funds to the account designated by such nominee.

            Checks for amounts due on this Note shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture, at the office or agency in the United States of America designated by the Issuer for such purpose pursuant to the Indenture. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date or by any allocation of a Class A Realized Loss Amount shall be binding upon all Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon.

            If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date which is prior to the Maturity of the final instalment of principal hereof, then the Indenture Trustee, on behalf of the Issuer, will notify the Person who was the registered Holder hereof on the day immediately preceding such Payment Date, and the amount then due and payable shall, if sufficient funds therefor are available, be payable only upon presentation of this Note to the office or agency of the Issuer maintained for such purpose.

            If an Event of Default shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. Reference is hereby made to Article V of the Indenture which sets forth certain events which constitute Events of Default. If any such acceleration of maturity occurs prior to the Maturity of the final instalment of principal of this Note, the amount payable to the Holder of this Note will be equal to the aggregate unpaid principal amount of this Note on the date this Note becomes so due and payable, together with accrued interest on such unpaid principal amount to the date of payment thereof. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein all amounts collected as proceeds of the collateral securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable. In such event, interest on the then unpaid principal amount of all Notes and on any overdue instalments of interest on the Notes following the acceleration of the maturity of the Notes shall accrue and be payable at the Note Interest Rate, but only to the extent that the payment thereof shall be lawful and enforceable.

            The Notes are not prepayable or redeemable at the option or direction of the Issuer except that all of the outstanding Notes may be called for redemption in whole at the option of the Grantor on any Payment Date following the Payment Date on which the Aggregate Outstanding Principal Amount of the Notes is reduced to 10% or less of the aggregate Initial Principal Amount of the Notes, at a redemption price equal to 100% of the aggregate unpaid principal balance of the Notes plus accrued and unpaid interest to the date set for redemption.

            As provided in the Indenture the transfer of this Note may be registered on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees.

            Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered (i) on any Record Date, for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by written notice to the contrary.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer, and the Holders of Notes entitled to 51% or more of the aggregate Voting Rights of all Classes voting together as a single class. The Indenture also contains provisions that permit the Holders of the percentage of the Class or Classes of Notes specified in Section 5.02 of the Indenture, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

            The Notes are issuable only in registered form in the denominations provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate initial principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same, pursuant to the terms and conditions set forth in the Indenture.

            The Issuer has entered into this Indenture and this Note with the intention that, for all purposes including federal, state and local tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Indenture, and each purchaser of a beneficial interest in a Note, agree to treat the Notes for all purposes including federal, state and local tax purposes as indebtedness of the Issuer.

            As provided in the Indenture, this Note and the Indenture shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

            Anything herein to the contrary notwithstanding, neither the Owner Trustee in its individual capacity, any beneficial owner of the Issuer, the Indenture Trustee nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for the payment of principal of and interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in, this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purpose of binding the respective interests of the beneficial owners of the Issuer and the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and the enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

            The Owner Trustee has executed this Note on behalf of the Issuer, not in its individual capacity but solely as owner trustee under the Trust Agreement and the Owner Trustee shall be liable hereunder only in respect of the assets of the Trust created by such Trust Agreement.

            The remedies of the Holder hereof as provided herein and in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust created by the Trust Agreement pledged under the Indenture as security for the Notes. No failure on the part of the holder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy hereunder.

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Class A Notes referred to in the within-mentioned Indenture.

                                         The Bank of New York,
                                             as Indenture Trustee

                                         By:
                                            ------------------------------------
                                                    Authorized Signatory

                                    EXHIBIT B

                            [FORM OF CLASS M-1 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN.

THE RIGHTS OF THE CLASS M-1 NOTEHOLDERS TO RECEIVE PAYMENTS IN RESPECT OF PRINCIPAL AND INTEREST ON THE CLASS M-1 NOTES ARE SUBORDINATE TO THE RIGHTS OF THE CLASS A NOTEHOLDERS TO RECEIVE PAYMENTS OF PRINCIPAL AND INTEREST TO THE EXTENT DESCRIBED IN THE INDENTURE.

EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO REPRESENT EITHER THAT (I) IT IS NOT AND IS NOT PURCHASING ITS INTEREST IN THIS NOTE ON BEHALF OF OR WITH THE ASSETS OF A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW OR (II) ITS PURCHASE OF ITS INTEREST IN THIS NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A SIMILAR VIOLATION OF SIMILAR LAW.

                   MID-STATE CAPITAL CORPORATION 2004-1 TRUST
                       6.497% CLASS M-1 ASSET-BACKED NOTE
                                DUE: August 2037
                           ACCRUAL DATE: July 1, 2004
                               CUSIP: 59560U AB 7

$[________]                                                             No. __

            Mid-State Capital Corporation 2004-1 Trust (the "Issuer"), a Delaware statutory trust governed by a Trust Agreement dated July 13, 2004 (the "Trust Agreement"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $48,282,000 in monthly instalments on the 15th day of each month, or if such date is not a Business Day, the next Business Day thereafter (the "Payment Dates") in each year, commencing on August 15, 2004 and ending on or before the Payment Date in August 2037 (the "Maturity" of such final instalment of principal) and to pay interest accrued during the period from and including the first day of the calendar month preceding the calendar month of such Payment Date to but not including the first day of the calendar month of such Payment Date (the "Interest Accrual Period"), until the principal amount of this Note is paid in full, at the rate of 6.497% per annum, such interest being computed on the basis of a 360-day year of twelve 30-day months and payable monthly on each Payment Date. Instalments of principal of this Note are due and payable in the amounts and on the dates described on the reverse hereof.

            The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. Any instalment of principal or interest which is not paid when and as due shall bear interest at the rate of interest borne by the principal of this Note from the date due to the date of payment thereof, but only to the extent that the payment of such interest shall be lawful and enforceable.

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, Mid-State Capital Corporation 2004-1 Trust has caused this instrument to be duly executed by and under the corporate seal of Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

Dated:                                   MID-STATE CAPITAL CORPORATION 2004-1
                                            TRUST

                                         By: Wilmington Trust Company,
                                             not in its individual
                                             capacity but solely in
                                             its capacity as Owner
                                             Trustee under the Trust
                                             Agreement

[SEAL]
                                         By:
                                            ------------------------------------
                                            Title:

            This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 6.497% Class M-1 Asset-Backed Notes (herein called the "Notes"). The Notes are issued and will be issued under an Indenture dated July 15, 2004 (herein called the "Indenture"), between the Issuer and The Bank of New York, as Indenture Trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. Also issued under the Indenture are the 6.005% Asset-Backed Notes, Class A, 8.114% Asset-Backed Notes, Class M-2 and 8.900% Asset-Backed Notes, Class B. The Notes are secured by the collateral pledged as security therefor to the extent provided in the Indenture. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            An instalment of principal shall be paid on the Notes on each Payment Date in the amount equal to the amount available to be paid thereon as principal pursuant to and subject to the priorities set forth in Section 8.02(b) of the Indenture on such Payment Date; provided that the unpaid principal shall be due and payable on the Payment Date occurring in August 2037. Each payment of principal of the Notes shall be allocated among the Notes in proportion to their then remaining unpaid principal amounts. The unpaid principal amount of this Class M-1 Note may be reduced by the allocation to it (in accordance with Section 5.20 of the Indenture) of Class M-1 Realized Loss Amounts without any corresponding payment.

            The rights of the Class M-1 Noteholders to receive payments in respect of principal and interest on the Class M-1 Notes are subordinate to the rights of the Class A Noteholders to receive payments of principal and interest to the extent described in the Indenture.

            Payment of the then remaining unpaid principal amount of this Note on the Maturity of its final instalment of principal or on such earlier date as the Issuer shall be required to apply payments received with respect to the collateral securing the Notes to payment of the then remaining unpaid principal amount of this Note or to payment of the Redemption Price payable on any date as of which this Note has been called for redemption in full shall be made upon presentation of this Note to the office or agency of the Issuer maintained for such purpose. Payments of interest on this Note due and payable on each Payment Date, together with any instalment of principal of this Note due and payable on each Payment Date which is also a Payment Date for this Note, shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the Record Date preceding such Payment Date, except that with respect to a Note registered in the name of the nominee of a clearing agency (initially, such nominee to be Cede & Co.) payments will be made by wire transfer in immediately available funds to the account designated by such nominee.

            Checks for amounts due on this Note shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture, at the office or agency in the United States of America designated by the Issuer for such purpose pursuant to the Indenture. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date or by any allocation of a Class M-1 Realized Loss Amount shall be binding upon all Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon.

            If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date which is prior to the Maturity of the final instalment of principal hereof, then the Indenture Trustee, on behalf of the Issuer, will notify the Person who was the registered Holder hereof on the day immediately preceding such Payment Date, and the amount then due and payable shall, if sufficient funds therefor are available, be payable only upon presentation of this Note to the office or agency of the Issuer maintained for such purpose.

            If an Event of Default shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. Reference is hereby made to Article V of the Indenture which sets forth certain events which constitute Events of Default. If any such acceleration of maturity occurs prior to the Maturity of the final instalment of principal of this Note, the amount payable to the Holder of this Note will be equal to the aggregate unpaid principal amount of this Note on the date this Note becomes so due and payable, together with accrued interest on such unpaid principal amount to the date of payment thereof. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein all amounts collected as proceeds of the collateral securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable. In such event, interest on the then unpaid principal amount of all Notes and on any overdue instalments of interest on the Notes following the acceleration of the maturity of the Notes shall accrue and be payable at the Note Interest Rate, but only to the extent that the payment thereof shall be lawful and enforceable.

            The Notes are not prepayable or redeemable at the option or direction of the Issuer except that all of the outstanding Notes may be called for redemption in whole at the option of the Grantor on any Payment Date following the Payment Date on which the Aggregate Outstanding Principal Amount of the Notes is reduced to 10% or less of the aggregate Initial Principal Amount of the Notes, at a redemption price equal to 100% of the aggregate unpaid principal balance of the Notes plus accrued and unpaid interest to the date set for redemption.

            As provided in the Indenture the transfer of this Note may be registered on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees.

            Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered (i) on any Record Date, for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by written notice to the contrary.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer, and the Holders of Notes entitled to 51% or more of the aggregate Voting Rights of all Classes voting together as a single class. The Indenture also contains provisions that permit the Holders of the percentage of the Class or Classes of Notes specified in Section 5.02 of the Indenture, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

            The Notes are issuable only in registered form in the denominations provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate initial principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same, pursuant to the terms and conditions set forth in the Indenture.

            The Issuer has entered into this Indenture and this Note with the intention that, for all purposes including federal, state and local tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Indenture, and each purchaser of a beneficial interest in a Note, agree to treat the Notes for all purposes including federal, state and local tax purposes as indebtedness of the Issuer.

            As provided in the Indenture, this Note and the Indenture shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

            Anything herein to the contrary notwithstanding, neither the Owner Trustee in its individual capacity, any beneficial owner of the Issuer, the Indenture Trustee nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for the payment of principal of and interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in, this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purpose of binding the respective interests of the beneficial owners of the Issuer and the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and the enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

            The Owner Trustee has executed this Note on behalf of the Issuer, not in its individual capacity but solely as owner trustee under the Trust Agreement and the Owner Trustee shall be liable hereunder only in respect of the assets of the Trust created by such Trust Agreement.

            The remedies of the Holder hereof as provided herein and in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust created by the Trust Agreement pledged under the Indenture as security for the Notes. No failure on the part of the holder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy hereunder.

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Class M-1 Notes referred to in the within-mentioned Indenture.

                                         The Bank of New York,
                                             as Indenture Trustee

                                         By:
                                            ------------------------------------
                                                   Authorized Signatory

                                    EXHIBIT C

                            [FORM OF CLASS M-2 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN.

THE RIGHTS OF THE CLASS M-2 NOTEHOLDERS TO RECEIVE PAYMENTS IN RESPECT OF PRINCIPAL AND INTEREST ON THE CLASS M-2 NOTES ARE SUBORDINATE TO THE RIGHTS OF THE CLASS A NOTEHOLDERS AND THE CLASS M-1 NOTEHOLDERS TO RECEIVE PAYMENTS OF PRINCIPAL AND INTEREST TO THE EXTENT DESCRIBED IN THE INDENTURE.

EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO REPRESENT EITHER THAT (I) IT IS NOT AND IS NOT PURCHASING ITS INTEREST IN THIS NOTE ON BEHALF OF OR WITH THE ASSETS OF A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW OR (II) ITS PURCHASE OF ITS INTEREST IN THIS NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A SIMILAR VIOLATION OF SIMILAR LAW.

                   MID-STATE CAPITAL CORPORATION 2004-1 TRUST
                       8.114% CLASS M-2 ASSET-BACKED NOTE
                                DUE: August 2037
                           ACCRUAL DATE: July 1, 2004
                               CUSIP: 59560U AC 5

$[________]                                                             No. __

            Mid-State Capital Corporation 2004-1 Trust (the "Issuer"), a Delaware statutory trust governed by a Trust Agreement dated July 13, 2004 (the "Trust Agreement"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $34,602,000 in monthly instalments on the 15th day of each month, or if such date is not a Business Day, the next Business Day thereafter (the "Payment Dates") in each year, commencing on August 15, 2004 and ending on or before the Payment Date in August 2037 (the "Maturity" of such final instalment of principal) and to pay interest accrued during the period from and including the first day of the calendar month preceding the calendar month of such Payment Date to but not including the first day of the calendar month of such Payment Date (the "Interest Accrual Period"), until the principal amount of this Note is paid in full, at the rate of 8.114% per annum, such interest being computed on the basis of a 360-day year of twelve 30-day months and payable monthly on each Payment Date. Instalments of principal of this Note are due and payable in the amounts and on the dates described on the reverse hereof.

            The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. Any instalment of principal or interest which is not paid when and as due shall bear interest at the rate of interest borne by the principal of this Note from the date due to the date of payment thereof, but only to the extent that the payment of such interest shall be lawful and enforceable.

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, Mid-State Capital Corporation 2004-1 Trust has caused this instrument to be duly executed by and under the corporate seal of Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

Dated:                                   MID-STATE CAPITAL CORPORATION 2004-1
                                            TRUST

                                         By: Wilmington Trust Company,
                                             not in its individual
                                             capacity but solely in
                                             its capacity as Owner
                                             Trustee under the Trust
                                             Agreement

[SEAL]
                                         By:
                                            ------------------------------------
                                            Title:

            This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 8.114% Class M-2 Asset-Backed Notes (herein called the "Notes"). The Notes are issued and will be issued under an Indenture dated July 15, 2004 (herein called the "Indenture"), between the Issuer and The Bank of New York, as Indenture Trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. Also issued under the Indenture are the 6.005% Asset-Backed Notes, Class A, 6.497% Asset-Backed Notes, Class M-1 and 8.900% Asset-Backed Notes, Class B. The Notes are secured by the collateral pledged as security therefor to the extent provided in the Indenture. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            An instalment of principal shall be paid on the Notes on each Payment Date in the amount equal to the amount available to be paid thereon as principal pursuant to and subject to the priorities set forth in Section 8.02(b) of the Indenture on such Payment Date; provided that the unpaid principal shall be due and payable on the Payment Date occurring in August 2037. Each payment of principal of the Notes shall be allocated among the Notes in proportion to their then remaining unpaid principal amounts. The unpaid principal amount of this Class M-2 Note may be reduced by the allocation to it (in accordance with Section 5.20 of the Indenture) of Class M-2 Realized Loss Amounts without any corresponding payment.

            The rights of the Class M-2 Noteholders to receive payments in respect of principal and interest on the Class M-2 Notes are subordinate to the rights of the Class A Noteholders and the Class M-1 Noteholders to receive payments of principal and interest to the extent described in the Indenture.

            Payment of the then remaining unpaid principal amount of this Note on the Maturity of its final instalment of principal or on such earlier date as the Issuer shall be required to apply payments received with respect to the collateral securing the Notes to payment of the then remaining unpaid principal amount of this Note or to payment of the Redemption Price payable on any date as of which this Note has been called for redemption in full shall be made upon presentation of this Note to the office or agency of the Issuer maintained for such purpose. Payments of interest on this Note due and payable on each Payment Date, together with any instalment of principal of this Note due and payable on each Payment Date which is also a Payment Date for this Note, shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the Record Date preceding such Payment Date, except that with respect to a Note registered in the name of the nominee of a clearing agency (initially, such nominee to be Cede & Co.) payments will be made by wire transfer in immediately available funds to the account designated by such nominee.

            Checks for amounts due on this Note shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture, at the office or agency in the United States of America designated by the Issuer for such purpose pursuant to the Indenture. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date or by any allocation of a Class M-2 Realized Loss Amount shall be binding upon all Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon.

            If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date which is prior to the Maturity of the final instalment of principal hereof, then the Indenture Trustee, on behalf of the Issuer, will notify the Person who was the registered Holder hereof on the day immediately preceding such Payment Date, and the amount then due and payable shall, if sufficient funds therefor are available, be payable only upon presentation of this Note to the office or agency of the Issuer maintained for such purpose.

            If an Event of Default shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. Reference is hereby made to Article V of the Indenture which sets forth certain events which constitute Events of Default. If any such acceleration of maturity occurs prior to the Maturity of the final instalment of principal of this Note, the amount payable to the Holder of this Note will be equal to the aggregate unpaid principal amount of this Note on the date this Note becomes so due and payable, together with accrued interest on such unpaid principal amount to the date of payment thereof. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein all amounts collected as proceeds of the collateral securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable. In such event, interest on the then unpaid principal amount of all Notes and on any overdue instalments of interest on the Notes following the acceleration of the maturity of the Notes shall accrue and be payable at the Note Interest Rate, but only to the extent that the payment thereof shall be lawful and enforceable.

            The Notes are not prepayable or redeemable at the option or direction of the Issuer except that all of the outstanding Notes may be called for redemption in whole at the option of the Grantor on any Payment Date following the Payment Date on which the Aggregate Outstanding Principal Amount of the Notes is reduced to 10% or less of the aggregate Initial Principal Amount of the Notes, at a redemption price equal to 100% of the aggregate unpaid principal balance of the Notes plus accrued and unpaid interest to the date set for redemption.

            As provided in the Indenture the transfer of this Note may be registered on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees.

            Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered (i) on any Record Date, for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by written notice to the contrary.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer, and the Holders of Notes entitled 51% or more of the aggregate Voting Rights of all Classes voting together as a single class. The Indenture also contains provisions that permit the Holders of the percentage of the Class or Classes of Notes specified in Section 5.02 of the Indenture, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

            The Notes are issuable only in registered form in the denominations provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate initial principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same, pursuant to the terms and conditions set forth in the Indenture.

            The Issuer has entered into this Indenture and this Note with the intention that, for all purposes including federal, state and local tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Indenture, and each purchaser of a beneficial interest in a Note, agree to treat the Notes for all purposes including federal, state and local tax purposes as indebtedness of the Issuer.

            As provided in the Indenture, this Note and the Indenture shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

            Anything herein to the contrary notwithstanding, neither the Owner Trustee in its individual capacity, any beneficial owner of the Issuer, the Indenture Trustee nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for the payment of principal of and interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in, this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purpose of binding the respective interests of the beneficial owners of the Issuer and the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and the enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

            The Owner Trustee has executed this Note on behalf of the Issuer, not in its individual capacity but solely as owner trustee under the Trust Agreement and the Owner Trustee shall be liable hereunder only in respect of the assets of the Trust created by such Trust Agreement.

            The remedies of the Holder hereof as provided herein and in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust created by the Trust Agreement pledged under the Indenture as security for the Notes. No failure on the part of the holder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy hereunder.

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Class M-2 Notes referred to in the within-mentioned Indenture.

                                         The Bank of New York,
                                             as Indenture Trustee

                                         By:
                                            ------------------------------------
                                                   Authorized Signatory

                                    EXHIBIT D

                             [FORM OF CLASS B NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN.

THE RIGHTS OF THE CLASS B NOTEHOLDERS TO RECEIVE PAYMENTS IN RESPECT OF PRINCIPAL AND INTEREST ON THE CLASS B NOTES ARE SUBORDINATE TO THE RIGHTS OF THE CLASS A NOTEHOLDERS, THE CLASS M-1 NOTEHOLDERS AND THE CLASS M-2 NOTEHOLDERS TO RECEIVE PAYMENTS OF PRINCIPAL AND INTEREST TO THE EXTENT DESCRIBED IN THE INDENTURE.

EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO REPRESENT EITHER THAT (I) IT IS NOT AND IS NOT PURCHASING ITS INTEREST IN THIS NOTE ON BEHALF OF OR WITH THE ASSETS OF A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW OR (II) ITS PURCHASE OF ITS INTEREST IN THIS NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A SIMILAR VIOLATION OF SIMILAR LAW.

                   MID-STATE CAPITAL CORPORATION 2004-1 TRUST
                        8.900% CLASS B ASSET-BACKED NOTE
                                DUE: August 2037
                           ACCRUAL DATE: July 1, 2004
                               CUSIP: 59560U AD 3

$[________]                                                             No. __

            Mid-State Capital Corporation 2004-1 Trust (the "Issuer"), a Delaware statutory trust governed by a Trust Agreement dated July 13, 2004 (the "Trust Agreement"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $31,383,000 in monthly instalments on the 15th day of each month, or if such date is not a Business Day, the next Business Day thereafter (the "Payment Dates") in each year, commencing on August 15, 2004 and ending on or before the Payment Date in August 2037 (the "Maturity" of such final instalment of principal) and to pay interest accrued during the period from and including the first day of the calendar month preceding the calendar month of such Payment Date to but not including the first day of the calendar month of such Payment Date (the "Interest Accrual Period"), until the principal amount of this Note is paid in full, at the rate of 8.900% per annum, such interest being computed on the basis of a 360-day year of twelve 30-day months and payable monthly on each Payment Date. Instalments of principal of this Note are due and payable in the amounts and on the dates described on the reverse hereof.

            The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. Any instalment of principal or interest which is not paid when and as due shall bear interest at the rate of interest borne by the principal of this Note from the date due to the date of payment thereof, but only to the extent that the payment of such interest shall be lawful and enforceable.

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, Mid-State Capital Corporation 2004-1 Trust has caused this instrument to be duly executed by and under the corporate seal of Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

Dated:                                   MID-STATE CAPITAL CORPORATION 2004-1
                                            TRUST

                                         By: Wilmington Trust Company,
                                             not in its individual
                                             capacity but solely in
                                             its capacity as Owner
                                             Trustee under the Trust
                                             Agreement

[SEAL]
                                         By:
                                            ------------------------------------
                                            Title:

            This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 8.900% Class B Asset-Backed Notes (herein called the "Notes"). The Notes are issued and will be issued under an Indenture dated July 15, 2004 (herein called the "Indenture"), between the Issuer and The Bank of New York, as Indenture Trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. Also issued under the Indenture are the 6.005% Asset-Backed Notes, Class A, 6.497% Asset-Backed Notes, Class M-1 and 8.114% Asset-Backed Notes, Class M-2. The Notes are secured by the collateral pledged as security therefor to the extent provided in the Indenture. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            An instalment of principal shall be paid on the Notes on each Payment Date in the amount equal to the amount available to be paid thereon as principal pursuant to and subject to the priorities set forth in Section 8.02(b) of the Indenture on such Payment Date; provided that the unpaid principal shall be due and payable on the Payment Date occurring in August 2037. Each payment of principal of the Notes shall be allocated among the Notes in proportion to their then remaining unpaid principal amounts. The unpaid principal amount of this Class B Note may be reduced by the allocation to it (in accordance with Section
5.20 of the Indenture) of Class B Realized Loss Amounts without any corresponding payment.

            The rights of the Class B Noteholders to receive payments in respect of principal and interest on the Class B Notes are subordinate to the rights of the Class A Noteholders, the Class M-1 Noteholders and the Class M-2 Noteholders to receive payments of principal and interest to the extent described in the Indenture.

            Payment of the then remaining unpaid principal amount of this Note on the Maturity of its final instalment of principal or on such earlier date as the Issuer shall be required to apply payments received with respect to the collateral securing the Notes to payment of the then remaining unpaid principal amount of this Note or to payment of the Redemption Price payable on any date as of which this Note has been called for redemption in full shall be made upon presentation of this Note to the office or agency of the Issuer maintained for such purpose. Payments of interest on this Note due and payable on each Payment Date, together with any instalment of principal of this Note due and payable on each Payment Date which is also a Payment Date for this Note, shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the Record Date preceding such Payment Date, except that with respect to a Note registered in the name of the nominee of a clearing agency (initially, such nominee to be Cede & Co.) payments will be made by wire transfer in immediately available funds to the account designated by such nominee.

            Checks for amounts due on this Note shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture, at the office or agency in the United States of America designated by the Issuer for such purpose pursuant to the Indenture. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date or by any allocation of a Class B Realized Loss Amount shall be binding upon all Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon.

            If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date which is prior to the Maturity of the final instalment of principal hereof, then the Indenture Trustee, on behalf of the Issuer, will notify the Person who was the registered Holder hereof on the day immediately preceding such Payment Date, and the amount then due and payable shall, if sufficient funds therefor are available, be payable only upon presentation of this Note to the office or agency of the Issuer maintained for such purpose.

            If an Event of Default shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. Reference is hereby made to Article V of the Indenture which sets forth certain events which constitute Events of Default. If any such acceleration of maturity occurs prior to the Maturity of the final instalment of principal of this Note, the amount payable to the Holder of this Note will be equal to the aggregate unpaid principal amount of this Note on the date this Note becomes so due and payable, together with accrued interest on such unpaid principal amount to the date of payment thereof. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein all amounts collected as proceeds of the collateral securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable. In such event, interest on the then unpaid principal amount of all Notes and on any overdue instalments of interest on the Notes following the acceleration of the maturity of the Notes shall accrue and be payable at the Note Interest Rate, but only to the extent that the payment thereof shall be lawful and enforceable.

            The Notes are not prepayable or redeemable at the option or direction of the Issuer except that all of the outstanding Notes may be called for redemption in whole at the option of the Grantor on any Payment Date following the Payment Date on which the Aggregate Outstanding Principal Amount of the Notes is reduced to 10% or less of the aggregate Initial Principal Amount of the Notes, at a redemption price equal to 100% of the aggregate unpaid principal balance of the Notes plus accrued and unpaid interest to the date set for redemption.

            As provided in the Indenture the transfer of this Note may be registered on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees.

            Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered (i) on any Record Date, for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by written notice to the contrary.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer, and the Holders of Notes entitled to 51% or more of the aggregate Voting Rights of all Classes voting together as a single class. The Indenture also contains provisions that permit the Holders of the percentage of the Class or Classes of Notes specified in Section 5.02 of the Indenture, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

            The Notes are issuable only in registered form in the denominations provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate initial principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same, pursuant to the terms and conditions set forth in the Indenture.

            The Issuer has entered into this Indenture and this Note with the intention that, for all purposes including federal, state and local tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Indenture, and each purchaser of a beneficial interest in a Note, agree to treat the Notes for all purposes including federal, state and local tax purposes as indebtedness of the Issuer.

            As provided in the Indenture, this Note and the Indenture shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

            Anything herein to the contrary notwithstanding, neither the Owner Trustee in its individual capacity, any beneficial owner of the Issuer, the Indenture Trustee nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for the payment of principal of and interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in, this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purpose of binding the respective interests of the beneficial owners of the Issuer and the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and the enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

            The Owner Trustee has executed this Note on behalf of the Issuer, not in its individual capacity but solely as owner trustee under the Trust Agreement and the Owner Trustee shall be liable hereunder only in respect of the assets of the Trust created by such Trust Agreement.

            The remedies of the Holder hereof as provided herein and in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust created by the Trust Agreement pledged under the Indenture as security for the Notes. No failure on the part of the holder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy hereunder.

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Class B Notes referred to in the within-mentioned Indenture.

                                         The Bank of New York,
                                             as Indenture Trustee

                                         By:
                                            ------------------------------------
                                                   Authorized Signatory

                                    EXHIBIT E

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

            Subsequent Transfer Agreement, dated ____________, 200 , between Mid-State Capital Corporation 2004-1 Trust, a Delaware statutory trust (the "Issuer"), as pledgor (in such capacity, the "Pledgor"), and The Bank of New York, as indenture trustee (the "Indenture Trustee").

            WITNESSETH:

            WHEREAS, Mid-State Capital Corporation 2004-1 Trust (in its capacity as Issuer) and the Indenture Trustee are parties to that certain indenture dated July 15, 2004 (as amended or supplemented, the "Indenture") relating to the Mid-State Capital Corporation 2004-1 Trust, Asset-Backed Notes, Class A, Class M-1, Class M-2 and Class B; and

            WHEREAS, as contemplated in the Indenture, the Pledgor desires to convey certain Subsequent Mortgage Assets (as hereinafter defined) to the Indenture Trustee.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            Section 1.01. Defined Terms. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

            "Agreement" means this Subsequent Transfer Agreement and all amendments hereof and supplements hereto.

            "Subsequent Mortgage Assets" means the Mortgage Assets identified on the Schedule of Mortgage Assets specified in Section 1.02 hereof.

            "Subsequent Transfer Date" means, with respect to the Subsequent Mortgage Assets conveyed hereby, _______________ ___, 200_.

            Section 1.02. Schedule of Mortgage Assets. Annexed hereto is a supplement to Schedule I to the Indenture listing the Subsequent Mortgage Assets to be conveyed by the Pledgor to the Indenture Trustee pursuant to this Agreement on the Subsequent Transfer Date.

            Section 1.03. Pledge of Subsequent Mortgage Assets by the Pledgor. Subject to the conditions set forth in Section 1.05, in consideration of the Indenture Trustee's delivery upon the order of the Pledgor of an amount equal to $________ (i.e., ___% of the Aggregate Principal Balance of the Subsequent Mortgage Assets as of the Subsequent Transfer Date) to Mid-State Homes, Inc., the Pledgor does hereby Grant its right, title and interest in and to (a) the Subsequent Mortgage Assets listed in the Schedule of Mortgage Assets attached hereto, all property acquired in respect of the Subsequent Mortgage Assets, including the related Mortgage Asset Documents and all Monthly Payments that have not been received prior to the Subsequent Transfer Date, regardless of the Due Date for such Monthly Payment, (b) all new Mortgage Assets originated in connection with the sale of property acquired in respect of Subsequent Mortgage Assets and (c) all proceeds in any way derived from any of the foregoing, including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other assets, including, without limitation, all insurance proceeds and condemnation awards.

            Section 1.04. Representations and Warranties of Pledgor. The Pledgor does hereby reaffirm the representations and warranties set forth in Section
3.11 of the Indenture for the benefit of the Indenture Trustee.

            Section 1.05. Conditions Precedent. The obligation of the Indenture Trustee to accept the Subsequent Mortgage Assets is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the conditions precedent set forth in Section 8.09(b) of the Indenture.

            The Indenture Trustee shall not be required to investigate or otherwise verify satisfaction of the conditions listed in Section 8.09(b) of the Indenture, but shall be entitled to conclusively rely upon one or more Officer's Certificates confirming such fulfillment.

            Section 1.06. Reaffirmation of Indenture. All terms, conditions and provisions of the Indenture are hereby reaffirmed and incorporated by reference by the Pledgor as to the Subsequent Mortgage Assets.

            Section 1.07. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Owner Trustee on behalf of the Pledgor and the Indenture Trustee have caused this Subsequent Transfer Agreement to be duly executed by their respective officers thereunto duly authorized and the seal of the Owner Trustee and of the Indenture Trustee to be hereunto affixed, all as of the day and year first above written

                                         MID-STATE CAPITAL CORPORATION 2004-1
                                            TRUST

                                         By:  Wilmington Trust Company, not in
                                              its individual capacity, but
                                              solely as Owner Trustee of
                                              Mid-State Capital Corporation
                                              2004-1 Trust

                                         By:
                                            ------------------------------------
                                                  Authorized Officer

                                         THE BANK OF NEW YORK,
                                            as Indenture Trustee

                                         By:
                                            ------------------------------------
                                                  Authorized Signatory

                                    EXHIBIT F

                              Form of Certification

                   CERTIFICATION TO BE PROVIDED WITH FORM 10-K

                   MID-STATE CAPITAL CORPORATION 2004-1 TRUST

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing a copy of the Payment Date Statement (as defined in the Indenture, dated July 15, 2004 (the "Indenture"), between Mid-State Capital Corporation 2004-1 Trust, a Delaware statutory trust (the "Issuer"), and The Bank of New York, as indenture trustee (the "Indenture Trustee")), filed in respect of periods included in the year covered by this annual report, of Mid-State Capital Corporation 2004-1 Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Indenture Trustee by the Servicer under the Indenture and the Servicing Agreement, dated July 15, 2004 (the "Servicing Agreement"), among the Issuer, Mid-State Homes, Inc., as servicer (the "Servicer") and the Indenture Trustee, for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon my knowledge and the annual compliance review required under the Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the reports provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Servicing Agreement, that is included in these reports.

6. In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: The Bank of New York.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT G

        Form of Certification to be Provided by the Indenture Trustee

                   MID-STATE CAPITAL CORPORATION 2004-1 TRUST

            Reference is made to the Indenture, dated July 15, 2004 (the "Indenture"), between Mid-State Capital Corporation 2004-1 Trust, a Delaware statutory trust (the "Issuer"), and The Bank of New York, as indenture trustee (the "Indenture Trustee") and to the Servicing Agreement, dated July 15, 2004 (the "Servicing Agreement"), among the Issuer, the Indenture Trustee and Mid-State Homes, Inc., as servicer (the "Servicer"). Pursuant to Section 3.21 of the Indenture, the Indenture Trustee hereby certifies to the Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

7. A Responsible Officer of the Indenture Trustee has reviewed the annual report on Form 10-K for the calendar year [____], and all reports on Form 8-K containing Payment Date Statements filed in respect of periods included in the year covered by that annual report, relating to Mid-State Capital Corporation 2004-1 Trust;

8. The distribution information (to the extent calculated by the Indenture Trustee) in the Payment Date Statements contained in all monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Indenture to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

9. The distribution or servicing information required to be provided to the Indenture Trustee under the Indenture for inclusion in these reports is included in these reports.

                                         THE BANK OF NEW YORK, as Indenture
                                            Trustee

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT H

             FORM OF INITIAL CERTIFICATION OF THE DOCUMENT CUSTODIAN

                                  July 15, 2004

The Bank of New York
101 Barclay Street - 8W
New York, New York  10286

Mid-State Capital Corporation
4211 West Boy Scout Boulevard
Tampa, Florida  33607

Mid-State Homes, Inc.
4211 West Boy Scout Boulevard
Tampa, Florida  33607

      Re:   Mid-State Capital Corporation 2004-1 Trust,
            Asset Backed Notes, Class A, Class M-1,
            Class M-2 and Class B
            -------------------------------------------

Ladies and Gentlemen:

In accordance with the provisions of Section 2.3 of the Custodial Agreement, dated July 15, 2004, among Mid-State Capital Corporation 2004-1 Trust (the "Issuer"), Mid-State Homes, Inc., as servicer, The Bank of New York, as indenture trustee (the "Indenture Trustee"), and Wachovia Bank, National Association, as document custodian (the "Document Custodian"), the undersigned hereby certifies that, except as specified in any list of exceptions attached hereto, it has received the original Account Note or Mortgage Note relating to each of the Mortgage Assets listed on Schedule I to the Indenture, dated July 15, 2004, between the Issuer and the Indenture Trustee.

The Document Custodian has made no independent examination of any documents contained in each Custodial File beyond the review specifically required in the Custodial Agreement in connection with this Initial Certification. The Document Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Custodial File or any of the Mortgage Assets identified in the Mortgage Asset Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Asset.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, Servicing Agreement or Custodial Agreement, as applicable.

                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION,
                                          as Document Custodian

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                    EXHIBIT I

              FORM OF FINAL CERTIFICATION OF THE DOCUMENT CUSTODIAN

                                  July 15, 2004

The Bank of New York
101 Barclay Street - 8W
New York, New York  10286

Mid-State Capital Corporation
4211 West Boy Scout Boulevard
Tampa, Florida  33607

Mid-State Homes, Inc.
4211 West Boy Scout Boulevard
Tampa, Florida  33607

      Re:   Mid-State Capital Corporation 2004-1 Trust,
            Asset Backed Notes, Class A, Class M-1,
            Class M-2 and Class B
            -------------------------------------------

Ladies and Gentlemen:

In accordance with the provisions of Section 2.3 of the Custodial Agreement, dated July 15, 2004, among Mid-State Capital Corporation 2004-1 Trust (the "Issuer"), Mid-State Homes, Inc., as servicer, The Bank of New York, as indenture trustee (the "Indenture Trustee"), and Wachovia Bank, National Association, as document custodian (the "Document Custodian"), the undersigned hereby certifies that, except as specified in any list of exceptions attached hereto, it has reviewed the Mortgage Asset Documents delivered to it on or prior to the Closing Date. Such review was limited to a determination that all documents referred to in the definition of the term Mortgage Asset Documents have been delivered with respect to each such Mortgage Asset (other than the documents related to (i) any Mortgage Asset so listed which has been subject to a Full Prepayment, the proceeds of which have been deposited in the Collection Account in lieu of delivery of the applicable Mortgage Asset Documents and (ii) any Mortgage Asset with respect to which the related Mortgaged Property was foreclosed, repossessed or otherwise converted subsequent to the Cut-off Date and prior to the Closing Date or with respect to which foreclosure proceedings have been commenced and the related Mortgage Asset Documents was required in connection with the prosecution of such foreclosure proceedings and the Issuer has delivered a trust receipt called for by Section 3.13(c) of the Indenture), that all such documents have been executed, and that all such documents relate to the Mortgage Assets listed on the Schedule of Mortgage Assets.

The Document Custodian has made no independent examination of any Mortgage Asset Documents contained in each Custodial File beyond the review specifically required in the Custodial Agreement in connection with this Final Certification. The Document Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Custodial File or any of the Mortgage Assets identified in the Mortgage Asset Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Asset.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, Servicing Agreement or Custodial Agreement, as applicable.

                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION,
                                          as Document Custodian


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------